EXHIBIT 10.1



                                                                  EXECUTION COPY


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                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,
                                    Company,

                           GMAC MORTGAGE CORPORATION,
                                    Servicer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT



                           Dated as of April 28, 2000



                        GMACM Mortgage Loan Trust 2000-J1
                    Residential Asset Mortgage Products, Inc.
            GMACM Mortgage Pass-Through Certificates, Series 2000-J1



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                                TABLE OF CONTENTS

                                                                          Page

Article I      DEFINITIONS.................................................4
      Section 1.01.  Definitions...........................................4
      Section 1.02.  Use of Words and Phrases.............................36
Article II     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE
               OF CERTIFICATES............................................37
      Section 2.01.  Conveyance of Mortgage Loans.........................37
      Section 2.02.  Acceptance by Trustee................................42
      Section 2.03.  Representations, Warranties and Covenants of
                     the Servicer and the Company.........................44
      Section 2.04.  Representations and Warranties of the
                     Seller...............................................45
      Section 2.05.  Execution and Authentication of Certificates.........46
Article III    ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.............47
      Section 3.01.  Servicer to Act as Servicer..........................48
      Section 3.02.  Subservicing Agreements Between Servicer
                     and Subservicers; Enforcement of Subservicers'
                     and Sellers' Obligations.............................49
      Section 3.03.  Successor Subservicers...............................49
      Section 3.04.  Liability of the Servicer............................50
      Section 3.05.  No Contractual Relationship Between
                     Subservicer and Trustee or Certificateholders........50
      Section 3.06.  Assumption or Termination of
                     Subservicing Agreements by Trustee...................50
      Section 3.07.  Collection of Certain Mortgage Loan Payments;
                     Deposits to Custodial Account........................50
      Section 3.08.  Subservicing Accounts; Servicing Accounts............53
      Section 3.09.  Access to Certain Documentation and
                     Information Regarding the Mortgage Loans.............54
      Section 3.10.  Permitted Withdrawals from the Custodial
                     Account..............................................54
      Section 3.11.  Maintenance of the Primary Insurance
                     Policies; Collections Thereunder.....................56
      Section 3.12.  Maintenance of Fire Insurance and
                     Omissions and Fidelity Coverage......................57
      Section 3.13.  Enforcement of Due-on-Sale Clauses;
                     Assumption and Modification Agreements;
                     Certain Assignments..................................58
      Section 3.14.  Realization Upon Defaulted Mortgage Loans............60
      Section 3.15.  Trustee to Cooperate; Release of
                     Mortgage Files.......................................63
      Section 3.16.  Servicing and Other Compensation;
                     Compensating Interest................................64
      Section 3.17.  Periodic Filings with the Securities and
                     Exchange Commission; Additional Information..........65
      Section 3.18.  Annual Statement as to Compliance....................65
      Section 3.19.  Annual Independent Public Accountants'
                     Servicing Report.....................................65
      Section 3.20.  Rights of the Company in Respect of the
                     Servicer.............................................66
      Section 3.21.  Administration of Buydown Funds......................66
Article IV     PAYMENTS TO CERTIFICATEHOLDERS.............................67
      Section 4.01.  Payment Account......................................67

                                TABLE OF CONTENTS
                                  (continued)

                                                                          Page

      Section 4.02.  Distributions........................................67
      Section 4.03.  Statements to Certificateholders.....................77
      Section 4.04.  Distribution of Reports to the Trustee
                     and  the Company; Advances by the Servicer...........77
      Section 4.05.  Allocation of Realized Losses........................79
      Section 4.06.  Reports of Foreclosures and Abandonment
                     of Mortgaged Property................................80
      Section 4.07.  Optional Purchase of Defaulted Mortgage
                     Loans................................................80
      Section 4.08.  Insured Reserve Fund.................................81
      Section 4.09.  Rounding Account.....................................81
      Section 4.10.  Principal Distributions on the Insured
                     Certificates.........................................82
Article V      THE CERTIFICATES...........................................87
      Section 5.01.  The Certificates.....................................87
      Section 5.02.  Registration of Transfer and Exchange of
                     Certificates.........................................88
      Section 5.03.  Mutilated, Destroyed, Lost or Stolen
                     Certificates.........................................94
      Section 5.04.  Persons Deemed Owners................................94
      Section 5.05.  Appointment of Paying Agent..........................94
      Section 5.06.  Optional Purchase of Certificates....................95
Article VI     THE COMPANY AND THE SERVICER...............................97
      Section 6.01.  Respective Liabilities of the Company
                     and the Servicer.....................................97
      Section 6.02.  Merger or Consolidation of the Company
                     or the Servicer; Assignment of Rights and
                     Delegation of Duties by Servicer.....................97
      Section 6.03.  Limitation on Liability of the Company,
                     the Servicer and Others..............................98
      Section 6.04.  Company and Servicer Not to Resign...................99
Article VII    DEFAULT...................................................100
      Section 7.01.  Events of Default...................................100
      Section 7.02.  Trustee or Company to Act; Appointment
                     of Successor........................................101
      Section 7.03.  Notification to Certificateholders..................103
      Section 7.04.  Waiver of Events of Default.........................103
Article VIII   CONCERNING THE TRUSTEE....................................104
      Section 8.01.  Duties of Trustee...................................104
      Section 8.02.  Certain Matters Affecting the Trustee...............105
      Section 8.03.  Trustee Not Liable for Certificates or
                     Mortgage Loans......................................107
      Section 8.04.  Trustee May Own Certificates........................107
      Section 8.05.  Servicer to Pay Trustee's  Expenses;
                     Indemnification.....................................107
      Section 8.06.  Eligibility Requirements for Trustee................108
      Section 8.07.  Resignation and Removal of the Trustee..............108
      Section 8.08.  Successor Trustee...................................109
      Section 8.09.  Merger or Consolidation of Trustee..................110
      Section 8.10.  Appointment of Co-Trustee or Separate
                     Trustee.............................................110
      Section 8.11.  Appointment of Custodians...........................111
      Section 8.12.  Appointment of Office or Agency.....................111
Article IX     TERMINATION...............................................112

                                TABLE OF CONTENTS
                                  (continued)

                                                                          Page

      Section 9.01.  Termination Upon Purchase by the
                     Servicer  or the Company or Liquidation
                     of All Mortgage Loans...............................112
      Section 9.02.  Additional Termination Requirements.................114
Article X      REMIC PROVISIONS..........................................115
      Section 10.01.  REMIC Administration...............................115
      Section 10.02.  Servicer, REMIC Administrator and
                      Trustee Indemnification............................118
      Section 10.03.  Designation of REMIC(s)............................119
      Section 10.04.  Compliance with Withholding Requirements...........119
Article XI     CERTAIN MATTERS REGARDING AMBAC...........................120
      Section 11.01.  Rights of Ambac to Exercise Rights of
                      Insured Certificateholders.........................120
      Section 11.02.  Claims Upon the Ambac Policy; Ambac
                      Policy Payments Account............................120
      Section 11.03.  Effect of Payments by Ambac; Subrogations..........121
      Section 11.04.  Notices and Information to Ambac; Ambac
                      as Third Party Beneficiary.........................121
      Section 11.05.  Trustee to Hold Ambac Policy.......................122
      Section 11.06.  Payment of Insurance Premium.......................122
Article XII    MISCELLANEOUS PROVISIONS..................................123
      Section 12.01.  Amendment..........................................123
      Section 12.02.  Recordation of Agreement; Counterparts.............124
      Section 12.03.  Limitation on Rights of Certificateholders.........125
      Section 12.04.  Governing Law......................................126
      Section 12.05.  Notices............................................126
      Section 12.06.  Required Notices to Rating Agency and
                      Subservicer........................................127
      Section 12.07.  Severability of Provisions.........................128
      Section 12.08.  Supplemental Provisions for
                      Resecuritization...................................128
      Section 12.09.  Allocation of Voting Rights........................128

                                    EXHIBITS

Exhibit A-1:    Form of Class A Certificate
Exhibit A-2:    Form of Class IO Certificate
Exhibit A-3:    Form of Class PO Certificate
Exhibit B:      Form of Class M Certificate
Exhibit C:      Form of Class B Certificate
Exhibit D:      Form of Class R Certificate
Exhibit E:      Mortgage Loan Schedule
Exhibit F:      Form of Request for Release
Exhibit G-1:    Form of Transfer Affidavit and Agreement
Exhibit G-2:    Form of Transferor Certificate
Exhibit H-1:    Form of Investor Representation Letter
Exhibit H-2:    Form of ERISA Representation Letter
Exhibit H-3:    Form of ERISA Legend
Exhibit I:      Form of Transferor Representation Letter
Exhibit J:      Form of Rule 144A Investment Representation Letter
Exhibit K:      Form of Lender Certification for Assignment of
                Mortgage Loan
Exhibit L:      Schedule of Discount Fractions
Exhibit M:      Information to be Included in Monthly Distribution
                Date Statement
Exhibit N:      Form of Initial Certification
Exhibit O:      Form of Final Certification
Exhibit P:      Ambac Policy

     This is the Pooling and Servicing Agreement, dated as of April 28, 2000 (the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as the company (together with its permitted successors and assigns, the "Company"), GMAC MORTGAGE CORPORATION, as servicer (together with its permitted successors and assigns, the "Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

     The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes.

     The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                               Aggregate
                                Initial
                              Certificate                                                     Standard &
               Pass-Through    Principal                                  Maturity              Poor's /       Minimum
 Designation      Rate         Balance          Features(1)                 Date              Fitch IBCA   Denominations(2)
------------   ------------   -----------    -------------------      ----------------        ----------   ---------------

Class A-1         7.50%     $142,000,000.00     Senior                  May 25, 2030            AAA/AAA        $25,000.00
                                             Senior/Accretion
Class A-2         7.50%      $22,640,000.00    Directed               February 25, 2008         AAA/AAA        $25,000.00
                                             Senior/Accrual/Super
Class A-3         7.50%      $28,838,000.00     Senior                  May 25, 2030            AAA/AAA        $25,000.00
Class A-4         7.50%      $25,165,000.00  Senior/Lockout             May 25, 2030            AAA/AAA        $25,000.00
                                                Senior/
Class A-5         7.44%      $26,000,000.00  Retail/Insured             May 25, 2030            AAA/AAA         $1,000.00
                                             Senior/Lockout/
                                                Senior
Class A-6         7.50%        $469,000.00      Support                 May 25, 2030           AAA/AAA         $25,000.00
Class PO          0.00%        $972,378.01   Senior/Principal           May 25, 2030           AAAr/AAA        $25,000.00
                                                 Only
Class IO        Variable            $0.00(4) Senior/Interest            May 25, 2030           AAAr/AAA             (5)
                  Rate(3)                        Only
Class R           7.50%            $100.00   Senior/Residual            May 25, 2030            AAA/AAA             (6)
Class M-1         7.50%      $4,614,600.00     Mezzanine                May 25, 2030             NA/AA         $25,000.00
Class M-2         7.50%      $2,178,900.00     Mezzanine                May 25, 2030             NA/A         $250,000.00
Class M-3         7.50%      $1,281,700.00     Mezzanine                May 25, 2030            NA/BBB        $250,000.00
Class B-1         7.50%        $897,200.00     Subordinate              May 25, 2030            NA/BB         $250,000.00
Class B-2         7.50%        $640,800.00     Subordinate              May 25, 2030             NA/B         $250,000.00
Class B-3         7.50%        $640,901.66     Subordinate              May 25, 2030             NA/NA        $250,000.00



     The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $256,338,579.67.

-----------------


1 The Certificates, other than the Class PO, Class IO, Class B and Class R Certificates shall be Book-Entry Certificates. The Class PO, Class IO, Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2 The Certificates, other than the Class IO and Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate Principal Balance) and integral multiples of $1 (or $1,000 in the case of the Class PO, Class B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of any of the Class PO and Class B-1, Class B-2 and Class B-3 Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000.

3 With respect to the Class IO Certificates and any Distribution Date, a rate equal to the weighted average of the Pool Strip Rate weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off
     Date). The initial Pass-Through Rate for the Class IO Certificates shall be equal to 0.280521%.

4 The initial Notional Amount for the Class IO Certificates shall be equal to $256,338,579.67.

5 The Class IO Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

6 The Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to GMAC Mortgage Corporation as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

     In consideration of the mutual agreements herein contained, the Company, the Servicer and the Trustee agree as follows:

                                   Article I

                                   DEFINITIONS

     Section 1.01. Definitions.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accretion Directed Certificates: The Class A-2 Certificates.

     Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

     Accrual Distribution Amount: With respect to each Distribution Date on or prior to the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-3 Certificates for such date, which will be added to the Certificate Principal Balance thereof pursuant to Section 4.02(b)(ii); provided that, with respect to each Distribution Date on or after the Accretion Termination Date, the entire Accrued Certificate Interest on the Class A-3 Certificates for such date will be payable to the Class A-3 Certificateholders pursuant to Section 4.02(a)(i) hereof to the extent that payments are not required to fully reduce the Accretion Directed Certificates to zero on the Accretion Termination Date; and provided further, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest for that date will be payable to the Class A-3 Certificateholders pursuant to Section 4.02(a)(i) hereof.

     Accrued Certificate Interest: With respect to each Distribution Date, as to any Class of Certificates (other than any Class PO Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of:

     (i) Prepayment Interest Shortfalls on all Mortgage Loans (to the extent not offset by the Servicer with a payment of Compensating Interest as provided in Section 4.01),

     (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses on all Mortgage Loans (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

     (iii)the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess

          Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

     (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Relief Act, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Advance: As to any Mortgage Loan, any advance made by the Servicer, pursuant to Section 4.04.

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation.

     Ambac Default: The existence and continuance of a failure by Ambac to make a payment required under the Ambac Policy in accordance with its terms.

     Ambac Insurance Payment: Any payment made by Ambac with respect to the Insured Certificates under the Ambac Policy.

     Ambac Policy: The Certificate Guaranty Insurance Policy (No. AB0356BE) issued by Ambac for the benefit of the Holders of the Insured Certificates, including any endorsements thereto, attached as Exhibit P.

     Ambac Policy Payments Account: The account established pursuant to Section 11.02(b) hereof.

     Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full received or made after the related

     Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

     Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be, provided that if permitted by the applicable underwriting standards of the Seller, the Appraised Value shall be the value of the Mortgaged Property as stated by the Mortgagor.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

     Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Payment Account Deposit Date,
(iii) any amount deposited in the Payment Account on the related Payment Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Payment Account pursuant to Section 4.07, and (v) any amount that the Servicer is not permitted to withdraw from the Custodial Account pursuant to Section 3.16(e), reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution and (y) amounts permitted to be withdrawn by the Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

     Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $110,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

          (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

               (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and

               (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000, over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

     The Bankruptcy Amount may be further reduced by the Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Ambac Policy in the case of the Class A-5 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee and to Ambac.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Pennsylvania, the State of Minnesota or the State of Maryland (and such other state or states in which the Custodial Account or the Payment Account are at the time located) are required or authorized by law or executive order to be closed.

     Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Payment Account.

     Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

     Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate: Any Class A, Class M, Class B or Class R Certificate.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and , in respect of the Insured Certificates, Ambac to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Class IO Certificate), on any date of determination, an amount equal to:

     (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

     (ii)in the case of each Class A-3 Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

     (iii)the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, however, that solely for the purpose of determining Ambac's rights as subrogee, the Certificate Principal Balance of any Insured Certificate shall be deemed to not be reduced by any principal amounts paid to the Holder thereof from Ambac Insurance Payments, unless such amounts have been reimbursed to Ambac pursuant to Section 4.02 (a)(xvi) or Section 4.02(f); and provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Class: Collectively, all of the Certificates bearing the same designation.

     Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class IO and Class PO Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable.

     Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

     Class IO Certificate: Any one of the Certificates designated as a Class IO Certificate, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-2.

     Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

     Class PO Certificate: Any one of the Certificates designated as a Class PO Certificate, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-3.

     Class PO Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in
Section 4.02(b)(i)(C)(2).

     Class PO Principal Distribution Amount: As defined in Section 4.02.

     Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

     Closing Date: April 28, 2000.

     Code: The Internal Revenue Code of 1986.

     Compensating Interest: With respect to any Distribution Date, an amount (but not in excess of the Servicing Fee for such Distribution Date) equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and resulting from Curtailments during the prior calendar month.

     Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Norwest Center, Sixth and Marquette,

Minneapolis, Minnesota 55479-1026, Attention: Corporate Trust, GMACM Mortgage Pass-Through Certificates, Series 2000-J1.

     Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

     Cumulative Insurance Payments: As of any time of determination, the aggregate of all Ambac Insurance Payments previously made by Ambac under the Ambac Policy minus the aggregate of all payments previously made to Ambac pursuant to Sections 4.02(a)(xvi) and 4.02(f) hereof as reimbursement for Ambac Insurance Payments.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

     Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07, into which the amounts set forth in Section 3.07 shall be deposited directly.

     Custodial Agreement: An agreement that may be entered into among the Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

     Custodian: A custodian appointed pursuant to a Custodial Agreement.

     Cut-off Date: April 1, 2000.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Deceased Owner: A Certificate Owner of an Insured Certificate who was living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of a deceased Certificate Owner causes to be furnished to the Depository evidence of death satisfactory to the Depository Participant and any tax waivers requested by the Depository Participant.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

     Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

     Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     Depository   Participant:   A  broker,  dealer,  bank  or  other  financial
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Determination Date: With respect to any Distribution Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately following such 15th day) of the month of the related Distribution Date.

     Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as on Exhibit L attached hereto.

     Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

     Discount Net Mortgage Rate: 7.50% per annum.

     Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to each Distribution Date and any Mortgage Loan, the period commencing on the second day of the month prior to the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is any of the following: (i) maintained with a federal or state chartered depository institution the accounts of which are insured by the FDIC (to the limits established by the FDIC) and the short-term debt ratings and the long-term deposit ratings of which are rated in one of the two highest rating categories by the Rating Agencies, or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or (iii) in the case of the Payment Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Payment Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Ambac Policy in the case of the Class A-5 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

     Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of

Accrued Certificate Interest on the Senior Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class PO Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

     Event of Default: As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

     Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E) hereof.

     Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

          (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

          (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

          (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

               1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

               2.   by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

          (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

          (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

     Fannie Mae: Federal National Mortgage Association, or Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

     Fitch IBCA: Fitch IBCA, Inc. or its successor in interest.

     Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The Fraud Loss Amount may be further reduced by the Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Ambac Policy in the case of the Class A-5 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee and to Ambac.

     Freddie Mac: Federal Home Loan Mortgage Corporation, or Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     GMAC Mortgage Corporation: GMAC Mortgage Corporation, a Pennsylvania corporation, in its capacity as seller of the Mortgage Loans to the Company, and any successor thereto.

     Guaranteed Distribution: With respect to the Class A-5 Certificates as of any Distribution Date (after application of amounts in the Insured Reserve Fund and any Compensating Interest allocated to the Class A-5 Certificates), the distribution to be made to the Holders of the Class A-5 Certificates in an aggregate amount equal to the sum of (1) the Accrued Certificate Interest thereon, (2) the principal portion of any Realized Losses allocated to the Class A-5 Certificates on such Distribution Date, and (3) the Certificate Principal Balance of the Class A-5 Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement.

     Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

     Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Indirect Depository Participant: An institution that is not a Depository Participant but clears through or maintains a custodial relationship with Participants and has access to the Depository's clearing system.

     Individual Insured Certificate: An Insured Certificate that evidences $1,000 Initial Certificate Principal Balance.

     Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Preliminary Statement hereto.

     Initial Subordinate Class Percentage: Initial Subordinate Class Percentage:
With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

                        Class M-1: 1.80%   Class B-1: 0.35%
                        Class M-2: 0.85%   Class B-2: 0.25%
                        Class M-3: 0.50%   Class B-3: 0.25%

     Insurance Premium: With respect to the Ambac Policy and any Distribution Date, an amount equal to one-twelfth (1/12) of 0.06% of the Certificate
Principal Balance of the Insured Certificates immediately prior to such Distribution Date.

     Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding the Ambac Policy), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

     Insured Certificateholder: A Holder of an Insured Certificate.

     Insured Certificates: Any one of the Class A-5 Certificates.

     Insured Reserve Fund: The account  established  and maintained  pursuant to
Section 4.08 herein.

     Insured Reserve Withdrawal: As defined in Section 4.08.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

     Interest  Accrual  Period:   With  respect  to  any  Certificates  and  any
Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

     Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

     Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

     Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

     Living Owner: A Certificate Owner of an Insured Certificate other than a Deceased Owner.

     Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Lockout Certificates: Any one of the Class A-4 Certificates and Class A-6 Certificates.

     Lockout Percentage: With respect to any Distribution Date occurring prior to the Distribution Date in May 2005, 0%. With respect to any Distribution Date thereafter, the percentage indicated below:

Distribution Date                  Lockout Distribution Percentage
----------------------------       -------------------------------------

May 2005 through April 2006                      30%
May 2006 through April 2007                      40%
May 2007 through April 2008                      60%
May 2008 through April 2009                      80%
May 2009 and thereafter                          100%

     Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02(a).

     Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to
Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

      Maturity Date: With respect to each Class of Certificates, other than the Class A-2 Certificates, May 25, 2030, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. With respect to the Class A-2 Certificates, February 25, 2008, which is the date on which the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero, assuming, among other things that no prepayments, no Realized Losses and no Prepayment Interest Shortfalls occur with respect to the Mortgage Loans.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS(R)   System:   The  system  of   recording   transfers   of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

     Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

     MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

     Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

     Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related

Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

     Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit E (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

     (a)  loan number and name of the Mortgagor;
     (b) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code;
     (c)  the Loan-to-Value Ratio;
     (d)  the original principal balance and date of the Mortgage Note;
     (e)  the first Due Date;
     (f)  the type of Mortgaged Property;
     (g)  the scheduled monthly payment in effect as of the Cut-off Date;
     (h)  the principal balance as of the Cut-off Date;
     (i)  the Mortgage Rate as of the Cut-off Date;
     (j)  the occupancy status;
     (k)  the purpose of the Mortgage Loan;
     (l)  the  paid-through  date of the Mortgage  Loan;
     (m)  the  documentation   type;  and
     (n) the code "Y" under the column "BUYDOWN", indicating that the Mortgage Loan is a Buydown Mortgage Loan.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage  Note:   The  originally   executed  note  or  other  evidence  of
indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Pool: The pool of mortgage loans consisting of the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

     Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, the related Mortgage Rate minus the sum of (1) the Servicing Fee Rate and (2) the Trustee Fee Rate.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

     Non-United States Person: Any Person other than a United States Person.

     Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage
Loan) which, in the good faith judgment of the Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Servicer pursuant to Section 4.02(a) hereof. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and Ambac promptly following such determination.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

     Notional Amount: As of any Distribution Date, with respect to any Class IO Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such date.

     Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurer or Assistant Secretaries of the Company or the Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Servicer, who may be counsel for the Company or the Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Rate: With respect to the Class A Certificates (other than the Class IO and the Class PO Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class IO Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class IO Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.280521% per annum. The Class PO Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

     Payment Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Norwest Bank Minnesota, National Association, as trustee, in trust for the registered holders of Residential Asset Mortgage Products, Inc., GMACM Mortgage Pass-Through Certificates, Series 2000-J1" and which must be an Eligible Account.

     Payment Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

     Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all the Certificates of the same Class. With respect to a Class IO or a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

     Permitted Investments: One or more of the following:

          (i)  obligations  of or guaranteed as to principal and interest by the
     United  States  or  any  agency  or   instrumentality   thereof  when  such
     obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

          (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

          (v) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser; and

          (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

PROVIDED, HOWEVER, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch IBCA, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, and either A-1 by Standard & Poor's or F-1 by Fitch IBCA in the case of Fitch IBCA.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

     Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

     Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00% per annum).

     Prepayment Assumption: A prepayment assumption of 225% of the prepayment speed assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The prepayment speed assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

     Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

          (i) For any Distribution Date prior to the Distribution Date in May 2005 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates) have been reduced to zero), 0%.

          (ii) For any Distribution Date for which clause (i) above does not apply, and on which any Class of Subordinate Certificates are outstanding:

               in the case of the Class of Subordinate Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

               in the case of each other Class of Subordinate Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

          (iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

     Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

     Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the preceding calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

     Prepayment Period: As to any Distribution Date and Prepayment in Full, the period commencing of the 16th day of the month prior to that Distribution Date and ending on the 15th day of the month in which the Distribution Date occurs.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

     Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between GMAC Mortgage Corporation, as seller, and the Company, as purchaser, and all amendments thereof and supplements thereto.

     Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

     Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

     (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution);

     (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

     (iii)have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution;

     (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

     (v) comply with each representation and warranty set forth in Section 7.02 of the Purchase Agreement; and

     (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan,

     (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class IO Certificates; and

     (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

     Random Lot: With respect to any Distribution Date, the method by which the Depository will determine which Insured Certificates will be paid, using its established random lot procedures or, if the Insured Certificates are no longer represented by a Book-Entry Certificate, using the Trustee's procedures.

     Rating Agency: Standard & Poor's and Fitch IBCA with respect to the Senior Certificates and Fitch IBCA with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Servicer.

     Realized Loss: With respect to each Mortgage Loan (or REO Property):

     (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Servicer or any Subservicer with respect to related Advances or expenses as to which the Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

     (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

     (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

     (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time.

     Relief Act Shortfalls: Shortfalls in interest payable by a Mortgagor that is not collectible from the Mortgagor pursuant to the Relief Act.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

     REMIC Administrator: Norwest Bank Minnesota, National Association; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Servicer or Trustee acting as Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     REO Acquisition: The acquisition by the Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to
Section 3.14.

     REO Disposition: As to any REO Property, a determination by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

     REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

     REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

     REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement or the related Subservicing Agreement in respect of such Mortgage Loan.

     Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

     Rounding Account: With respect to the Insured Certificates, the account created and maintained pursuant to Section 4.09.

     Rounding Amount: With respect to the Rounding Account, the amount of funds, if any, needed to be withdrawn and used to round the amount of any distributions in reduction of the Certificate Principal Balance of the Insured Certificates upward to the next higher integral multiple of $1,000.

     Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit L.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, GMAC Mortgage Corporation.

     Senior   Accelerated   Distribution   Percentage:   With   respect  to  any
Distribution Date occurring on or prior to the 60th Distribution Date, 100%. With respect to any Distribution Date thereafter, as follows:

          (i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

          (ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

          (iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

          (iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

PROVIDED, HOWEVER,

     (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

          (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

          (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

     (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class PO Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

     Senior Certificate: Any one of the Class A or Class R Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A and Exhibit D respectively.

     Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i), Section 4.02(a)(ii)(X), Section 4.02(b)(ii), and the amount of the Insurance Premium; or, after the Credit Support Depletion Date, the amount required to be distributed to the Class PO Certificateholders pursuant to
Section 4.02(d), Section 4.02(b)(ii), and the amount of the Insurance Premium; and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y),
(xvii) and (xviii).

     Senior Support Certificate: Any one of the Class A-6 Certificates.

     Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Servicer or any Affiliate of the

Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

     Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Servicer in respect of servicing compensation that accrues at the Servicing Fee Rate.

     Servicing Fee Rate: 0.25% per annum.

     Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     Special Hazard Amount: As of any Distribution Date, an amount equal to $2,563,386 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 49.14% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

     The Special Hazard Amount may be further reduced by the Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Ambac Policy in the case of the Class A-5 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee and to Ambac.

     Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to
Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

     Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

     Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

     Subordinate Percentage: As of any Distribution Date, 100% minus the related Senior Percentage as of such Distribution Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related

Subordinate Class Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A) to the extent not payable to the Senior Certificates; (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates; (iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.


     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

     Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement.

     Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

     Subservicing Agreement: The written contract between the Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer, if any.

     Super Senior Optimal Principal Distribution Amount: As of any Distribution Date on or after the Credit Support Depletion Date the product of (a) the then-applicable Super Senior Optimal Percentage and (b) the sum of the amounts set forth in Section 4.02(a)(ii)(Y)(A), (B), (C), (D) and (E).

     Super Senior Optimal Percentage: As of any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Senior Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

     Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the REMIC due to their classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trust Fund: The segregated pool of assets, with respect to which a REMIC is made pursuant to this Agreement, consisting of:

          (i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

          (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Payment Account and identified as belonging to the Trust Fund,

          (iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

          (iv) the hazard insurance policies and Primary Insurance Policies, if any, and

          (v) all proceeds of clauses (i) through (iv) above.

     Trustee Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Trustee in respect of Trustee compensation that accrues at the Trustee Fee Rate.

     Trustee Fee Rate: 0.009%.

     Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

     Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

     United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in
Section 7701(a)(30)(E) of the Code.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, as designated in Section 12.09.

     Section 1.02. Use of Words and Phrases.

     "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   Article II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans.

     (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee for the benefit of the Certificateholders without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver the Ambac Policy to the Trustee for the benefit of the Holders of the Class A-5 Certificates.

     (b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

     (i) The original Mortgage Note, endorsed without recourse in blank, or in the name of the Trustee as trustee, and signed by an authorized officer (which endorsement shall contain either an original signature or a facsimile signature of an authorized officer of the Seller, and if in the form of an allonge, the allonge shall be stapled to the Mortgage Note), with all intervening endorsements showing a complete chain of title from the originator to the Seller. If the Mortgage Loan was acquired by the endorser in a merger, the endorsement must be by "____________, successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the endorser while doing business under another name, the endorsement must be by "____________ formerly known as [previous name]";

     (ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan, if the Mortgage is registered on the MERS(R) System, and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

     (iii)The original of any guarantee executed in connection with the Mortgage Note, if applicable;

          (iv) Any rider or the original of any modification agreement executed in connection with the related Mortgage Note or Mortgage, with evidence of recording if required by applicable law;

     (v) Unless the Mortgage Loan is registered on the MERS(R)System, an original Assignment or Assignments of the Mortgage (which may be included in a blanket assignment or assignments) from the Seller to "Norwest Bank Minnesota, National Association, as Trustee under that certain Pooling and Servicing Agreement dated as of April 28, 2000, for GMACM Mortgage Pass-Through Certificates, Series 2000-J1" c/o the Servicer at an address specified by the Servicer, and signed by an authorized officer, which assignment shall be in form and substance acceptable  for  recording.  If the Mortgage  Loan was acquired by the assignor in a merger, the assignment must be by "______________________ , successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the assignor while doing business under another name, the assignment must be by "________________ formerly known as [previous name]";

     (vi) Originals of all intervening assignments of mortgage, which together with the Mortgage shows a complete chain of title from the originator to the Seller (or to MERS, if the Mortgage Loan is registered on the MERS(R) System, and which notes the presence of a MIN), with evidence of recording thereon;

          (vii)The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued,
     (i) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured, (ii) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally or
     (iii) other evidence of title insurance acceptable to Fannie Mae or Freddie Mac, in accordance with the Fannie Mae Seller/Servicer Guide or Freddie Mac Seller/Servicer Guide, respectively;

     (viii) A certified true copy of any power of attorney, if applicable; and

     (ix) Originals  of  any  security   agreement,   chattel  mortgage  or  the
          equivalent executed in connection with the Mortgage, if any.

     and (II) with respect to each Cooperative Loan so assigned:

          (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Seller;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii)The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)  The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii)Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) An executed UCC-1 financing statement showing the Seller as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) In the event that in connection with any Mortgage Loan the Company cannot deliver (a) the original recorded Mortgage (or evidence of submission to the recording office), (b) all interim recorded assignments, (c) the original recorded modification agreement, if required, or (d) the original lender's title insurance policy (together with all riders thereto) satisfying the requirements of clause (b)(I)(ii), (iv), (vi) or (vii) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (b)(I)(ii), (iv) or (vi) above, or because the title policy has not been delivered to the Seller by the title insurer in the case of clause (b)(I)(vii) above, the Company shall request the Seller to use its best efforts to deliver to the Custodian, if any, or the Trustee, in the case of clause (b)(I)(ii), (iv) or (vi) above, such original Mortgage, such interim assignment, or such modification agreement, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or modification agreement or a copy thereof, certified, if appropriate, by the relevant recording office, or the original lender's title policy be made later than one (1) year following the Closing Date; provided, however, in the event the Company is unable to deliver by such dates each Mortgage and each such interim assignment or modification agreement by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment or modification agreement, because the related Mortgage has not been returned by the appropriate recording office, the Company shall request the Seller to deliver such documents to the Custodian, if any, or the Trustee as promptly as possible upon receipt thereof and, in any event, within 540 days following the Closing Date. In lieu of the Mortgage Notes relating to the Mortgage Loans, each as identified in the list delivered by the Seller to the Trustee or Custodian on the Closing Date, the Seller may deliver a lost note affidavit from the Seller stating that the original Mortgage Note was lost, misplaced or destroyed, and, if available, a copy of each original Mortgage Note; provided, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Custodian, if any, or the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loan in the Payment Account on the Closing Date.

     In connection with any Mortgage Loan, if the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Custodian, if any, or the Trustee a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

     (d) The Servicer shall forward or cause to be forwarded to the Custodian, if any, or the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Seller.

     All original documents relating to the Mortgage Loans which are not delivered to the Custodian, if any, or the Trustee are and shall be held by the Servicer in trust as agent for the Trustee on behalf of the Certificateholders.

     Except as may otherwise expressly be provided herein, none of the Seller, the Servicer or the Trustee shall assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or permit the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance of, any other Person.

     The Seller shall cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of
Section 2.01(b). If any Form UCC-3 or Form UCC-1, as applicable, is lost or returned unfiled to the Servicer because of any defect therein, the Servicer shall prepare a substitute Form UCC-3 or Form UCC-1, as applicable, or cure such defect, and cause such Form UCC-3 or Form UCC-1, as applicable, to be filed in accordance with this paragraph. The Servicer shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public filing office) with evidence of filing indicated thereon upon receipt thereof from the public filing office, but in no event shall such Form UCC-3, Form UCC-1 or a Form UCC-1 required to be delivered pursuant to clause (II)(vi) of Section 2.01(b) be delivered to the Custodian, if any, or the Trustee, later than 540 days following the Closing Date. In connection with its servicing of Cooperative Loans, the Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

     In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Servicer further agrees that it will cause, at the Servicer's own expense, on or prior to the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Servicer to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Servicer agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

     (e)  [Reserved].

     (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, if the Mortgage Loans are held to be property of the Company or of GMAC Mortgage Corporation, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in
          Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Payment Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of GMAC Mortgage Corporation's right
          (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by GMAC Mortgage Corporation to the Company pursuant to the Purchase Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents, goods, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 8-106, 9-305 and 9-115 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

     The Company and, at the Company's direction, GMAC Mortgage Corporation and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of GMAC Mortgage Corporation, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of GMAC Mortgage Corporation or the Company and (3) any transfer of any interest of GMAC Mortgage Corporation or the Company in any Mortgage Loan. The Company shall file or cause to be filed the original filing necessary under the Uniform Commercial Code to perfect the Trustee's security interest in or lien on the Mortgages.

     Section 2.02. Acceptance by Trustee.

     The Trustee acknowledges that the Custodian, acting on behalf of the Trustee, has received (subject to any exceptions noted in the initial certification described below), the documents referred to in Section 2.01 and that the Trustee has received all other assets included in the definition of "Trust Fund" and declares that it holds or will hold the assets included in the definition of "Trust Fund" (to the extent delivered or assigned to the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders.

     The Trustee agrees, for the benefit of the Certificateholders and Ambac, to cause the Custodian to review each Mortgage File on or before the Closing Date to verify that such Mortgage File includes a Mortgage Note and to execute and deliver, or cause to be executed and delivered, to the Seller, the Trustee, the Servicer and Ambac an initial certification substantially in the form annexed hereto as Exhibit N. Pursuant to the Custodial Agreement, in conducting such review, the Custodian is required to ascertain whether all required documents have been executed and received, and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage loans it has received. Neither the Custodian nor the Trustee shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded, or are in recordable form or that they are other than what they purport to be on their face.

     Within 180 days of the Closing Date the Trustee will cause the Custodian to review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver to the Seller, the Servicer and Ambac a final certification substantially in the form annexed hereto as Exhibit O.

     If, in the process of reviewing the Mortgage Files and preparing the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Custodian is required pursuant to the Custodial Agreement, to notify the Trustee, Ambac, the Company and the Seller, and the Trustee shall request that the Seller cure any such defect within 90 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, the Trustee shall request on behalf of the Certificateholders that the Seller either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.04, or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, substitution or repurchase must occur within 90 days from the date such breach was discovered. It is understood and agreed that the obligation of the Seller to cure a material defect in, or substitute for, or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders. The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Trustee in the Payment Account, or upon receipt by the Servicer in the Custodial Account. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall require as necessary to vest in the Seller ownership of any Mortgage Loan released pursuant hereto and at such time the Trustee shall have no further responsibility with respect to the related Mortgage File.

     In  furtherance  of  the  foregoing,  if the  Subservicer  or  Seller  that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

     Section 2.03. Representations, Warranties and Covenants of the Servicer and the Company.

     (a) The Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

     (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

     (ii) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

     (iii)This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

     (iv) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

     (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

     (vi) The Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

     (vii)No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Servicer will, to the knowledge of the Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

     (viii)The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Custodian, if any, or the Trustee.

     Section 2.04. Representations and Warranties of the Seller.

     The Company hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Purchase Agreement insofar as the Purchase Agreement relates to the representations and warranties made by the Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in the Purchase Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Purchase Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Servicer shall promptly notify the Seller of such breach and request that the Seller either (i) cure such breach in all material respects within 90 days from the date the Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Purchase Agreement the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, the Seller shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified
Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the Purchase Agreement as of the date of substitution.

     In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). The Servicer shall deposit the amount of such shortfall received for the Seller into the Custodial Account on the day of substitution. The Servicer shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) any portion of the REMIC to fail to qualify as such at any time that any Certificate is outstanding.

     It is understood and agreed that the obligation of the Seller to cure such breach or purchase (or to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. In connection with the purchase of or substitution for any such Mortgage Loan by the Seller, the Trustee shall assign to the Seller all of the right, title and interest in respect of the Purchase Agreement applicable to such Mortgage Loan.

     Section 2.05. Execution and Authentication of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

                                  Article III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 3.01. Servicer to Act as Servicer.

     (a) The Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R)System, or cause the removal from the registration of any Mortgage Loan on the MERS(R)System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
          Section 3.13(d) hereof) and cause the REMIC formed under this Agreement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Servicer or any Subservicer pursuant to such powers of attorney. In connection with servicing and administering the Mortgage Loans, the Servicer and any Affiliate of the Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with
          Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

     (b) All costs incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

     (c) The Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Servicer of amounts received by the Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Servicer hereunder.

     Section 3.02. Subservicing Agreements Between Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

     (a) The Servicer may enter into Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Servicer in respect of such Mortgage Loan. Any Subservicing Fee shall be paid by the Servicer out of the Servicing Fee for the related Mortgage Loans. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer.

     Section 3.03. Successor Subservicers.

     The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Servicer or the Subservicer, the Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement.

     Section 3.04. Liability of the Servicer.

     Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

     Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06.

     Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

     (a) If the Servicer shall for any reason no longer be the servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

     (b) The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

     Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

     (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Note for a period not greater than 180 days; PROVIDED, HOWEVER, that the Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; PROVIDED, HOWEVER, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); PROVIDED, HOWEVER, that the Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable; and PROVIDED, FURTHER, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate, the Servicing Fee Rate, the Trustee Fee Rate, and the rate at which the Insurance Premium accrues. In connection with any Curtailment of a Mortgage Loan, the Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3). The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     (b) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts held in trust, entitled "GMAC Mortgage Corporation Custodial Account in trust for the benefit of the Holders of GMACM Mortgage Pass-Through Certificates, Series 2000-J1." Each Custodial Account shall be an Eligible Account. The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, and the other accounts of the Servicer.

     Within two Business Days of receipt, except as otherwise specifically provided herein, the Servicer shall deposit or cause to be deposited the following payments and collections remitted by subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on such Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

     (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

     (ii) All payments on account of interest at the Net Mortgage Rate on the Mortgage Loans, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred, minus the amount of any interest paid by a Mortgagor in connection with a Principal Prepayment in Full for the calendar month in which such Principal Prepayment is to be distributed pursuant to Section 4.02;

     (iii)Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

     (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02,
          2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.04;

     (v)  Any amounts required to be deposited pursuant to Section 3.07(c); and

     (vi) All amounts transferred from the Payment Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain records with respect to all deposits made pursuant to this Section. All funds deposited in the Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.10.

     With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

     (c) The Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Payment Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized without any right of reimbursement.

     Section 3.08. Subservicing Accounts; Servicing Accounts.

     (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall be acceptable to the Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before each Determination Date, the Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Servicer.

     (b) In addition to the Custodial Account and the Payment Account, the Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall be hold in trust, entitled "GMAC Mortgage Corporation Servicing Account in trust for the benefit of the of the Holders of GMACM Mortgage Pass-Through Certificates, Series 2000-J1." Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

     (c) The Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

     Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

     If compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Servicer. The Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Servicer.

     Section 3.10. Permitted Withdrawals from the Custodial Account.

     (a) The Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

     (i) to make deposits into the Payment Account in the amounts and in the manner provided for in Section 4.01;

     (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to
          Section 2.02, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

     (iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

     (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

     (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

     (vi) to pay the Seller, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

     (vii)to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Servicer pursuant to Section 4.02(a);

     (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise;

     (ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

     (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

     (b)  Since, in connection with withdrawals pursuant to clauses (ii), (iii),
          (v) and (vi), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

     (c) The Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Payment Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Payment Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Servicer or the related Subservicer).

     Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

     (a) The Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect a Primary Insurance Policy in the case of each Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the appraised value based on the most recent appraisal of the Mortgaged Property performed by a qualified appraiser, such appraisal to be included in the related servicing file. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

     (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to
          Section 3.10.

     Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

     (a) The Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of (i)(A) the greater of the principal balance owing on such Mortgage Loan and (B) the percentage such that the proceeds thereof shall be sufficient to prevent the application of a co-insurance clause; if the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or
          (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended; or (ii) 100 percent of the insurable value of the improvements. The Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to
          Section 3.07, any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

     If the Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this
Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Payment Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Servicer shall be made on the Payment Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

     (b) The Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer's officers and employees and other persons acting on behalf of the Servicer in connection with its activities under this Agreement. The amount of coverage, taken together, shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, with respect to the Servicer if the Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements set forth above.

     Section  3.13.   Enforcement   of  Due-on-Sale   Clauses;   Assumption  and
Modification Agreements; Certain Assignments.

     (a) When any Mortgaged Property is conveyed by the Mortgagor, the Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

     (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; PROVIDED, HOWEVER, that in connection with any such assumption, no material term of the Mortgage Note may be changed. Upon receipt of appropriate instructions from the Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Servicer. Upon the closing of the transactions contemplated by such documents, the Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer or such Subservicer as additional servicing compensation.

     (c) The Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of the REMIC would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Servicer or the related Subservicer for processing such a request will be retained by the Servicer or such Subservicer as additional servicing compensation.

     (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit K, in form and substance satisfactory to the Trustee and Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage;
          (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

     Section 3.14. Realization Upon Defaulted Mortgage Loans.

     (a) The Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities, as shall meet the requirements of the Insurer under any Required Insurance Policy, and as shall be consistent with the provisions of this Agreement. With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the
          Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. The Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Servicer pursuant to this Section 3.14(a), the Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. If the Servicer has knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one
          (1) mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

     The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae guidelines, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders.

     Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

     (b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a Curtailment of the related Mortgage Loan.

     (c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer on behalf of the Trust Fund shall dispose of such REO Property within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of the REMIC as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Servicer (subject to Section 10.01(f)) obtains for the Trustee an

          Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to all Servicing Fees and Subservicing Fees payable therefrom (and the Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); third, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; fourth, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that, if such recovery is of an amount previously allocated to one or more Classes of Certificates as a Realized Loss, such recovery shall be allocated among such Classes in the same proportions as the allocation of such Realized Losses and, if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); and fifth, to Foreclosure Profits.

     (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

     Section 3.15. Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian, if any, or the Trustee (if it holds the related Mortgage File) by delivery of a Request for Release substantially in one of the forms attached hereto as Exhibit F requesting delivery to it of the Mortgage File. The Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Payment Account.

     (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Servicer shall deliver a Request for Release to the Custodian, if any, or the Trustee (if it holds the related Mortgage File) requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee (if it holds the related Mortgage File) or the Custodian shall deliver the Mortgage File or any document therein to the Servicer. The Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered directly or through a Subservicer to the Trustee and the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of any such Mortgage Loan, the Custodian, if any, or the Trustee shall deliver the Request for Release with respect thereto to the Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

     (c) The Servicer on the Trustee's behalf shall execute and deliver to the Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     (d) Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Custodian, if any, or the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any related Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Custodial Account(s), shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Custodial Account, Payment Account or any related Servicing Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     Section 3.16. Servicing and Other Compensation; Compensating Interest.

     (a) The Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to
          Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

     (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or otherwise shall be retained by the Servicer or the Subservicer to the extent provided herein, subject to clause
          (e) below.

     (c) The Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, certain expenses of the Trustee as provided in Section 8.05, and the fees and expenses of any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

     (d) The Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Servicer under this Agreement.

     (e) Notwithstanding any other provision herein, the amount of the Servicing Fee that the Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. In making such reduction, the Servicer will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii).

     Section 3.17. Periodic Filings with the Securities and Exchange Commission; Additional Information.

     The Servicer shall prepare or cause to be prepared for filing with the Securities and Exchange Commission (the "Commission") any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended.

     The Trustee agrees promptly to furnish to the Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Certificates and the Mortgage Loans as is reasonable to prepare and file all necessary reports with the Commission.

     Section 3.18. Annual Statement as to Compliance.

     The Servicer shall deliver to the Seller, the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing in its fiscal year ending December 31, 2000, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and
(ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof except for such defaults as such officer in his or her good faith judgment believes to be immaterial.

     Section 3.19. Annual Independent Public Accountants' Servicing Report.

     On or  before  90  days  after  the  end of  the  Servicer's  fiscal  year, commencing in its 2000 fiscal year, the Servicer at its expense shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Seller to the effect that such firm has examined certain documents and records relating to the Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this Section, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

     Section 3.20. Rights of the Company in Respect of the Servicer.

     The Servicer shall afford the Seller and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

     Section 3.21. Administration of Buydown Funds.

     (a) With respect to any Buydown Mortgage Loan, the Servicer will withdraw from the account that satisfies the requirements for a Subservicing Account (the "Buydown Account") the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and deposit that amount in the Custodial Account together with the related payment made by the Mortgagor or advanced by the Subservicer.

     (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Servicer shall withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related Primary Insurance Policy), the Servicer shall withdraw from the Buydown

Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and deposit the same in the Custodial Account or, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   Article IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     Section 4.01. Payment Account.

     (a) The Trustee shall establish and maintain a Payment Account in which the Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Payment Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Payment Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Payment Account pursuant to Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

     (b) The Trustee may invest or cause the institution maintaining the Payment Account to invest the funds in the Payment Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Payment Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Payment Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Trustee out of its own funds immediately as realized without any right of reimbursement.

     Section 4.02. Distributions.

     (a) On each Distribution Date (x) the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute first to Ambac the Insurance Premium, second to the Trustee, the Trustee Fee and payment for any servicing transfer expenses reimbursable to the Trustee pursuant to Section 7.02(a), and that have not been paid or reimbursed to the Trustee by the Servicer, third to the Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Servicer or a Subservicer pursuant to Section 4.02(a)(iii) below, and fourth to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Trustee or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share with respect to each Class of Certificates, shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b) below), in each case to the extent of the Available Distribution Amount:

          (i) to the Senior Certificates (other than the Class PO Certificates, and on or prior to the Accretion Termination Date, the Class A-3 Certificates to the extent of the Accrual Distribution Amount) on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a) plus, to any Class A-5 Certificate, any Insured Reserve Withdrawal pursuant to Section 4.08, any amounts withdrawn from the Rounding Account pursuant to Section 4.09, and any amounts paid under the Ambac Policy pursuant to Section 11.02, in each case in respect of interest; and

          (ii) (X) to the Class PO Certificates, the Class PO Principal Distribution Amount (as defined in Section 4.02(b)(i) herein); and

               (Y) to the Senior Certificates (other than the Class PO Certificates), in the priorities and amounts set forth in Section 4.02(b) through (d), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

          (A) the Senior Percentage for such Distribution Date times the sum of the following:

               (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

               (2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Sections 2.02, 2.04 or 4.07, and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.02 or Section 2.04, during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

               (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the preceding calendar month or, in the case of Principal Prepayment in Full, during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

          (B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
     3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C));

          (C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

          (D) any Excess Subordinate Principal Amount for such Distribution Date; and

          (E) any amounts described in subsection (ii)(Y),  clauses (A), (B) and
     (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

          (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

          (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (v) to the Holders of the Class M-1  Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

          (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (vii) to the Holders of the Class M-2 Certificates, an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and
     (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

          (viii)to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (ix) to the Holders of the Class M-3 Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

          (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xi) to the Holders of the Class B-1 Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

          (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

          (xiv) to the Holders of the Class B-3 Certificates, an amount equal to
     (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a) (xv) are insufficient therefor;

          (xv) to the Holders of the Class B-3 Certificates,  an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

          (xvi) to Ambac, as subrogee of the Insured Certificateholders, to reimburse Ambac for claims paid under the Ambac Policy, an amount equal to Cumulative Insurance Payments on the Insured Certificates;

          (xvii)to the Senior Certificates, in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

          (xviii) to the Class R Certificates, the balance, if any, of the Available Distribution Amount.

     Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Servicer to make any required Advance, or the determination by the Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

     (b)  Distributions  of  principal  on  the  Senior   Certificates  on  each
Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

          (i) first, to the Class PO Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class PO Principal Distribution Amount") equal to the aggregate of:

          (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

     (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated

          Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

     (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

     (E) the amount of any Class PO Collection Shortfalls for such Distribution Date and the amount of any Class PO Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

          (ii) the Accrual Distribution Amount shall be distributed to the Accretion Directed Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

          (iii) the Senior Principal Distribution Amount shall be distributed first to the Lockout Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, in reduction of the Certificate Principal Balances thereof, in an aggregate amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class PO Certificates)) of the aggregate of the collections described in clauses (ii)(Y)(A), (B), (C) and (E) of Section 4.02(a), without application of the Senior Percentage and Senior Accelerated Distribution Percentage;

provided that, if the aggregate of the amounts set forth in clauses  (ii)(Y)(A),
(B), (C) and (E) of Section 4.02(a) is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount, the Class PO Principal Distribution Amount and the Accrual Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balances thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class PO Certificates)) of such difference;

          (iv) the balance of the Senior Principal Distribution Amount remaining after the distribution, if any, described in clause (iii) above shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (v) for each Distribution Date on or after May 2003, an amount equal to the lesser of (A) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses
     (iii) and (iv)  above,  plus any  Insured  Reserve  Withdrawal  pursuant to
     Section 4.08, any amounts  withdrawn from the Rounding  Account pursuant to
     Section  4.09,  and any  amounts  paid under the Ambac  Policy  pursuant to
     Section 11.02, in each case in respect of principal, and (B) $26,000, will be distributed to the Insured Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

          (vi) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (v) above shall be distributed, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

          (vii) an amount equal to the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (vi) above, plus any Insured Reserve Withdrawal pursuant to Section 4.08, any amounts withdrawn from the Rounding Account pursuant to Section 4.09, and any amounts paid under the Ambac Policy pursuant to Section 11.02, in each case in respect of principal, shall be distributed to the Insured Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

          (viii)the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (vii) above shall be distributed to the Lockout Certificates, on a pro rata basis in accordance with the respective Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero.

     (c) On or after the Credit Support Depletion Date but prior to the reduction of the Certificate Principal Balance of the Senior Support Certificates to zero, all priorities relating to distributions as described in
Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class PO Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class PO Certificates,
(ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class PO Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances, and
(iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein; provided that the aggregate amount distributable to the Senior Support Certificates and Class A-3 Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount will be distributed among such Certificates in the following priority: first, to the Class A-3 Certificates, up to an amount equal to the Accrued Certificate Interest thereon; second to the Class A-3 Certificates, up to the Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof; third, to the Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof is reduced to zero.

     (d) On or after the occurrence of the Credit Support Depletion Date and upon reduction of the Certificate Principal Balance of the Senior Support Certificates to zero, all priorities relating to distributions as described in clause (a) above in respect of principal among the various classes of Senior Certificate will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class PO Certificates, and the Senior Principal Distribution Amount will be distributed to the remaining Classes of Senior Certificates (other than the Class PO Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

     (e) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class PO Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class PO, Class IO and Subordinate Certificates, in each case as described herein.

     (f) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Servicer receives amounts, which the Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the Purchase Agreement), the Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (or to Ambac, as subrogee for such Certificateholders, to the extent Ambac made an Ambac Insurance Payment in respect  of  such  Realized  Loss),  if  applicable  (with  the  amounts  to  be distributed  allocated  among  such  Classes  in the  same  proportions  as such
Realized   Loss  was   allocated),   and   within   each   such   Class  to  the
Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments were protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class IO Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class IO Certificates, to the Class IO Certificates in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

     (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. The Trustee and the Depository shall be responsible for allocation of the aggregate amount of distributions in reduction of the Certificate Principal Balance of the Insured Certificates as set forth in Section 4.12. None of the Trustee, the Certificate Registrar, the Company or the Servicer shall have any responsibility therefor.

     (h) Except as otherwise provided in Section 9.01, if the Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Payment Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

     (i) Notwithstanding the priorities relating to distributions of principal among the Insured Certificates described above, on any Distribution Date, distributions in respect of principal on the Insured Certificates will be allocated among the Certificate Owners of the Insured Certificates as set forth in Section 4.10. On each Distribution Date on which amounts are available for distributions in reduction of the Certificate Principal Balance of the Insured Certificates (including, for purposes of this paragraph, the portion of any Ambac Insurance Payment allocable to principal) the aggregate amount allocable to such distributions will be rounded upward by the Rounding Amount. Such rounding will be accomplished on the first Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Insured Certificates are made by withdrawing from the Rounding Account the Rounding Amount for deposit into the Payment Account, and such Rounding Amount will be added to the amount that is allocable for distributions in reduction of the Certificate Principal Balance of the Insured Certificates. On each succeeding Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Insured Certificates are made, first, the aggregate amount available for distribution in reduction of the Certificate Principal Balance of the Insured Certificates will be applied to repay the Rounding Amount withdrawn from the Rounding Account on the prior Distribution Date and then, the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and such determined Rounding Amount will be added to the amount that is allocable for distributions in reduction of the Certificate Principal Balance of the Insured Certificates. Any funds remaining in the Rounding Account after the Certificate Principal Balance of the Insured Certificates is reduced to zero shall be distributed to the Class R Certificateholders.

     Section 4.03. Statements to Certificateholders.

     (a) Concurrently with each distribution charged to the Payment Account and with respect to each Distribution Date, the Trustee shall make available to Certificateholders, Ambac and other parties to this Agreement via the Trustee's internet website and its fax-on-demand service a statement as to each Class of Certificates and the Mortgage Pool that includes the information set forth in Exhibit M attached hereto.

     The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Trustee's internet website shall initially be located at "www.ctslink.com." Assistance in using the website or the fax-on-demand service can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way Distribution Date statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Trustee, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Trustee's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

     Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Servicer.

     (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a report (the "Remittance Report") to the Trustee in a mutually agreed upon form of an electromagnetic tape or disk and hard copy. The Remittance Report and any information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations described in Section 4.02 and preparing the statement described in Section 4.03, as set forth in written specifications or guidelines issued by the Seller or the Trustee from time to time. The Trustee shall be protected in relying upon the information set forth in the Remittance Report without any independent check or verification.

     (b) On or before 2:00 P.M. New York time on each Payment Account Deposit Date, the Servicer shall either (i) deposit in the Payment Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Payment Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Servicer by deposit in the Payment Account on or before 11:00 A.M. New York time on any future Payment Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Payment Account on such Payment Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Servicer from recoveries on related Mortgage Loans pursuant to
          Section 3.10.

     The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Company and the Trustee.

     If the Servicer determines as of the Business Day preceding any Payment Account Deposit Date that it will be unable to deposit in the Payment Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Payment Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Servicer shall have directly or indirectly deposited in the Payment Account such portion of the amount of the Advance as to which the Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Servicer hereunder, including the obligation to deposit in the Payment Account an amount equal to the Advance for the immediately succeeding Distribution Date.

     The Trustee  shall  deposit all funds it receives  pursuant to this Section
4.04 into the Payment Account.

     Section 4.05. Allocation of Realized Losses.

     Prior to each Distribution Date, the Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the calendar month preceding the month of distribution or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class PO Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all the Senior Certificates (other than the Class PO Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on the Discount Mortgage Loans will be allocated to the Class PO Certificates in an amount equal to the Discount Fraction thereof and the remainder of such Realized Losses on the Discount
Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class PO Certificates) and Subordinate Certificates, on a pro rata basis, as described below, provided however, that Realized Losses otherwise allocable to the Class A-3 Certificates will be allocated to the Senior Support Certificates until the Certificate Principal Balance of the Senior Support Certificates is reduced to zero.

     As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that for purposes of determining "pro rata," the Certificate Principal Balance of the Class A-3 Certificates shall be deemed to be the lesser of (a) the Certificate Principal Balance thereof as of the Closing Date or (b) the Certificate Principal Balance thereof as of such date of determination. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     Section  4.06.   Reports  of  Foreclosures  and  Abandonment  of  Mortgaged
Property.

     The Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

     Section 4.07. Optional Purchase of Defaulted Mortgage Loans.

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, upon the written request of and with funds provided by the Junior Certificateholder, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Servicer makes a payment to the Payment Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Payment Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Servicer without recourse to the Junior Certificateholder, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Junior Certificateholder will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     Section 4.08. Insured Reserve Fund.

     No later than the Closing Date, the Trustee will establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Insured Reserve Fund, Norwest Bank Minnesota, National Association, as trustee for the registered holders of Residential Asset Mortgage Products, Inc., GMACM Mortgage Pass-Through Certificates, Series 2000-J1, Class A-5." On the Closing Date, Bear, Stearns & Co. Inc. (the "Underwriter") shall deposit with the Trustee, and the Trustee shall deposit into the Insured Reserve Fund, cash in an amount equal to $6,000.

     The Trustee shall withdraw amounts on deposit in the Insured Reserve Fund for deposit into the Payment Account, and to pay to the holders of the Insured Certificates pursuant to Section 4.02(a)(i) on a Distribution Date the amount of Prepayment Interest Shortfalls and Relief Act Shortfalls otherwise allocable to the Class A-5 Certificates pursuant to the definition of Accrued Certificate Interest (to the extent not offset by the Servicer pursuant to Section 3.16(e) hereof), on such Distribution Date, to the extent of funds on deposit in the Insured Reserve Fund (the amount of such withdrawal for any Distribution Date, the "Insured Reserve Withdrawal"). The Trustee will deliver to Ambac promptly after each Distribution Date a statement setting forth the Insured Reserve
Withdrawal for such Distribution Date and the aggregate amount of Insured Reserve Withdrawals as of such Distribution Date.

     For federal income tax purposes, the Underwriter shall be the owner of the Reserve Fund and shall report all items of income, deduction, gain or loss arising therefrom. Notwithstanding anything herein to the contrary, the Insured Reserve Fund shall not be an asset of the REMIC. The Insured Reserve Fund shall be invested in Permitted Investments at the direction of the Underwriter. All income and gain realized from investment of funds deposited in the Insured Reserve Fund shall be deposited in the Insured Reserve Fund for the sole use and exclusive benefit of the Insured Reserve Fund. The amount of any loss incurred in respect of any such investments shall be deposited in the Insured Reserve Fund by the Underwriter out of its own funds immediately as realized without any right of reimbursement. The balance, if any, remaining in the Insured Reserve Fund on the Distribution Date on which the Certificate Principal Balance of the Insured Certificates is reduced to zero will be distributed by the Trustee to the Underwriter. To the extent that the Insured Reserve Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC and (2) it shall be owned by the Underwriter, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

     Section 4.09. Rounding Account.

     No later than the Closing Date, the Trustee will establish and maintain with itself a segregated trust account that is an Eligible Account, which shall be titled "Rounding Account, Norwest Bank Minnesota, National Association, as trustee for the registered holders of

Residential Asset Mortgage Products, Inc., GMACM Mortgage Pass-Through Certificates, Series 2000-J1, Class A-5." On the Closing Date, the Underwriter shall deposit with the Trustee, and the Trustee shall deposit into the Rounding Account, cash in an amount equal to $999.99.

     The Trustee on each Distribution Date shall, based upon information provided by the Servicer for the related Distribution Date, withdraw funds from the Rounding Account to pay to the holders of the Insured Certificates pursuant to Section 4.02(i) the Rounding Amount. In addition, the Trustee on each Distribution Date shall, based upon information provided by the Servicer for the related Distribution Date, withdraw funds from the Payment Account to repay to the Rounding Account the Rounding Amount from the prior Distribution Date as contemplated in Section 4.02(i).

     Any amounts remaining in the Rounding Account on the date on which the Certificate Principal Balance of the Insured Certificates has been reduced to zero, or the Trust Fund is terminated, whichever occurs earlier, shall be paid to the Holders of the Class R Certificates.

     Section 4.10. Principal Distributions on the Insured Certificates.

     Distributions in reduction of the Certificate Principal Balance of the Insured Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Owners of Insured Certificates and at the request of Living Owners of Insured Certificates or by mandatory distributions by Random Lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (e) below.

     (a) On each Distribution Date on which distributions in reduction of the Certificate Principal Balance of the Insured Certificates are made, such distributions will be made in the following priority:

          (i) any request by the personal representatives of a Deceased Owner or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate amount of $100,000 per request; and

          (ii) any request by a Living Owner, but not exceeding an aggregate amount of $10,000 per request.

     Thereafter, distributions will be made, with respect to the Insured Certificates, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the Certificate Owners of the Insured Certificates until all such requests have been honored.

     Requests for distributions in reduction of the Certificate Principal Balance of the Insured Certificates presented on behalf of Deceased Owners in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Depository. Requests for distributions in reduction of the Certificate Principal Balance of the Insured Certificates presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the Certificate Principal Balance of the Insured Certificates will be accepted in accordance with the provisions set forth in Section 4.10(c). All requests for distributions in reduction of the Certificate Principal Balance of the Insured Certificates with respect to any Distribution Date must be received by the Depository and on the Depository's "participant terminal system" and received by the Trustee no later than the close of business on the related Record Date. Requests for distributions that are on the Depository's participant terminal system and received by the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the Certificate Principal Balance of Insured Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until such request is accepted or is withdrawn as provided in Section 4.10(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Certificate Owner of the related Insured Certificate, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of the beneficial ownership of any Insured Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 4.10(c) on the Depository's participant terminal system.

     Distributions in reduction of the Certificate Principal Balance of the Insured Certificates will be applied in an amount equal to the Senior Principal Distribution Amount allocable to such Class pursuant to Section 4.02(b), plus any amounts available for distribution from the Rounding Account established as provided in Section 4.09, provided that the aggregate distribution in reduction of the Certificate Principal Balance of the Insured Certificates on any Distribution Date shall be made in an integral multiple of $1,000.

     To the extent that the portion of the Senior Principal Distribution Amount allocable to distributions in reduction of the Certificate Principal Balance of the Insured Certificates on any Distribution Date exceeds the aggregate Certificate Principal Balance of Insured Certificates with respect to which distribution requests, as set forth above, have been received (plus any amounts required to be distributed pursuant to the Rounding Account), distributions in reduction of the Certificate Principal Balance of the Insured Certificates will be made by mandatory distribution pursuant to Section 4.10(d).

     (b) An Insured Certificate shall be deemed to be held by a Deceased Owner for purposes of this Section 4.10 if the death of the Certificate Owner thereof is deemed to have occurred. Insured Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner, and the Insured Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Certificate Principal Balance thereof, subject to the limitations stated above. Insured Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Certificate Owners of a number of Individual Insured Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Insured Certificates, as applicable, owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Insured Certificates will be deemed to be the death of the Certificate Owner of such Insured Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Depository Participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Certificate interests shall include the power to sell, transfer or otherwise dispose of an Insured Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Certificate Principal Balance of the Insured Certificates, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Certificate Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.10(c) in establishing the eligibility of any Certificate Owner to receive the priority accorded Deceased Owners in Section 4.10(a).

     (c) Requests for distributions in reduction of the Certificate Principal Balance of Insured Certificates must be made by delivering a written request therefor to the Depository Participant or Indirect Depository Participant that maintains the account evidencing such Certificate Owner's interest in Insured Certificates. In the case of a request on behalf of a Deceased Owner, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant shall forward a certification, satisfactory to the Trustee, certifying the death of the Beneficial Owner and the receipt of the appropriate death and tax waivers. The Depository Participant should in turn make the request of the Depository (or, in the case of an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on the Depository's participant terminal system. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Company, Servicer or the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Depository Participant.

     The Depository shall maintain a list of those Depository Participants representing the appropriate Certificate Owners of Insured Certificates that have submitted requests for distributions in reduction of the Certificate
Principal Balance of Insured Certificates, together with the order of receipt and the amounts of such requests on the Depository's participant terminal system. The Depository will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.10(a) above). The Trustee shall notify the Depository as to which requests should be honored on each Distribution Date at least three Business Days prior to such Distribution Date based on the report received by the Trustee pursuant to
Section 4.04 and shall notify the Depository as to the amount of the Senior Principal Distribution amount to be distributed to the Insured Certificates by Random Lot pursuant to Section 4.10(d). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.10. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected persons.

     Individual Insured Certificates that have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

     Any Certificate Owner of an Insured Certificate that has requested a distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Depository Participant that maintains such Certificate Owner's account. In the event that such account is maintained by an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant which in turn must forward the withdrawal of such request on the Depository's participant terminal system. If such withdrawal of a request for distribution has not been received on the Depository's participant terminal system on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of the Insured Certificates on such Distribution Date.

     In the event any requests for distributions in reduction of the Certificate Principal Balance of the Insured Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.10, the Trustee shall return such request to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

     (d) To the extent, if any, that distributions in reduction of the Certificate Principal Balance of the Insured Certificates on a Distribution Date exceed the outstanding Certificate Principal Balance of Insured Certificates with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.10(a) above, the additional distributions in reduction of the Certificate Principal Balance of the Insured Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Insured Certificates will be made by Random Lot in accordance with the then-applicable Random Lot procedures of the Depository, the Depository Participants and the Indirect Depository Participants representing the Certificate Owners; provided however, that, if after the distribution in reduction of the Certificate Principal Balance of the Insured Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the Certificate Principal Balance of the Insured Certificates would not be reduced to zero, the Individual Insured Certificates to which such distributions will be applied shall be selected by the Depository from those Insured
Certificates not otherwise receiving distributions in reduction of the Certificate Principal Balance on such Distribution Date. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution in reduction of the Certificate Principal Balance of the Insured Certificates to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Indirect Depository Participant will then select, in accordance with its own procedures, Individual Insured Certificates from among those held in its accounts to receive mandatory distributions in reduction of the Certificate Principal Balance of the Insured Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Indirect Depository Participant by its related Depository Participant, as the case may be. Depository Participants and Indirect Depository Participants that hold Insured Certificates selected for mandatory distributions in reduction of the Certificate Principal Balance thereof are required to provide notice of such mandatory distributions to the affected Certificate Owners. The Servicer agrees to notify the Trustee of the amount of distributions in reduction of the Certificate Principal Balance of the Insured Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the letter of representations dated the Closing Date among the Company, the Trustee and the Depository.

     (e) Notwithstanding any provisions herein to the contrary, on any Distribution Date following the first Distribution Date on which (i) any Realized Losses are allocated to the Insured Certificates and (ii) an Ambac Default is occurring, distributions in reduction of the Certificate Principal Balance of the Insured Certificates will be made pro rata among the Certificate Owners of the Insured Certificates and will not be made in integral multiples of $1,000 nor pursuant to requests for distribution as permitted by this Section
4.10 or mandatory distributions by Random Lot.

     (f) In the event that Definitive Certificates representing the Insured Certificates are issued pursuant to Section 5.01, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the Certificate Principal Balance of the Insured Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Insured Certificates, with the provisions of this Section 4.10.

                                   Article V

                                THE CERTIFICATES

     Section 5.01. The Certificates.

     (a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in
          Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement.

     The Certificates shall be executed by manual or facsimile signature on behalf of an authorized signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper authorized signatories of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     (b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     The Trustee, the Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any

Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
          Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Senior Support, Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

     (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Servicer (except that, if such transfer is made by the Company or the Servicer or any Affiliate thereof, the Company or the Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Servicer; PROVIDED, HOWEVER, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and
          (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Senior Support, Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Servicer to the effect that the purchase or holding of such Senior Support, Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Servicer with a certification to the effect set forth in paragraph six of Exhibit H-1 (with respect to any Class B Certificate), Exhibit H-2 (with respect to any Senior Support Certificate or Class M Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or
          (b) in the case of any Senior Support, Class M or Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

               (ii) Notwithstanding the foregoing, an Opinion of Counsel or certification will not be required with respect to the transfer of any Senior Support Certificate or Class M Certificate to a Depository, or for any subsequent transfer of any interest in a Senior Support Certificate or Class M Certificate for so long as such Certificate is a Book-Entry Certificate (each such Senior Support Certificate or Class M Certificate, a "Book-Entry Mezzanine Certificate"). Any Transferee of a Book-Entry Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor or (b) such Transferee is a Complying Insurance Company.

               (iii)(A) If any Senior Support Certificate or Class M Certificate (or any interest therein) is acquired or held in violation of the provisions of Section (ii)
          above, then the last preceding Transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Senior Support Certificate or Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

               (B) Any purported Certificate Owner whose acquisition or holding of any Book-Entry Mezzanine Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

     (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

               (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

          (iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Servicer shall have the right, without notice to the holder or any prior holder of such

          Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Servicer. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Servicer, and the Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

          (iv) The Trustee shall make available, upon written request from the Internal Revenue Service and any potentially affected Person, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Trustee before it will provide such information to any such potentially affected Person.

          (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

               (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior (in the case of the Class A-5 Certificates, such determination shall be made without giving effect to the Ambac Policy), Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

               (B) subject to Section 10.01(f), an Officers' Certificate of the Servicer stating that the Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of the REMIC to cease to qualify as a REMIC and will not cause (x) any portion of the REMIC to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If  (i)  any  mutilated  Certificate  is  surrendered  to  the  Certificate
Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Company, the Servicer, the Trustee, Ambac, the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, Ambac or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Servicer, the Trustee, Ambac, the Certificate Registrar nor any agent of the Company, the Servicer, the Trustee, Ambac or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(f).

     Section 5.05. Appointment of Paying Agent.

     The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

     The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

     Section 5.06. Optional Purchase of Certificates.

     (a) On any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

     (b) The Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Servicer anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Servicer by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

     (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

     (ii) the purchase price therefor, if known, and

     (iii)that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Servicer gives the notice specified above, the Servicer shall deposit in the Payment Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

     (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding
          Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto and any Prepayment Interest Shortfalls allocated to the Insured Certificates to the extent covered by the Insured Reserve Fund or a Guaranteed Distribution.

     (d) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this
          Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Payment Account deposited therein by the Servicer pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Servicer all amounts distributable to the Holders thereof and the Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Servicer shall be for all purposes the Holder thereof as of such date.

                                   Article VI

                          THE COMPANY AND THE SERVICER

     Section 6.01. Respective Liabilities of the Company and the Servicer.

     The Company and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 7.01 or
Section 10.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 6.02. Merger or Consolidation of the Company or the Servicer; Assignment of Rights and Delegation of Duties by Servicer.

     (a) The Company and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Any Person into which the Company or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Servicer shall be a party, or any Person succeeding to the business of the Company or the Servicer, shall be the successor of the Company or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior (in the case of the Class A-5 Certificates, such determination shall be made without giving effect to the Ambac Policy), Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

     (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such

          Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates (in the case of the Class A-5 Certificates, such determination shall be made without giving effect to the Ambac Policy) that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

     Section 6.03. Limitation on Liability of the Company, the Servicer and Others.

     Neither the Company, the Servicer nor any of the directors, officers, employees or agents of the Company or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     Neither the Company nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section
3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

     Section 6.04. Company and Servicer Not to Resign.

     Subject to the provisions of Section 6.02, neither the Company nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with
Section 7.02.

                                  Article VII

                                     DEFAULT

     Section 7.01. Events of Default.

     Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the Servicer shall fail to deposit or cause to be deposited into the Payment Account any amounts required to be so deposited therein at the time required pursuant to Section 4.01 or otherwise, and in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Servicer by the Trustee or the Company or to the Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

     (ii) the Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Company, or to the Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

     (iii)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Servicer or of, or relating to, all or substantially all of the property of the Servicer; or

     (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vi) the Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Payment Account an amount equal to the Advance.

     If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Company may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Servicer and the Company, immediately terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to
Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Payment Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

     Notwithstanding any termination of the activities of GMAC Mortgage Corporation in its capacity as Servicer hereunder, GMAC Mortgage Corporation shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating GMAC Mortgage Corporation's rights and obligations as Servicer hereunder and received after such notice, that portion to which GMAC Mortgage Corporation would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to GMAC Mortgage Corporation hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     Section 7.02. Trustee or Company to Act; Appointment of Successor.

     (a) Within 90 days of the time the  Servicer  resigns  pursuant  to Section
6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee or a successor Servicer appointed by the Trustee hereunder shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer, including the obligation to make Monthly Advances which have been or will be required to be made, but excluding the representations of the Servicer contained in Section 2.03, by the terms and provisions hereof; provided that any failure to perform such duties or responsibilities caused by the predecessor Servicer's failure to provide information required by Section 4.02 or 4.03 shall not be considered a default by the Trustee as successor Servicer hereunder; and provided further that the Trustee shall have no obligation whatsoever with respect to any liability (other than Monthly Advances deemed recoverable and not previously made) incurred by the predecessor Servicer at or prior to the time of receipt by such Servicer of the notice of termination pursuant to Section 7.01 or receipt by the Trustee of the Opinion of Counsel referred to in Section 6.04. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans which the Servicer would have been entitled to charge to the Custodial Account if the Servicer had continued to act hereunder, except for amounts that the Servicer shall be entitled to receive pursuant to Section 7.01. If the Trustee has become the successor to the Servicer in accordance with Section 6.04 or this Section 7.02, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution , which is also a Fannie Mae or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. Each of the Seller, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     If the Trustee becomes the successor to the Servicer hereunder, the Trustee shall be entitled to be reimbursed by the Servicer for all costs associated with the transfer of the servicing of the Mortgage Loans to the Trustee, including any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans in accordance with this Agreement. To the extent that any such costs and expenses of the Trustee resulting from the termination of the Servicer pursuant to this Section 7.02 are not reimbursed by the terminated Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Payment Account.

     Any successor, including the Trustee, to the Servicer shall maintain in force during its term as Servicer hereunder insurance policies and fidelity bonds as may be required to be maintained by the Servicer pursuant to Section 3.12.

     If the Trustee shall succeed to any duties of the Servicer with respect to the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article VIII shall be inapplicable to the Trustee in its duties as successor Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as trustee); the provisions of
Article III, however, shall apply to the Trustee in its capacity as successor Servicer.

     (b) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

     Section 7.03. Notification to Certificateholders.

     (a) Upon any such termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

     Section 7.04. Waiver of Events of Default.

     The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 12.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  Article VIII

                             CONCERNING THE TRUSTEE

     Section 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

     The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Servicer such information as the Servicer may reasonably request from time to time for the Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of the REMIC as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Servicer and which on their face, do not contradict the requirements of this Agreement;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (iii)The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
          (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Company or any Certificateholder; and

     (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by
          Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

     Section 8.02. Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

     (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     (iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

     (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

     (vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Servicer in a timely manner any Tax

          Returns prepared by or on behalf of the Servicer that the Trustee is required to sign as determined by the Servicer pursuant to applicable federal, state or local tax laws, provided that the Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

     (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to
          Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel, which shall not be a cost of the Trustee or the Trust Fund, to the effect that such contribution will not (i) cause any portion of the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution
          (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document , or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Payment Account by the Company or the Servicer.

     Section 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 8.05. Servicer to Pay Trustee's Expenses; Indemnification.

     (a) The Trustee will be paid the Trustee's Fees each calendar month from the Payment Account, pursuant to Section 4.02.

     (b) The Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

     (i) with respect to any such claim, the Trustee shall have given the Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

     (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Servicer in preparing such defense; and

     (iii)notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

     Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

     Section 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation and Removal of the Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

     (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

     Section 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.09. Merger or Consolidation of Trustee.

     Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
          Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     (b)  In the case of any  appointment  of a co-trustee  or separate  trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Appointment of Custodians.

     The Trustee may, with the consent of the Servicer and the Company, appoint one or more Custodians who, except for Escrow Bank USA, an industrial loan corporation organized under the laws of the State of Utah, are not Affiliates of the Company, the Servicer or the Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement; provided, however, that the Trustee may appoint a Custodian that is an Affiliate of the Company, the Servicer or the Seller if the Trustee receives written confirmation from each Rating Agency that such appointment will not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to the Ambac Policy in the case of the Class A-5 Certificates) below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodian (other than the Custodian appointed as of the Closing Date) shall have a combined capital and surplus of at least $10,000,000. Each Custodial Agreement may be amended only as provided in Section 12.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

     Section 8.12. Appointment of Office or Agency.

     The Trustee will maintain an office or agency in the City of Minneapolis where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026 for the purposes of keeping the Certificate Register. The Trustee will maintain an office at each of the addresses stated in Section 12.05 hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   Article IX

                                   TERMINATION

     Section 9.01. Termination Upon Purchase by the Servicer or the Company or Liquidation of All Mortgage Loans.

     (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

     (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

     (ii) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
          P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Servicer, to avoid disqualification of any portion of the REMIC as a REMIC.

     The right of the Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Servicer, the Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Servicer, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Servicer, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

     (b) The Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Servicer of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Servicer (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

     (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

     (ii) the amount of any such final payment, if known, and

     (iii)that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates and Class M Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Servicer, the Servicer shall deposit in the Payment Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

     (c) In the case of the Senior, Class M or Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the
          Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Seller's election to repurchase, or (ii) if the Seller elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a) and any Prepayment Interest Shortfalls allocated to the Insured Certificates to the extent covered by the Insured Reserve Fund or a Guaranteed Distribution, and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

     (d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Payment Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Servicer all amounts distributable to the holders thereof and the Servicer shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

     Section 9.02. Additional Termination Requirements.

     (a) The REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the REMIC to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

     (i) The Servicer shall establish a 90-day liquidation period for the REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations
          Section 1.860F-1. The Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

     (ii) The Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

     (iii)If the Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

     (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                   Article X

                                REMIC PROVISIONS

     Section 10.01. REMIC Administration.

     (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. The assets of the REMIC are set forth in this Agreement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in
          Section 10.03. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

     (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) GMAC Mortgage Corporation shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence.

     (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Servicer shall promptly provide the REMIC Administrator with such information as the

          REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

     (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

     (f) The Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of the REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Servicer and the REMIC Administrator, to the extent reasonably requested by the Servicer and the REMIC Administrator to do so). The Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC created hereunder or any related assets thereof, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Servicer or the REMIC Administrator. At all times as may be required by the Code, the Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement or the Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

     (h) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

     (i) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to the REMIC created hereunder unless (subject to Section 10.01(f)) the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.



     (j) Neither the Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC created hereunder will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class IO Certificates) representing a regular interest in the applicable REMIC and the rights to the Class IO Certificates represented by the Class IO Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

     (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC created hereunder.

     (m) Neither the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC created hereunder, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Payment Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     (n) The Trustee will apply for an employer identification number from the Internal Revenue Service on a Form SS-4 or any other acceptable method for all tax entities.

     Section 10.02. Servicer, REMIC Administrator and Trustee Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

     (b)  The REMIC  Administrator  agrees to  indemnify  the  Trust  Fund,  the
          Company,  the  Servicer  and the  Trustee  for  any  taxes  and  costs
          (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Servicer in which case Section 10.02(c) will apply.

     (c) The Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs
          (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Servicer that contain errors or omissions.

     Section 10.03. Designation of REMIC(s).

     The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans) as a REMIC for federal income tax purposes.

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class PO, Class IO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class
B-3 Certificates will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions under federal income tax law.

     Section 10.04. Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original interest discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   Article XI

                         CERTAIN MATTERS REGARDING AMBAC

     Section   11.01.   Rights  of  Ambac  to   Exercise   Rights   of   Insured
Certificateholders.

     By accepting its Certificate, each Insured Certificateholder agrees that unless a Ambac Default exists, Ambac shall have the right to exercise all consent, voting, direction and other control rights of the Insured Certificateholders under this Agreement without any further consent of the Insured Certificateholders.

     Section 11.02. Claims Upon the Ambac Policy; Ambac Policy Payments Account.

     (a) If, on the Business Day next succeeding the Determination Date, the Trustee determines that (i) the funds that will be on deposit in the Payment Account on the related Payment Account Deposit Date, to the extent distributable to the Insured Certificateholders pursuant to Section 4.02(a)(i), together with any Insured Reserve Withdrawal for the related Distribution Date, are insufficient to pay the full amount of interest for the related Interest Accrual Period on the Certificate Principal Balance of the Insured Certificates at the related Pass-Through Rate (net of any Prepayment Interest Shortfalls or Relief Act Shortfalls allocated to the Insured Certificates but only to the extent covered by the Servicer pursuant to Section 3.16(e) or the Insured Reserve Fund) on such Distribution Date, (ii) the principal portion of any Realized Loss is allocated to the Insured Certificates on such Distribution Date or (iii) the funds available in connection with an optional termination of the Trust Fund pursuant to Section 5.06 or Section 9.01 or on the Final Distribution Date will be insufficient to reduce the Certificate Principal Balances of the Insured Certificates to zero, the Trustee shall give notice by telephone or telecopy of the aggregate amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the endorsement of the Ambac Policy, to Ambac, at or before 12:00 noon, New York City time, on the Business Day prior to such Distribution Date. If, subsequent to such notice, and prior to payment by Ambac pursuant to such notice, additional amounts are deposited in the Payment Account, the Trustee shall reasonably promptly notify Ambac and withdraw the notice or reduce the amount claimed, as appropriate.

     (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Insured Certificates and Ambac referred to herein as the "Ambac Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Ambac Policy in the Ambac Policy Payments Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Guaranteed Distribution for which a claim was made. Such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Amounts paid under the Ambac Policy shall be transferred to the Payment Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Certificates in accordance with Section 4.02, Section 5.06(c) or Section 9.01(c), as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Ambac Policy Payments Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Certificates pursuant to Section 4.03. Funds held in the Ambac Policy Payments Account shall not be invested by the Trustee.

     On any Distribution Date with respect to which a claim has been made under the Ambac Policy, the amount of any funds received by the Trustee as a result of any claim under the Ambac Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date shall be withdrawn from the Ambac Policy Payments Account and deposited in the Payment Account and applied by the Servicer on behalf of the Trustee, together with the other funds to be distributed to the Insured Certificateholders pursuant to Section 4.02, directly to the payment in full of the Guaranteed Distribution due on the Insured Certificates. Any funds remaining in the Ambac Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to Ambac, pursuant to the instructions of Ambac, by the end of such Business Day.

     (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid into the Ambac Policy Payments Account in respect of any Insured Certificate from moneys received under the Ambac Policy. Ambac shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior notice to the Trustee.

     Section 11.03. Effect of Payments by Ambac; Subrogations.

     Anything  herein to the  contrary  notwithstanding,  for  purposes  of this
Section 11.03 only, any payment with respect to principal of or interest on the Insured Certificates which is made with monies received pursuant to the terms of the Ambac Policy shall not be considered payment of the Insured Certificates from the Trust Fund. The Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Insured Certificate agrees, that without the need for any further action on the part of Ambac, the Servicer, the Trustee or the Certificate Registrar, to the extent Ambac makes payments, directly or indirectly, on account of principal of or interest on the Insured Certificates to the Holders of such Certificates, Ambac will be fully subrogated to, and each Insured Certificateholder, the Servicer and the Trustee hereby delegate and assign to Ambac, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund; provided that Ambac shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

     The Trustee and the Servicer shall cooperate in all respects with any reasonable request by Ambac for action to preserve or enforce Ambac's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     Section 11.04. Notices and Information to Ambac; Ambac as Third Party Beneficiary.

     (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to Ambac.

     (b) The Servicer shall designate a Person who shall be available to Ambac to provide reasonable access to information regarding the Mortgage Loans and the servicing practices and policies of the Servicer with respect thereto.

     (c) Ambac shall be a third party beneficiary of this Agreement.

     Section 11.05. Trustee to Hold Ambac Policy.

     The Trustee will hold the Ambac Policy in trust as agent for the Insured Certificateholders for the purpose of making claims thereof and distributing the proceeds thereof. Neither the Ambac Policy, nor the amounts paid on the Ambac Policy will constitute part of the Trust Fund or assets of the REMIC created by this Agreement. Each Insured Certificateholder, by accepting its Certificate, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Ambac Policy. The Trustee shall surrender the Ambac Policy to Ambac for cancellation upon the expiration of the term of the Ambac Policy as provided in the Ambac Policy following the retirement of the Insured Certificates. To the extent that the Ambac Policy constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside credit support agreement and not an asset of the REMIC and (2) it shall be owned by Ambac, all within the meaning of
Section 1.860G-2(h) of the Treasury Regulations.

     Section 11.06. Payment of Insurance Premium.

     Unless otherwise designated in writing by the President or a Managing Director of Ambac to the Trustee, the Insurance Premium to be paid pursuant to
Section 4.02(a) shall be paid by the Trustee to Ambac by wire transfer with the following details specifically stated in the wire transfer:

                Bank: Citibank, N.A.
                ABA Number: 021000089
                For the account of: Ambac Assurance Corporation
                Account Number: 40609486
                Policy Number: AB0356BE

                                  Article XII

                            MISCELLANEOUS PROVISIONS

     Section 12.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders:

     (i)  to cure any ambiguity,

     (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

     (iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

     (iv) to change the timing and/or nature of deposits into the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, provided that (A) the Payment Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date (in the case of the Class A-5 Certificates, without giving effect to the Ambac Policy), as evidenced by a letter from each Rating Agency to such effect,

     (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date (in the case of the Class A-5 Certificates, without giving effect to the Ambac Policy), as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the REMIC created hereunder or any of the Certificateholders

          (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

     (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, or

     (vii)to amend any provision herein or therein that is not material to any of the Certificateholders.

     (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

     (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 12.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
          Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

     (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 12.04. Governing Law.

     This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 12.05. Notices.

     All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Servicer, the Trustee, Ambac and the Company, as applicable:

      Recipient                     Address

Company                  8400 Normandale Lake Boulevard
                         Suite 600, Minneapolis, Minnesota 55437,
                         Attention: President

Servicer                 100 Witmer Road
                         Horsham, Pennsylvania 19044,
                         Attention: President

Trustee                  11000 Broken Land Parkway
                         Columbia, Maryland 21044

                         with a copy to:

                         Norwest Center
                         Sixth and Marquette
                         Minneapolis, Minnesota 55479-1026
                         Attention: Corporate Trust, GMACM Mortgage
                         Pass-Through Certificates, Series 2000-J1

Ambac                    One State Street Plaza, 19th Floor
                         New York, New York  10004

                         Attention: Structured Finance - Mortgage Backed Securities (RAMP Series 2000-J1).

Fitch IBCA               One State Street Plaza
                         New York, New York 10004

Standard & Poor's        55 Water Street
                         New York, New York 10041

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. In each case in which a notice or other communication to Ambac refers to an Ambac Default or a claim under the Ambac Policy or with respect to which failure on the part of Ambac to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel of Ambac and The Structured Finance - Mortgage Backed Securities Department of Ambac and, in both cases, shall be marked to indicate "URGENT MATERIAL ENCLOSED". Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 12.06. Required Notices to Rating Agency and Subservicer.

     The Company, the Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

     (a)  a material change or amendment to this Agreement,

     (b)  the occurrence of an Event of Default,

     (c) the termination or appointment of a successor Servicer or Trustee or a change in the majority ownership of the Trustee,

     (d) the filing of any claim under the Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

     (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03, which statements shall be mailed to each Rating Agency via first class mail,

     (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

     (g) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Servicer to make an Advance pursuant to Section 4.04,

     (h)  the occurrence of the Final Distribution Date, and

     (i)  any Ambac Default that has not been cured.

PROVIDED, HOWEVER, that with respect to notice of the occurrence of the events described in clauses (d) or (g) above, the Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Servicer.

     Section 12.07. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 12.08. Supplemental Provisions for Resecuritization.

     This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Servicer and the Trustee; provided, that neither the Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

     Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

     Section 12.09. Allocation of Voting Rights.

     98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class IO Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class IO Certificates in accordance with their respective Percentage Interests, and 1% of all Voting Rights shall be allocated among the Holders of the Class R Certificates in accordance with their respective Percentage Interests. As long as the Ambac Policy is in effect and unless Ambac is in default under the Ambac Policy, Ambac will be entitled to exercise all Voting Rights otherwise allocable to the Class A-5 Certificates.

     IN WITNESS WHEREOF, the Company, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                               RESIDENTIAL ASSET MORTGAGE
                                   PRODUCTS, INC.
[Seal]



                               By: /s/ Patricia C. Taylor
                                  -----------------------
                                   Name:  Patricia C. Taylor
                                   Title: Vice President


Attest:    /s/ H. Park
        -----------------------
        Name:  H. Park
        Title: Assistant Vice President


                               GMAC MORTGAGE CORPORATION
[Seal]



                               By: /s/ Laura Reichel
                                  ------------------
                                   Name:  Laura Reichel
                                   Title: Vice President


Attest:  /s/ C. Brennan
       ---------------------
       Name:  C. Brennan
       Title: Assistant Secretary


                               NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION, as Trustee
[Seal]



                               By: /s/ Peter A. Gobell
                                   -----------------------------
                                   Name:  Peter A. Gobell
                                   Title: Assistant Vice President


Attest:  /s/ Amy Doyle
       ---------------------
       Name:  Amy Doyle
       Title: Assistant Vice President

STATE OF PENNSYLVANIA
                          )
                          ) ss.:
COUNTY OF MONTGOMERY      )


     On the 28th day of April, 2000 before me, a notary public in and for said State, personally appeared Patricia C. Taylor, known to me to be a Vice President of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                               /s/ Stephanie Schada
                               ------------------------------
                               Notary Public

[Notarial Seal]

STATE OF PENNSYLVANIA
                           )
                           ) ss.:
COUNTY OF MONTGOMERY       )

     On the 28th day of April, 2000 before me, a notary public in and for said State, personally appeared Laura Reichel, known to me to be a Vice President of GMAC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                               /s/ Stephanie Schada
                               ----------------------------
                               Notary Public

 [Notarial Seal]

STATE OF MARYLAND
                        )
                        ) ss.:
COUNTY OF BALTIMORE     )

     On the 28th day of April, 2000 before me, a notary public in and for said State, personally appeared Peter A. Gobell, known to me to be an Assistant Vice President of Norwest Bank Minnesota, National Association, a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                               /s/ Sharon A. Surguy
                               ----------------------------
                               Notary Public

 [Notarial Seal]

                                    EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 28, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER [$1,000] [$100,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS___ % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $___ PER [$1,000] [$100,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE
APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

     [THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).]

      [NO TRANSFER OF THIS CLASS A-6 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS

AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE (A "PLAN"), OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").

      NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

           1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
      (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

           2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

      ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(E) OF THE POOLING AND SERVICING

AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING. ]

Certificate No. 1                   [____]% Pass-Through Rate

Class A-__     Senior               [Percentage Interest:______%]

                                    Aggregate Initial Certificate
Date of Pooling and Servicing       Principal Balance of the Class
Agreement :                         A-______ Certificates:
April 28, 2000
                                    Initial Certificate Principal
Cut-off Date:                       Balance of this Certificate:
April 1, 2000                       $_______________

First Distribution Date:            CUSIP _________-_______
May 25, 2000

Servicer:
GMAC Mortgage Corporation

Assumed Final
Distribution Date:
--------, -----
                     GMACM MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2000-J1

           evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class A-___ , both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any required to be distributed to Holders of Class A-____ Certificates on such Distribution Date.

     Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City of Minneapolis, Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

     [As described above, no transfer of this Class A-6 Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Servicer, any

Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.]

           This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as GMACM Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

           [This Certificate is entitled to the benefits of an irrevocable and unconditional certificate guaranty insurance policy issued by Ambac Assurance Corporation].

           The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

           As provided in the Agreement, withdrawals from the Custodial Account and/or the Payment Account created for the benefit of Certificateholders may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

           The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City of Minneapolis, Minnesota, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

           This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

           The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 28, 2000         NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Trustee




                             By:____________________________
                                Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  A-___   Certificates   referred  to  in  the
within-mentioned Agreement.

                               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Certificate Registrar

                               By:_____________________________
                                   Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within GMACM Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new
Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________
_______________________________________________________________________________


                               _____________________________________
Dated:                         Signature by or on behalf of assignor


                               _____________________________________
                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________ for the account of
_________________________ account number_______________, or, if mailed by check, to ___________________________________ Applicable statements should be mailed to
_______________.

 This information is provided by__________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS IO CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 28, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____ OF OID PER [$1,000] [$100,000] OF NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER [$1,000] [$100,000] OF NOTIONAL AMOUNT, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. 1                   Variable Pass-Through Rate based
                                    on a Notional Amount
Class IO Senior

                                    [Percentage Interest:_____%]
Date of Pooling and Servicing
Agreement :                         [________] Initial Pass-Through
April 28, 2000                      Rate based on a Notional Amount

Cut-off Date:                       CUSIP _________-______
April 1, 2000

First Distribution Date:
May 25, 2000

Servicer:
GMAC Mortgage Corporation

Assumed Final
Distribution Date:
May 25, 2030

                                     A-2-1

                     GMACM MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2000-J1

           evidencing a percentage interest in the distributions allocable to the Class IO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that GMAC MORTGAGE CORPORATION is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to Holders of Class IO Certificates on such Distribution Date. The Notional Amount as of any date of determination is equal to the Stated Principal Balance of the Mortgage Loans. The Class IO Certificates have no Certificate Principal Balance.

           Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise)

                                     A-2-2
for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

           Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City of Minneapolis, Minnesota. The Class IO Notional Amount of this Certificate is set forth above.

           This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as GMACM Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

           The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

           As provided in the Agreement, withdrawals from the Custodial Account and/or the Payment Account created for the benefit of Certificateholders may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

           The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City of Minneapolis, Minnesota, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations

                                     A-2-3
evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

           This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

           The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-2-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 28, 2000         NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Trustee




                               By:_______________________________
                                   Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Certificate Registrar

                               By:_____________________________
                                   Authorized Signatory



                                     A-2-5

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within GMACM Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________
________________________________________________________________________________


                               _____________________________________
Dated:                         Signature by or on behalf of assignor


                               _____________________________________
                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________ for the account of
_________________________ account number_______________, or, if mailed by check, to ____________________________________ Applicable statements should be mailed to _______________.

     This information is provided by __________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS PO CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 28, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $__ OF OID PER [$1,000] [$100,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $___ PER [$1,000] [$100,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO
REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. 1                   0.00% Pass-Through Rate

Class PO Senior                     Aggregate Initial Certificate
                                    Principal Balance of the Class
Date of Pooling and Servicing       PO Certificates: [$__________]
Agreement :
April 28, 2000                      Initial Certificate Principal
                                    Balance of this Certificate:
Cut-off Date:                       $[__________________]
April 1, 2000
                                    CUSIP ________-______
First Distribution Date:
May 25, 2000

Servicer:
GMAC Mortgage Corporation

Assumed Final
Distribution Date:
May 25, 2030





                                     A-3-1

                     GMACM MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2000-J1

           evidencing a percentage interest in the distributions allocable to the Class PO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that GMAC MORTGAGE CORPORATION is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of principal required to be distributed to Holders of Class PO Certificates on such Distribution Date.

           Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or

                                     A-3-2
such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City of Minneapolis, Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as GMACM Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Custodial Account and/or the Payment Account created for the benefit of Certificateholders may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City of Minneapolis, Minnesota, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations

                                     A-3-3
evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

           This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

           The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-3-4

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 28, 2000         NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Trustee




                               By:__________________________
                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class PO Certificates referred to in the within-mentioned Agreement.

                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Certificate Registrar

                               By:______________________________
                                   Authorized Signatory


                                     A-3-5

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within GMACM Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________
________________________________________________________________________________


                               _____________________________________
Dated:                         Signature by or on behalf of assignor


                               _____________________________________
                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________ for the account of
_________________________ account number_______________, or, if mailed by check, to ___________________________________ Applicable statements should be mailed to
_______________.

     This information is provided by ____________, the assignee named above, or ________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 28, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO
REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

      NO TRANSFER OF THIS CLASS M CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND
STATING, AMONG OTHER THINGS, THAT THE TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION

UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT
(I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE
(B), A "COMPLYING INSURANCE COMPANY").

      NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

           1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
      (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

           2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

      ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(E) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED

 BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

Certificate No.__                   [______]% Pass-Through Rate

Class M-___ Subordinate             Aggregate Certificate
                                    Principal Balance
Date of Pooling and Servicing       of the Class M Certificates:
Agreement and Cut-off Date:         $[___________________________]
April 28, 2000
                                    Initial Certificate Principal
First Distribution Date:            Balance of this Certificate:
May 25, 2000                        $[___________________________]

Servicer:                           CUSIP: ________-___
GMAC Mortgage Corporation

Assumed Final Distribution Date:
May 25, 2030

                    GMACM MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-J1

     evidencing a percentage interest in any distributions allocable to the Class M-___ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-___ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Servicer and Norwest Bank Minnesota,

National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any required to be distributed to Holders of Class M-____ Certificates on such Distribution Date.

     Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

           Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City of Minneapolis, Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

           As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

           This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as GMACM Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

           The   Certificates  are  limited  in  right  of  payment  to  certain
collections  and  recoveries   respecting  the  Mortgage  Loans,   all  as  more
specifically set forth herein and in the

Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

           As provided in the Agreement, withdrawals from the Custodial Account and/or the Payment Account created for the benefit of Certificateholders may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

           The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City of Minneapolis, Minnesota, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the

Company, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

           This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

           The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 28, 2000         NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Trustee

                               By:____________________________

                                   Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  M-__   Certificates   referred   to  in  the
within-mentioned Agreement.

                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Certificate Registrar

                               By:______________________________
                                  Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within GMACM Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new
Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________
_______________________________________________________________________________


                               _____________________________________
Dated:                         Signature by or on behalf of assignor


                                ____________________________________
                                Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________ for the account of
_________________________ account number_______________, or, if mailed by check, to ___________________________________ Applicable statements should be mailed to _______________.

This information is provided by _______________________, the assignee named above, or ________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 28, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.____                [      ]% Pass-Through Rate

Class B-__   Subordinate            Aggregate Certificate Principal
                                    Balance of the Class B-___
Date of Pooling and Servicing       Certificates as of the Cut-off
Agreement and Cut-off Date:         Date:
April 28, 2000                      $[ ___________________________]

First Distribution Date:            Initial Certificate Principal
May 25, 2000                        Balance of this Certificate:
                                    $[____________________________]
Servicer:
GMAC Mortgage Corporation

Assumed Final Distribution Date:
May 25, 2030


                    GMACM MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-J1

     evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that [_____________________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-___ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any required to be distributed to Holders of Class B Certificates on such Distribution Date.

     Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City of Minneapolis, Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

     No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

           This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as GMACM Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

           The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

           As provided in the Agreement, withdrawals from the Custodial Account and/or the Payment Account created for the benefit of Certificateholders may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

           The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City of Minneapolis, Minnesota, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

           This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

           The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 28, 2000         NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Trustee



                               By:______________________________
                                   Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  B-__   Certificates   referred   to  in  the
within-mentioned Agreement.

                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Certificate Registrar

                               By:_____________________________
                                   Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within GMACM Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________
_____________________________________________________________________________


                               _____________________________________
Dated:                         Signature by or on behalf of assignor


                               _____________________________________
                                Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________ for the account of
_________________________ account number_______________, or, if mailed by check, to ___________________________________ Applicable statements should be mailed to
_______________.

     This information is provided by ________________, the assignee named above, or ________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL

CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.___                  [____]% Pass-Through Rate

Class R Senior                      Aggregate Initial Certificate
                                    Principal Balance of the
Date of Pooling and Servicing       Class R Certificates:
Agreement and Cut-off Date:         $100.00
April 28, 2000
                                    Initial Certificate Principal
First Distribution Date:            Balance of this Certificate:
May 25, 2000                        $[_____________________]

Servicer:                           Percentage Interest:
GMAC Mortgage Corporation           ______%

Assumed Final Distribution Date:    CUSIP 36185N-______
May 25, 2030


                    GMACM MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-J1

      evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that[_____________________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any required to be distributed to Holders of Class R Certificates on such Distribution Date.

     Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

           Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City of Minneapolis, Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

     No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as GMACM Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Custodial Account and/or the Payment Account created for the benefit of Certificateholders may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City of Minneapolis, Minnesota, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

           This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

           The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 28, 2000         NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Trustee




                                By:_____________________________
                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION,
                                 Not in its individual capacity
                               but solely as Certificate Registrar

                               By:______________________________
                                   Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within GMACM Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________
________________________________________________________________________________


                               _____________________________________
Dated:                         Signature by or on behalf of assignor


                               ______________________________________
                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________ ________________________________ for the account of
_________________________ account number_______________, or, if mailed by check, to _____________________________________  Applicable statements should be mailed to  _______________.

     This information is provided by _________________, the assignee named above, or ________________________, as its agent.

                                    EXHIBIT E

                             MORTGAGE LOAN SCHEDULE

LOAN_ID      ADDRESS             CITY            NAME            DOCTYPE        OCCTYPE        PROPTYPE      ORIGINAL    CURRENT
                                                                                                             BALANCE     BALANCE
120049309    29203 E COLBERN     GRAIN           BOYER,          Select         O-OWNER        SINGLE        650000.00   648237.93
             RD                  VALLEY          GALEN                          OCCUPIED       FAMILY
120384904    LOT 77 3397         MERCED          DUONG,          Standard       O-OWNER        SINGLE        272000.00   271589.15
             SHERWOOD                            TANH                           OCCUPIED       FAMILY
             LANE
120731500    201 ZEPHYR WAY      WINTER          KLEMENTICH,     Standard       S-SECOND       CONDO         400000.00   400000.00
             #R602               PARK            ERICH                          HOME
121041701    214 E JOHNS         BRANCHBURG      SPENCER,        Standard       O-OWNER        SINGLE        491700.00   491700.00
             LANE                                MICHAEL                        OCCUPIED       FAMILY
121331706    2 APPALOOSA         HOLLAND         MCBRIDE,        Standard       O-OWNER        SINGLE        410600.00   410047.15
             COURT                               DAVID                          OCCUPIED       FAMILY
121606107    90 THOMPSON         BABYLON         BELLAVIA,       Select         O-OWNER        SINGLE        640000.00   638828.59
             AVE                                 FRANK                          OCCUPIED       FAMILY
121865109    8348 BEAR CREEK     BALTIMORE       DRZEWIECKI,     Standard       O-OWNER        SINGLE        347600.00   347348.41
             DRIVE                               JOHN                           OCCUPIED       FAMILY
121931208    LOT 150 HIGHLAND    MEDINA          VANCIK,         Select         O-OWNER        SINGLE        290000.00   289064.05
             GREEN                               JAMES                          OCCUPIED       FAMILY
             DRIVE
122271802    49 BITTERSWEET      DOYLESTOWN      KELLY,          Standard       O-OWNER        SINGLE        307500.00   306860.55
             DRIVE                               LAURENCE                       OCCUPIED       FAMILY
122447204    47100 TANIA         PLYMOUTH        DICHTERMAN,     Select         O-OWNER        SINGLE        320000.00   319546.84
             COURT                               ROBERT                         OCCUPIED       FAMILY
122494008    15609 STRAUGHN      LAUREL          CASHWELL,       Relocation     O-OWNER        SINGLE        300800.00   300352.12
             DRIVE                               GARRY                          OCCUPIED       FAMILY
122585904    1007 SIERRA STAR    MAMMOTH         BEALL,          Standard       S-SECOND       PUD           552650.00   550674.33
             PARKWAY             LAKES           RICHARD                        HOME
122601107    11270 MAPLE VALLEY  PLYMOUTH        RAHMAN,         Standard       O-OWNER        SINGLE        354550.00   353681.65
             DRIVE                               SHAKEEB                        OCCUPIED       FAMILY
122668304    511 GOLDFINCH       AMBLER          SAMMAK,         Standard       O-OWNER        SINGLE        478600.00   477334.91
             LANE                                JEFFREY                        OCCUPIED       FAMILY
122694201    47295 MALBURG WAY   MACOMB          VAN ORDEN,      Standard       O-OWNER        SINGLE        280150.00   279582.28
             DRIVE                               DOUGLAS                        OCCUPIED       FAMILY
122703804    11482 CEDAR         MINNTEONKA      KLINE,          Select         O-OWNER        SINGLE        650000.00   648682.85
             PASS                                RICHARD                        OCCUPIED       FAMILY
122929003    30 PORTICO PLACE    GREAT           BRUNO,          Standard       O-OWNER        CONDO         500000.00   498501.71
             C-2                 NECK            CONNIE                         OCCUPIED
122950900    8809 BAY HARBOR     ORLANDO         PUCHATY,        Standard       O-OWNER        SINGLE        407300.00   406223.37
             BOULEVARD                           DAVID                          OCCUPIED       FAMILY
123143406    4000 MERIDIAN BLVD  MAMMOTH         SAMUELSEN,      Standard       S-SECOND       CONDO         270200.00   269369.86
             522                 LAKES           G                              HOME
123162901    22 STONEBURY        HENRIETTA       PEREIRA,        Standard       O-OWNER        SINGLE        279550.00   278550.61
             CROSSING                            OMAR                           OCCUPIED       FAMILY
123248106    1519 ALTO ROAD      KOKOMO          PETERS,         Standard       O-OWNER        SINGLE        279800.00   279313.52
             EAST                                MICHAEL                        OCCUPIED       FAMILY
123661704    9002 VILLAGE VIEW   SAN             WILLIAMS,       Standard       O-OWNER        CONDO         317454.00   317004.44
             DRIVE               JOSE            MARGARET                       OCCUPIED
123763104    5065 DEERFIELD      SCHNECKSVILLE   KANTOR,         Select         O-OWNER        SINGLE        267000.00   266691.63
             ROAD                                BRUCE                          OCCUPIED       FAMILY
124617903    5208 LEMOORE        GLEN            LEWIS,          Standard       O-OWNER        SINGLE        261750.00   261388.54
             DRIVE               ALLEN           IRVIN                          OCCUPIED       FAMILY
124851700    31 PENNINGTON       HUNTINGTON      BRADDICK,       Standard       O-OWNER        SINGLE        300000.00   299144.80
             DRIVE                               CHRISTOPHER                    OCCUPIED       FAMILY
124979808    1900 DES PLAINES    PARK            KLEIN,          Standard       O-OWNER        SINGLE        402500.00   401514.22
             AVENUE              RIDGE           ERIC                           OCCUPIED       FAMILY
125029009    5907 HOPKINS NECK   EASTON          SPRING,         Standard       O-OWNER        SINGLE        525000.00   523540.47
             RD                                  RODNEY                         OCCUPIED       FAMILY
125114009    971 HURON           FRANKLIN        NEUMANN,        Standard       O-OWNER        SINGLE        900000.00   897560.17
             ROAD                LAKES           JEFFREY                        OCCUPIED       FAMILY
125154401    1051 KAHILI         KAILUA          PETROSSIAN,     Standard       O-OWNER        SINGLE        307800.00   306924.34
             PLACE                               MERRY                          OCCUPIED       FAMILY
125168401    2560 CRESTLINE      LANSDALE        RONDEAU,        Standard       O-OWNER        SINGLE        333750.00   333132.26
             DRIVE                               VICQUE                         OCCUPIED       FAMILY
125174508    48 BEECH TREE       GLEN            CHERMOL,        Standard       O-OWNER        SINGLE        299200.00   298826.76
             DRIVE               MILLS           STEPHEN                        OCCUPIED       FAMILY
125450304    2827 STRATFORD      CHARLOTTESVILLE HERNDON,        Standard       O-OWNER        SINGLE        258400.00   257783.15
             GLEN                                CARL                           OCCUPIED       FAMILY
             WAY
125555508    77 RAFFAELE         WALTHAM         NICOLAS,        VIP            O-OWNER        SINGLE        400000.00   399731.61
             DRIVE                               GAETAN          Relocatio      OCCUPIED       FAMILY
125682708    5 ISABELLA          WARREN          DUSZA,          Standard       O-OWNER        SINGLE        305000.00   304193.78
             WAY                                 JOHN                           OCCUPIED       FAMILY
125783100    5374 LAKE GROVE     PETOSKEY        SHAHEEN,        Select         S-SECOND       SINGLE        356000.00   355520.65
             ROAD                                JAMES                          HOME           FAMILY
125804401    415 E EAST 37TH     NEW             KOTONLY,        Stated         O-OWNER        CONDO         200000.00   199594.72
             STREET              YORK            ROBERT          Income         OCCUPIED
             8N
125825109    7734 EAST MOUNT     GRAND           SAWYERS,        Select         O-OWNER        SINGLE        380000.00   379124.25
             HOPE                LEDGE           ROBERT                         OCCUPIED       FAMILY
             HIGHWAY
125850107    2438 PENDOWER       KESWICK         KEY,            Standard       O-OWNER        SINGLE        465600.00   465004.16
             LANE                                DONNELL                        OCCUPIED       FAMILY
126016906    1820 MORGAN LAKE    BRIGHTON        WILSON,         Select         O-OWNER        SINGLE        270000.00   269836.43
             COURT                               ROBIN                          OCCUPIED       FAMILY
126096601    3278 STONEBRIDGE    NAPA            KEOGH,          Standard       O-OWNER        SINGLE        270000.00   269170.48
             CT                                  RICHARD                        OCCUPIED       FAMILY
126112002    37 WRIGHTS MILL     ARMONK          CHANG,          Relocation     O-OWNER        SINGLE        400000.00   399189.45
             ROAD                                JACK                           OCCUPIED       FAMILY
126179506    116 N RING DOVE     LAS             SCHILLING,      Standard       O-OWNER        PUD           425000.00   424469.83
             DRIVE               VEGAS           KEVIN                          OCCUPIED
126252709    43886 WABEEK        NORTHVILLE      KILLEEN,        Select         O-OWNER        SINGLE        305750.00   304962.04
             LANE                                KEVIN                          OCCUPIED       FAMILY
126316405    4 GREENLEAF         BEVERLY         RONDINA,        Standard       O-OWNER        SINGLE        310500.00   309719.88
             DRIVE                               JOSEPH                         OCCUPIED       FAMILY
126344506    11664               PLYMOUTH        POTTER,         Standard       O-OWNER        SINGLE        297600.00   296772.66
             CHANDLER                            RICHARD                        OCCUPIED       FAMILY
126347004    18632 SE 25TH       BOTHELL         ALTON,          Relocation     O-OWNER        SINGLE        250450.00   249508.92
             AVENUE                              DAVID                          OCCUPIED       FAMILY
126349000    1 STAGESTOP         HOUSTON         DIMICHELE,      Relocation     O-OWNER        SINGLE        826000.00   823645.36
             CIRCLE                              RICHARD                        OCCUPIED       FAMILY
126400803    5272 LA CANADA      LA              NELSON,         Standard       O-OWNER        SINGLE        582000.00   580790.50
             BLVD                CANADA          MARVIN                         OCCUPIED       FAMILY
126420306    7541 W 143RD        OVERLAND        WALLACE,        Standard       O-OWNER        SINGLE        294750.00   293622.46
             TERRACE             PARK            DENNIS                         OCCUPIED       FAMILY
126500305    220 BOYLSTON ST     BOSTON          NEMROW, LORA    Standard       O-OWNER        CONDO         400000.00   398942.69
             9018                                LEE                            OCCUPIED
126504000    141 MEADOW WOODS    DEEP            STRUBING,       Standard       O-OWNER        SINGLE        300000.00   299144.80
             ROAD                RIVER           MICHAEL                        OCCUPIED       FAMILY
126561307    15515 SE 44TH       BELLEVUE        FEDER,          Standard       O-OWNER        SINGLE        305600.00   304661.13
             PLACE                               LAWRENCE                       OCCUPIED       FAMILY
126570506    6014                DALLAS          TULLER,         Relocation     O-OWNER        SINGLE        296000.00   295113.02
             NORTHWOOD                           MICHAEL                        OCCUPIED       FAMILY
126597707    3308 CASTLEWOOD     HIGHLAND        MARSHALL,       Relocation     O-OWNER        SINGLE        320000.00   318797.62
             BOULEVARD           VILLAGE         MIKEL                          OCCUPIED       FAMILY
126616002    1250 PRAIRIE        GRAYSLAKE       BORCHARDT,      Standard       O-OWNER        SINGLE        318000.00   318000.00
             TRAIL                               TRACY                          OCCUPIED       FAMILY
126626407    3214 MONTELLANO     HACIENDA        WOOD,           Standard       O-OWNER        SINGLE        273750.00   272865.75
             AVE                 HEIGHTS         DERRICK                        OCCUPIED       FAMILY
126675909    8268 S  DUDLEY      LITTLETON       CAMPBELL,       Standard       O-OWNER        SINGLE        282400.00   281827.72
             ST                                  JACK                           OCCUPIED       FAMILY
126676600    4990 GREENHAVEN     YORBA           ONDO,           Select         O-OWNER        SINGLE        600000.00   597855.06
             STREET              LINDA           PAUL                           OCCUPIED       FAMILY
126693704    11946 ZIRBEL        SAN             SUBIN,          Standard       O-OWNER        SINGLE        267100.00   266121.03
             COURT               DIEGO           KENNETH                        OCCUPIED       FAMILY
126718907    90 SUNSET VIEW      COLCHESTER      LEFEVRE,        Standard       O-OWNER        SINGLE        300000.00   299140.71
             ROAD                                RUSSELL                        OCCUPIED       FAMILY
126746007    13541 N MANZANITA   FOUNTAIN        BENNETT,        Relocation     O-OWNER        SINGLE        391000.00   390124.01
             LANE                HILLS           MICHAEL                        OCCUPIED       FAMILY
126789106    645 WOODBURY        GLENDALE        DAWOODTABAR,    Standard       O-OWNER        SINGLE        314825.00   313807.30
             ROAD                                SAYONARA                       OCCUPIED       FAMILY
126794601    15514 BEECHAM       HOUSTON         ROUSH,          Standard       O-OWNER        SINGLE        305750.00   303596.25
             DRIVE                               MICHAEL                        OCCUPIED       FAMILY
126811108    5721 EDELWEISS      LIVERMORE       MISKEL,         Standard       O-OWNER        SINGLE        283000.00   281728.48
             WAY                                 ROY                            OCCUPIED       FAMILY
126821305    6085 ST             TROY            WAGNER,         Select         O-OWNER        SINGLE        360000.00   358744.35
             PAUL                                HARRY                          OCCUPIED       FAMILY
126826502    11444 REGENCY       CARMEL          WIMSATT,        Standard       O-OWNER        SINGLE        265000.00   264205.91
             LANE                                WAYNE                          OCCUPIED       FAMILY
126832609    1228 RAINIER        PACIFICA        BLATTER,        Standard       O-OWNER        SINGLE        297200.00   295805.10
             AVENUE                              BROCK                          OCCUPIED       FAMILY
126834001    633                 RIVER           FRANEK,         Standard       O-OWNER        SINGLE        425000.00   424116.76
             KEYSTONE            FOREST          DAVID                          OCCUPIED       FAMILY
126877901    25 HARRETON         ALLENDALE       MILLER,         Standard       O-OWNER        SINGLE        346500.00   345761.57
             ROAD                                LARISSA                        OCCUPIED       FAMILY
126879501    218 ASPETUCK RIDGE  NEW             LORENZEN,       Standard       O-OWNER        SINGLE        272100.00   271284.61
             ROAD                MILFORD         CURTIS                         OCCUPIED       FAMILY
126913607    975 NORDICA         LOS             ALAGEM,         Standard       O-OWNER        SINGLE        325500.00   324113.60
             DRIVE               ANGELES         HENRY                          OCCUPIED       FAMILY
126919802    27862               MISSION         SEMOS,          Relocation     O-OWNER        CONDO         296000.00   295134.84
             COLONIAL            VIEJO           GREGORY                        OCCUPIED
126921303    324 HUNTINGTON      ANDERSON        MCGRATH,        Standard       O-OWNER        SINGLE        313600.00   312706.04
             ROAD                                NEAL                           OCCUPIED       FAMILY
126935204    78 MAIN             CENTERBROOK     KELLY,          Standard       O-OWNER        SINGLE        320000.00   319639.87
             STREET                              KEVIN                          OCCUPIED       FAMILY
126960202    1 COURTLAND         HUDSON          SHOEMAKER,      Standard       O-OWNER        SINGLE        328500.00   327515.65
             DRIVE                               SAMUEL                         OCCUPIED       FAMILY
126966803    21 GROVE            DELRAY          ING,            Standard       O-OWNER        SINGLE        308000.00   307077.03
             WAY                 BEACH           PHILLIS                        OCCUPIED       FAMILY
126981307    4317 WALNUT         WALNUT          GRISSO,         Select         O-OWNER        SINGLE        552000.00   550169.93
             BOULEVARD           CREEK           RONALD                         OCCUPIED       FAMILY
126995000    4663 WOODS EDGE     ZIONSVILLE      BRADFORD,       Standard       O-OWNER        SINGLE        333900.00   333382.76
             DRIVE                               BRYAN                          OCCUPIED       FAMILY
126998004    34 CUTLER           HAMILTON        GOODRICH,       Standard       O-OWNER        SINGLE        380000.00   379243.86
             ROAD                                KARA                           OCCUPIED       FAMILY
127025302    2108 SPRUCE         PHILADELPHIA    SAMUELS,        Standard       O-OWNER        SINGLE        649950.00   647953.42
             STREET                              LOUIS                          OCCUPIED       FAMILY
127042208    304 PRESTON OAKS    CARY            HOPE,           Standard       O-OWNER        SINGLE        264150.00   263205.67
             LANE                                BEVERLY                        OCCUPIED       FAMILY
127051704    3 MYRAS             NORTON          LAKIS,          Standard       O-OWNER        SINGLE        281650.00   280826.76
             WAY                                 DAVID                          OCCUPIED       FAMILY
127059608    41 ATLANTIC         NORTH           GORMAN,         Standard       O-OWNER        SINGLE        500000.00   499012.12
             AVENUE              HAMPTON         THOMAS                         OCCUPIED       FAMILY
127066603    2088 EAST           GRAND           FRANKLIN,       Select         O-OWNER        SINGLE        260000.00   259181.31
             BALDWIN             BLANC           LEONARD                        OCCUPIED       FAMILY
127099000    237 CORNWALL        GLEN            TRUJILLO,       Relocation     O-OWNER        SINGLE        280000.00   279304.63
             ROAD                ROCK            LOUIS                          OCCUPIED       FAMILY
127119105    71084 PATRICIA      RANCHO          BONFANTI,       Standard       O-OWNER        SINGLE        280000.00   279139.76
             PARK                MIRAGE          BONNIE                         OCCUPIED       FAMILY
             PLACE
127177509    3700 MARQUIS        LAKE            OLSON,          Select         O-OWNER        SINGLE        432000.00   431388.21
             COURT               OSWEGO          TERRANCE                       OCCUPIED       FAMILY
127190908    8032 ORE KNOB       FENTON          WILSON,         Standard       O-OWNER        SINGLE        296000.00   295293.38
             DRIVE                               MICHAEL                        OCCUPIED       FAMILY
127199404    2650 KREIBEL        HARLEYSVILLE    SHANK,          Standard       O-OWNER        SINGLE        320000.00   319175.30
             ROAD                                CHARLES                        OCCUPIED       FAMILY
127224509    7817 DAY            GOLETA          WALKER,         Select         O-OWNER        CONDO         472500.00   471518.05
             ROAD                                SCOTT                          OCCUPIED
127233609    18725 CALERA        HUNTINGTON      DOAN,           Select         O-OWNER        SINGLE        417050.00   415831.03
             LANE                BEACH           LONG                           OCCUPIED       FAMILY
127238202    61 GALE             HAMPTON         GARNEAU,        Standard       O-OWNER        SINGLE        423200.00   419012.54
             ROAD                                JAMES                          OCCUPIED       FAMILY
127265106    380 AUBURN          WYCKOFF         JONES,          Standard       O-OWNER        SINGLE        500000.00   499609.94
             STREET                              SCOTT                          OCCUPIED       FAMILY
127271302    6629 MANZANO        CHINO           COURTNEY,       Standard       O-OWNER        SINGLE        303850.00   303489.91
             STREET                              DANIEL                         OCCUPIED       FAMILY
127289700    256 CASTLE HILL     WALNUT          TYNDALL,        Standard       O-OWNER        SINGLE        300000.00   298858.48
             RANCH               CREEK           ROY                            OCCUPIED       FAMILY
             RD
127291508    11380 MAPLE VALLEY  PLYMOUTH        MONTANTE,       Select         O-OWNER        SINGLE        463240.00   462301.27
             DR                                  MARK                           OCCUPIED       FAMILY
127291904    4911 SW 113         FT              HARPER,         Standard       O-OWNER        SINGLE        396000.00   395156.07
             AVENUE              LAUDERDALE      DELBERT                        OCCUPIED       FAMILY
127308302    115 GRAND PALM      PALM BEACH      GREENBERG,      Select         S-SECOND       SINGLE        750000.00   746706.14
             WAY                 GARDENS         NORMAN                         HOME           FAMILY
127308807    10085 ROSEMARIE     BRIGHTON        JAGASIA,        Select         O-OWNER        CONDO         280000.00   279446.76
             RUN                                 MANOHAR                        OCCUPIED
127310209    2104 DEL MONTE      HOUSTON         MCBRIDE,        Relocation     O-OWNER        SINGLE        504000.00   502633.70
             DRIVE                               BARBARA                        OCCUPIED       FAMILY
127318400    883 COVEY           HOLLISTER       SCHAFER,        Select         O-OWNER        SINGLE        361200.00   360195.53
             COURT                               JOHN                           OCCUPIED       FAMILY
127322402    344 S 6TH           PERKASIE        CHIAROLANZA,    Stated         O-OWNER        SINGLE        104150.00   103556.50
             STREET                              CATERINA        Income         OCCUPIED       FAMILY
127327104    801 MAPLE GLEN      WAYNE           EWAN,           Standard       O-OWNER        SINGLE        292000.00   291377.70
             LANE                                TODD                           OCCUPIED       FAMILY
127338200    611 WOOD DUCK       MC              PHIELER,        Select         O-OWNER        PUD           374400.00   374129.02
             CT                  KINNEY          DAVID                          OCCUPIED
127348902    161 MIDDLE          BRENTWOOD       VENEZIA,        Standard       O-OWNER        SINGLE        340000.00   339123.78
             ROAD                                KEITH                          OCCUPIED       FAMILY
127371607    19 DANIEL           DIX             RIZZO,          Standard       O-OWNER        SINGLE        300000.00   299491.69
             LANE                HILLS           BERNADETTE                     OCCUPIED       FAMILY
127387009    2160 ELDERBERRY     SAN             SWIDER,         Relocation     O-OWNER        SINGLE        369000.00   368049.04
             LANE                RAFAEL          CHRISTINA                      OCCUPIED       FAMILY
127403004    28080 LAKEWOOD      ST              MULLINS,        Standard       O-OWNER        SINGLE        374500.00   373582.78
             DR                  FRANCIS         KEVIN                          OCCUPIED       FAMILY
127423002    3375 CRESCENT OAKS  TARPON          BERRY,          Standard       O-OWNER        SINGLE        336000.00   335177.11
             BLVD                SPRINGS         CHRISTINA                      OCCUPIED       FAMILY
127429801    1825 EAGLE TRACE    CORAL           VAN PRAAG,      Standard       O-OWNER        SINGLE        552000.00   551328.81
             BLVD                SPRINGS         RAYMOND                        OCCUPIED       FAMILY
127431500    4000 MERIDIAN BLVD  MAMMOTH         MOY,            Standard       S-SECOND       CONDO         453650.00   452146.02
             546                 LAKES           PETER                          HOME
127440006    2104 WARD           BILOXI          MANDAL,         Select         O-OWNER        SINGLE        650000.00   648192.97
             LANE                                ROBERT                         OCCUPIED       FAMILY
127482206    1695 PADDINGTON     KESWICK         DRAKE,          Standard       O-OWNER        SINGLE        449250.00   448292.60
             CIRCLE                              DAVID                          OCCUPIED       FAMILY
127485209    2129 DELANCEY       PHILADELPHIA    QUINN,          Standard       O-OWNER        SINGLE        348000.00   347531.42
             STREET                              KEVIN                          OCCUPIED       FAMILY
127495802    598 W COYOTE        SILVERTHORNE    BARNES,         Standard       O-OWNER        SINGLE        255000.00   254325.96
             DRIVE                               RON                            OCCUPIED       FAMILY
127496701    5 MOORE             BEVERLY         BRALEY,         Standard       O-OWNER        SINGLE        314900.00   314709.23
             CIRCLE                              JAMES                          OCCUPIED       FAMILY
127507002    300 WAWA            CHESTER         WAALS,          Standard       O-OWNER        SINGLE        476000.00   474933.55
             ROAD                HEIGHTS         JAN                            OCCUPIED       FAMILY
127526507    333 RIVER           BRANCHBURG      AURICHIO,       Relocation     O-OWNER        SINGLE        255800.00   255254.85
             ROAD                                JEFFREY                        OCCUPIED       FAMILY
127549202    4777 E 136TH        CARMEL          REARDON,        Standard       O-OWNER        SINGLE        333000.00   332074.22
             ST                                  MICHAEL                        OCCUPIED       FAMILY
127552008    4866 RESERVOIR      WASHINGTON      BYERS,          Standard       O-OWNER        SINGLE        399600.00   398543.74
             ROAD                                DOUGLAS                        OCCUPIED       FAMILY
             NW
127555100    1006 READING        WYOMISSING      MATTERN,        Standard       O-OWNER        SINGLE        495000.00   493724.34
             BLVD                                JAMES                          OCCUPIED       FAMILY
127590305    815 DOAN            BURBANK         MCMILLAN,       Standard       O-OWNER        SINGLE        271000.00   270265.32
             DRIVE                               RICHARD                        OCCUPIED       FAMILY
127615201    108 SOUTH           MARGATE         MYERSON,        Standard       S-SECOND       SINGLE        396000.00   395466.81
             LANCASTER                           STANTON                        HOME           FAMILY
             AVENUE
127615300    6 S CLARENDON       MARGATE         ZAYON,          Standard       S-SECOND       SINGLE        310000.00   309802.32
             AVENUE                              HERBERT                        HOME           FAMILY
127645208    3961 E LAKE         DAVIE           BALES,          Standard       O-OWNER        SINGLE        315000.00   314188.21
             ESTATES                             BRUCE                          OCCUPIED       FAMILY
             DRIVE
127646404    1745 WEST           ROCHESTER       WU,             Select         O-OWNER        SINGLE        464000.00   462538.96
             RIDGE               HILLS           DAI-YUN                        OCCUPIED       FAMILY
127654903    846 APRIL HILL      HARLEYSVILLE    JINDAL,         Standard       O-OWNER        SINGLE        336956.00   336273.18
             WAY                                 SANJEEV                        OCCUPIED       FAMILY
127666006    2577 LAMBERT        UNION           MCCANTS,        Select         O-OWNER        SINGLE        287200.00   286507.95
             COURT               CITY            RONALD                         OCCUPIED       FAMILY
127669406    27633 YARDLEY       SANTA           MOENTMANN,      Standard       O-OWNER        SINGLE        306000.00   305347.87
             WAY                 CLARITA         NORMAN                         OCCUPIED       FAMILY
127673903    19 DEGE FARM        TEWKSBURY       ANDRZEJEWSKI,   VIP            O-OWNER        SINGLE        408000.00   406807.49
             ROAD                                KATHERINE       Relocatio      OCCUPIED       FAMILY
127687507    554 EAST BROADWAY   SOUTH           NOLAN,          Standard       O-OWNER        CONDO         281250.00   280908.03
             UNIT                BOSTON          ELIZABETH                      OCCUPIED
             #2
161041702    59 STEEPLE          NOCKAMIXON      GOLDSTEIN,      Standard       O-OWNER        SINGLE        260950.00   260326.95
             DRIVE               TWP             CATHY                          OCCUPIED       FAMILY
161514500    175 EAST SHORE      MASSAPEQUA      BIANCO,         Standard       O-OWNER        SINGLE        465900.00   464052.81
             DRIVE                               JOHN                           OCCUPIED       FAMILY
162517908    553 PALM            GLENDORA        DE LORME,       Select         O-OWNER        SINGLE        592000.00   589780.77
             DRIVE                               JOHN                           OCCUPIED       FAMILY
163081102    317 HESPER          METAIRIE        DAVIES,         Select         O-OWNER        SINGLE        450000.00   448073.84
             AVENUE                              JAMES                          OCCUPIED       FAMILY
164580300    12311 EUSTACE       BUMPASS         GODLEWSKI,      Standard       O-OWNER        SINGLE        321550.00   321060.80
             DRIVE                               RICHARD                        OCCUPIED       FAMILY
165101809    1871 MCDANIEL       SAN             NORTHEND,       Standard       O-OWNER        SINGLE        440000.00   438163.20
             AVENUE              JOSE            CHARLES                        OCCUPIED       FAMILY
165218108    2012 WROXTON        HOUSTON         DAHLKE,         Standard       O-OWNER        SINGLE        270000.00   269291.32
             ROAD                                SAUNDRA                        OCCUPIED       FAMILY
165389800    124 TEAL POINTE     PONTE VEDRA     GOLITZ,         Super          S-SECOND       SINGLE        643900.00   642874.69
             LANE                BEACH           ROBERT          Select         HOME           FAMILY
165832502    401 NYSTROM LANE    WINTER          STROHKORB,      Standard       S-SECOND       CONDO         291900.00   291718.56
             UNIT                PARK            GREGG                          HOME
             S-316
166450601    8931 SUMMER         INDIANAPOLIS    SMITH,          Standard       O-OWNER        SINGLE        511850.00   510070.17
             ESTATES                             DOUGLAS                        OCCUPIED       FAMILY
             DRIVE
167289107    6566 GRANDE ORCHID  DELRAY          SMERILSON,      Select         O-OWNER        SINGLE        519700.00   519115.13
             WAY                 BEACH           MARC                           OCCUPIED       FAMILY
167296904    401 NYSTROM LANE    WINTER          GERTZ,          Standard       S-SECOND       CONDO         290040.00   289868.75
             #1421               PARK            DAVID                          HOME
167600501    1620 CAMINO         NOGALES         ARANA,          Standard       O-OWNER        SINGLE        300000.00   299422.14
             CAMPESTRE                           ENRIQUE                        OCCUPIED       FAMILY
167757905    2 HOLDMAN           MILLSTONE       BARNETT,        Standard       O-OWNER        SINGLE        328500.00   327117.16
             PLACE               TOWNSHIP        RICHARD                        OCCUPIED       FAMILY
168396307    SHREWSBURY HUNT     SHREWSBURY      HARRINGTON,     Standard       O-OWNER        SINGLE        297933.00   297313.83
             #142                                SCOTT                          OCCUPIED       FAMILY
168439602    14 ISLEWORTH        HENDERSON       SOHOCKI,        Select         O-OWNER        SINGLE        400000.00   397260.49
             DRIVE                               KENNETH                        OCCUPIED       FAMILY
168929305    21 MEADOWS          WHITEFISH       COYNE,          Standard       S-SECOND       SINGLE        626250.00   625090.51
             COURT                               ROBERT                         HOME           FAMILY
169200300    1018 SPRINGHOUSE    AMBLER          COPMAN,         Standard       O-OWNER        SINGLE        275000.00   273692.22
             DRIVE                               SCOTT                          OCCUPIED       FAMILY
169245008    7853 EAGLE RANCH    FT              EVANS,          Standard       O-OWNER        SINGLE        400000.00   398969.15
             ROAD                COLLINS         ROBERT                         OCCUPIED       FAMILY
495611006    11064 150TH COURT   JUPITER         CHRISTENSEN,    Standard       O-OWNER        SINGLE        284050.00   283279.98
             NORTH                               ROBERT                         OCCUPIED       FAMILY
496140005    LOOP                FRASER          MORITZ,         Standard       O-OWNER        SINGLE        400850.00   400109.29
             ROAD                                JOEL                           OCCUPIED       FAMILY
497537506    21783 SARAHILLS     SARATOGA        KASSAI,         Standard       O-OWNER        SINGLE        800000.00   797781.09
             DRIVE                               ALEX                           OCCUPIED       FAMILY
499927804    4173 LAKE OAKS      FORT            BUCHANAN,       Standard       O-OWNER        SINGLE        382500.00   374535.76
             CIRCLE              WORTH           DOUGLAS                        OCCUPIED       FAMILY
500007000    20026 AUSTIN        CASTRO          JAUREGUI,       Standard       O-OWNER        SINGLE        341000.00   340273.29
             LANE                VALLEY          HECTOR                         OCCUPIED       FAMILY
500009600    40 BARKERS POINT    SANDS           ZIEGELBAUM,     Stated         O-OWNER        SINGLE        786500.00   784536.60
             ROAD                POINT           ZELIK           Income         OCCUPIED       FAMILY
500010905    51 WINONA           PEABODY         CHMURA,         Standard       O-OWNER        SINGLE        342000.00   341289.27
             STREET                              CHRISTINA                      OCCUPIED       FAMILY
500016209    1800 SUGARLOAF      DULUTH          BERINGHAUS,     Select         O-OWNER        SINGLE        649900.00   648182.15
             CLUB                                ROBERT                         OCCUPIED       FAMILY
             DRIVE
500049408    1501 EASTLAND       NASHVILLE       WHITESELL,      Standard       O-OWNER        SINGLE        268000.00   267236.00
             AVE                                 GINA                           OCCUPIED       FAMILY
500061007    725 COMBEES         ROSWELL         BREEDLOVE,      Relocation     O-OWNER        SINGLE        285350.00   284058.12
             WAY                                 TERESA                         OCCUPIED       FAMILY
500073606    7194 VIA            SAN             WRIGHT,         Standard       O-OWNER        SINGLE        266000.00   265447.19
             MARIA               JOSE            SARGENT                        OCCUPIED       FAMILY
500075700    511 COUNTY ROAD     FRASER          MEYERS,         Standard       S-SECOND       SINGLE        345000.00   344064.74
             809                                 DANIEL                         HOME           FAMILY
500078308    326 7TH             STEAMBOAT       ANDERSON,       Standard       O-OWNER        SINGLE        397600.00   396752.67
             STREET              SPRINGS         NATHAN                         OCCUPIED       FAMILY
500087002    5315 EAST           SALT LAKE       BERRETH,        Standard       O-OWNER        SINGLE        322400.00   321712.93
             EMIGRATION CANYON   CITY            DALE                           OCCUPIED       FAMILY
             ROAD
500095500    209 KINGS POINT     EAST            HIRSCHBERGER,   Stated         S-SECOND       SINGLE        552500.00   551924.92
             ROAD                HAMPTON         SALLY           Income         HOME           FAMILY
500099007    6317 CASTEJON       LA              HUM,            Standard       O-OWNER        SINGLE        510000.00   509330.51
             DR                  JOLLA           PETER                          OCCUPIED       FAMILY
500317607    13526 E DEL TIMBRE  SCOTTSDALE      WADE,           Relocation     O-OWNER        SINGLE        396000.00   395082.65
             DRIVE                               JULIE                          OCCUPIED       FAMILY
500329701    28 COQUETTE         HIGHLANDS       JOY,            Standard       O-OWNER        SINGLE        565500.00   564438.16
             LANE                                ARLENE                         OCCUPIED       FAMILY
500335609    801 E FARM ROAD     MIDLOTHIAN      HARTSON,        Standard       O-OWNER        SINGLE        529500.00   529144.71
             875                                 ROBERT                         OCCUPIED       FAMILY
500342209    2019 VIA NOVA       LOMITA          PATTERSON,      Select         O-OWNER        SINGLE        364000.00   363163.95
             AVENUE                              MATTHEW                        OCCUPIED       FAMILY
500350707    325 BRACKEN         TROY            MARSDEN,        Select         O-OWNER        SINGLE        340000.00   339225.92
             DRIVE                               CYNTHIA                        OCCUPIED       FAMILY
500365200    5608 BORDLEY        HOUSTON         SEFTON,         Standard       O-OWNER        SINGLE        400000.00   399058.20
             DRIVE                               SCOTT                          OCCUPIED       FAMILY
500369202    36                  IRVINE          BLACK,          Standard       O-OWNER        SINGLE        301275.00   300437.44
             BROOKHOLLOW                         HAROLD                         OCCUPIED       FAMILY
500375803    345 E HANSEN        JACKSON         SHERMAN,        Standard       O-OWNER        SINGLE        335200.00   335002.09
             AVENUE                              JOHN                           OCCUPIED       FAMILY
500381504    4641 RAMONA         FALLBROOK       KINGSFORD,      Standard       O-OWNER        SINGLE        285000.00   284187.55
             DRIVE                               RON                            OCCUPIED       FAMILY
500384409    1818 NW 126         CORAL           HOGAN,          Standard       O-OWNER        SINGLE        322000.00   321618.41
             WAY                 SPRINGS         ROBERT                         OCCUPIED       FAMILY
500388202    1949 SE 15          POMPANO         KOSS,           Standard       O-OWNER        SINGLE        500000.00   498960.91
             COURT               BEACH           STUART                         OCCUPIED       FAMILY
500388301    40 SHIPWAY PLACE    CHARLESTOWN     OWEN,           Standard       O-OWNER        CONDO         300000.00   299376.55
             40                                  NEIL                           OCCUPIED
500396700    10 EASTWOOD         EAST            COBB,           Standard       O-OWNER        SINGLE        254250.00   253747.56
             DRIVE               WINDSOR         MALIK                          OCCUPIED       FAMILY
500400205    1408 COOL SPRING    ALEXANDRIA      MONROE,         Standard       O-OWNER        SINGLE        359950.00   358116.48
             DRIVE                               MICHAEL                        OCCUPIED       FAMILY
500417308    1629 MORELAND       ALAMEDA         SMART,          Standard       O-OWNER        SINGLE        380000.00   377984.22
             DRIVE                               JOSEPH                         OCCUPIED       FAMILY
500417803    369 JEROME          SAN             GARCIA,         Standard       O-OWNER        SINGLE        275500.00   275147.43
             STREET              JOSE            JOHN                           OCCUPIED       FAMILY
500438007    38 FAY              NEEDHAM         ROSIN,          Standard       O-OWNER        SINGLE        345000.00   344535.48
             LANE                                JONATHAN                       OCCUPIED       FAMILY
500440706    2505 SOUTH 186TH    OMAHA           BEEHLER,        VIP            O-OWNER        SINGLE        343900.00   343412.97
             CIRCLE                              ROBERT          Relocatio      OCCUPIED       FAMILY
500458401    1123 11TH STREET    SANTA           MATHEOS,        Standard       O-OWNER        CONDO         265000.00   264449.27
             3                   MONICA          PETER                          OCCUPIED
500461801    25                  ALISO           KINNEY,         Standard       O-OWNER        SINGLE        260000.00   259473.13
             TIMBERLAND          VIEJO           DAVID                          OCCUPIED       FAMILY
500469507    13200 BISCAYNE      NORTH           WEIMER,         Standard       O-OWNER        SINGLE        440000.00   439130.68
             ISLAND              MIAMI           MARK                           OCCUPIED       FAMILY
             TERRACE
500485008    4440 SAVAGE POINTE  FRANKLIN        WILKINSON,      Standard       O-OWNER        SINGLE        285000.00   284586.13
             DRIVE                               RANDALL                        OCCUPIED       FAMILY
500490107    445 E FRONT         PERRYSBURG      MAHAFFEY,       Select         O-OWNER        SINGLE        400000.00   399168.73
             STREET                              MICHAEL                        OCCUPIED       FAMILY
500520903    2253 EAST           MEDIA           PAYNTER,        Standard       O-OWNER        SINGLE        320000.00   319569.13
             DEERFIELD                           TODD                           OCCUPIED       FAMILY
             DRIVE
500535604    602 SAPPHIRE        CARMEL          BEAL,           Standard       O-OWNER        SINGLE        262000.00   261495.33
             DRIVE                               FRANKLIN                       OCCUPIED       FAMILY
500539606    17123 GULF PINE     WELLINGTON      BERGER,         Standard       O-OWNER        SINGLE        300000.00   299327.87
             WAY                                 DAVID                          OCCUPIED       FAMILY
500562509    4 QUAIL RIDGE       MEDFORD         BEZDEN,         Standard       O-OWNER        SINGLE        298000.00   297348.81
             COURT                               VLADIMIR                       OCCUPIED       FAMILY
500570403    34 SHAW             HARTSDALE       GRAYMAN,        Standard       O-OWNER        SINGLE        260000.00   259675.66
             PLACE                               HARRIS                         OCCUPIED       FAMILY
500579909    2117 DEER TRAIL     COOPERSBURG     TREMPS,         Standard       O-OWNER        SINGLE        270000.00   269671.70
             ROAD                                SANDRA                         OCCUPIED       FAMILY
500585500    4946 CARLSON PARK   TROY            SHAH,           Select         O-OWNER        SINGLE        295700.00   295506.57
             DRIVE                               KETAN                          OCCUPIED       FAMILY
500609300    2655 CANYON CREST   ESCONDIDO       FRY,            Standard       O-OWNER        SINGLE        367200.00   366692.92
             DRIVE                               GEORGE                         OCCUPIED       FAMILY
500620208    66 GOSPORT          PORTSMOUTH      DREW,           Standard       O-OWNER        SINGLE        325000.00   324551.19
             ROAD                                CHARLES                        OCCUPIED       FAMILY
500629209    2501 VAN HOEKS      MODESTO         NOWICKI,        VIP            O-OWNER        SINGLE        372000.00   371207.22
             CIRCLE                              JOSEPH          Relocatio      OCCUPIED       FAMILY
500637202    664 MILITIA HILL    WEST            ZINK,           Relocation     O-OWNER        SINGLE        392000.00   390527.05
             DRIVE               CHESTER         THOMAS                         OCCUPIED       FAMILY
500640503    4528 WINSTON        NASHVILLE       SMART,          Standard       O-OWNER        SINGLE        350000.00   349552.09
             DRIVE                               WALTER                         OCCUPIED       FAMILY
500660600    409 MARIENSTEIN     UPPER BLACK     DYCK,           Standard       O-OWNER        SINGLE        306850.00   306258.92
             ROAD                EDDY            MARTIN                         OCCUPIED       FAMILY
500661905    2925 CORTE          NEWPORT         KAHN,           Standard       O-OWNER        SINGLE        469800.00   468895.06
             PORTOFINO           BEACH           KENNETH                        OCCUPIED       FAMILY
500676101    1058 FAIRVIEW       FORT            SHERMAN,        Standard       O-OWNER        SINGLE        276000.00   275390.18
             LANE                LEE             KELLY                          OCCUPIED       FAMILY
500679501    3099 GLENGROVE      ROCHESTER       HORTON,         Select         O-OWNER        SINGLE        312000.00   311335.10
             DRIVE               HILLS           PAUL                           OCCUPIED       FAMILY
500692108    102 BELLE MEADOW    MARIETTA        FRANSISCO,      Select         O-OWNER        SINGLE        300000.00   299450.88
             DRIVE                               LEON                           OCCUPIED       FAMILY
500704408    820 SE 8TH          FORT            GOLDMAN,        Standard       O-OWNER        SINGLE        348000.00   347442.13
             STREET              LAUDERDALE      PETER                          OCCUPIED       FAMILY
500707807    14 KING ARTHUR      NEW             SHERMAN,        Standard       O-OWNER        SINGLE        568750.00   567964.59
             COURT               CITY            MICHAEL                        OCCUPIED       FAMILY
500724000    12197 VIA SAN       SAN             INGERSOLL,      Standard       O-OWNER        SINGLE        337250.00   336805.76
             LORENO              DIEGO           MARCUS                         OCCUPIED       FAMILY
500737804    20                  IRVINE          BESNARD,        Standard       O-OWNER        SINGLE        314750.00   314544.11
             EASTHAVEN                           MICHAEL                        OCCUPIED       FAMILY
500750005    603 E LAKE STREET   EXCELSIOR       THOMAS,         Standard       O-OWNER        CONDO         300000.00   299436.68
             118                                 JOHN                           OCCUPIED
500758800    5319 GARNABY        NORCROSS        COKER,          Standard       O-OWNER        SINGLE        300000.00   299119.40
             LN                                  DAVID                          OCCUPIED       FAMILY
500759402    247                 PLEASANTVILLE   ARTUSO,         Standard       O-OWNER        SINGLE        390000.00   389415.73
             BROADWAY                            DOMINICK                       OCCUPIED       FAMILY
500765409    50 LOVE             LONGVIEW        COPELAND,       Standard       O-OWNER        SINGLE        285000.00   284407.72
             COURT                               STUART                         OCCUPIED       FAMILY
500769500    1337 TULBERRY       ROCHESTER       BAUER,          Standard       O-OWNER        SINGLE        271000.00   270644.26
             CIRCLE                              TINA                           OCCUPIED       FAMILY
500769708    109 FREHOLD         MORRISVILLE     MILES,          Standard       O-OWNER        SINGLE        285000.00   284283.94
             COURT                               JEFFREY                        OCCUPIED       FAMILY
500803507    2317 DUANE          LOS             PRIGGE,         Standard       O-OWNER        SINGLE        284000.00   283409.80
             STREET              ANGELES         TAMSIN                         OCCUPIED       FAMILY
500813902    1565 HOLLISTER      LOS             MALEK,          Standard       O-OWNER        SINGLE        373600.00   371825.02
             LANE                OSOS            ALBERT                         OCCUPIED       FAMILY
500814207    10655 MIRA LAGO     SAN             WALTERS,        Standard       O-OWNER        SINGLE        337350.00   336748.16
             TERRACE             DIEGO           JEREMY                         OCCUPIED       FAMILY
500815303    12040 BROOKE        SOUTH           LINDQUIST,      Standard       O-OWNER        SINGLE        360400.00   359592.57
             COURT               LYON            RONALD                         OCCUPIED       FAMILY
500828405    1401 HILLCREST      FT              WADE,           Standard       O-OWNER        SINGLE        649000.00   647545.97
             STREET              WORTH           GLENN                          OCCUPIED       FAMILY
500830401    1063 SUNRISE RIDGE  LAFAYETTE       FEIMER,         VIP            O-OWNER        SINGLE        605950.00   605070.07
             DRIVE                               NICKOLAUS       Relocatio      OCCUPIED       FAMILY
500832209    11619 FRONT BEACH   PANAMA          BLACK,          Select         S-SECOND       CONDO         264000.00   263451.35
             ROAD                CITY            CARL                           HOME
             1202
500836606    6 JUNIPER POINT     BRANFORD        SMELSER,        Standard       O-OWNER        SINGLE        375000.00   374507.72
             ROAD                                PATRICK                        OCCUPIED       FAMILY
500871603    33 HOLYOKE STREET   BOSTON          KANIWEC,        Standard       O-OWNER        CONDO         288150.00   287762.01
             UNIT                                GEORGE                         OCCUPIED
             #5
500875000    3047 WOODSIDE       PLEASANT        JENNINGS,       VIP            O-OWNER        SINGLE        359950.00   359400.52
             MEADOWS             HILL            CHRISTOPHER     Relocatio      OCCUPIED       FAMILY
             ROAD
500876909    436 GROVE AVENUE    OAK             FARRELL,        Standard       O-OWNER        SINGLE        420400.00   419548.10
             N                   PARK            JAMES                          OCCUPIED       FAMILY
500901301    3350 CALLE          CAMARILLO       UTTS,           Standard       O-OWNER        SINGLE        300000.00   298164.64
             CITA                                CHARLES                        OCCUPIED       FAMILY
500908405    7504 LYNDHURST      PLANO           HEATH,          Standard       O-OWNER        SINGLE        288000.00   287445.26
             LANE                                ROBERT                         OCCUPIED       FAMILY
500917208    7 TRANQUILITY       SOUTHAMPTON     MITCHELL,       Standard       O-OWNER        SINGLE        256800.00   256462.87
             COURT                               JOSEPH                         OCCUPIED       FAMILY
500923404    14434 LAUREL        WELLINGTON      THOMPSON,       Standard       O-OWNER        SINGLE        295500.00   295140.70
             TRAIL                               RICHARD                        OCCUPIED       FAMILY
500925508    401 NYSTROM LANE    WINTER          PIRIBEK,        Standard       S-SECOND       CONDO         327100.00   326670.61
             UNIT                PARK            JOHN                           HOME
             S-303
500945605    408 SEAWARD         NEWPORT         ACUNA,          Stated         O-OWNER        SINGLE        386000.00   385275.20
             ROAD                BEACH           ANTONIO         Income         OCCUPIED       FAMILY
500948104    13002 BENT OAK      WACO            MCCARTER,       Standard       O-OWNER        SINGLE        320800.00   320368.06
             DRIVE                               JACK                           OCCUPIED       FAMILY
500951504    840 RUBY            VACAVILLE       CHANDRAN,       Standard       O-OWNER        SINGLE        287000.00   286388.36
             DRIVE                               SUBHASH                        OCCUPIED       FAMILY
500955307    24 EDINBURGH        MADISON         MONTGOMERY,     Relocation     O-OWNER        SINGLE        314400.00   314178.09
             LANE                                ANDREW                         OCCUPIED       FAMILY
500965603    4214 W ALABAMA      HOUSTON         FAHEY,          Standard       O-OWNER        SINGLE        495000.00   494298.99
             AVENUE                              MARIA                          OCCUPIED       FAMILY
500969100    92 514 AWAWA        KAPOLEI         PAK,            Standard       O-OWNER        SINGLE        195000.00   194723.84
             PL                                  HYUN                           OCCUPIED       FAMILY
500979802    39 MONTECITO        NEWPORT         JACKSON,        Standard       O-OWNER        SINGLE        650000.00   649168.17
             DR                  BEACH           ROBERT                         OCCUPIED       FAMILY
500980602    209-211 SHELL       MANHATTAN       SAJOVIC,        Standard       O-OWNER        2-4           399950.00   399411.47
             STREET              BEACH           ZORAN                          OCCUPIED       FAMILY
500981204    1681 WINGSPAN       WINTER          SCHRADER,       Standard       O-OWNER        SINGLE        308000.00   307595.67
             WAY                 SPRINGS         PATRICK                        OCCUPIED       FAMILY
500985007    4901 FAIRWAY RIDGE  WEST            STENSON,        Select         O-OWNER        CONDO         318800.00   318313.33
             CIRCLE              BLOOMFIELD      DAVID                          OCCUPIED
500989306    14515 CYPRUS POINT  FARMERS         ALBERTS,        Stated         O-OWNER        SINGLE        109900.00   109698.84
             DRIVE               BRANCH          DANETTE         Income         OCCUPIED       FAMILY
501012009    1216 CASTILE        CORAL           HORSTMYER,      Standard       O-OWNER        SINGLE        294000.00   293604.14
             AVENUE              GABLES          LINDA                          OCCUPIED       FAMILY
501015101    5200 SEVILLE        FLOWER          MAHLKE,         Relocation     O-OWNER        SINGLE        300000.00   299575.15
             LANE                MOUND           KENNETH                        OCCUPIED       FAMILY
501029102    995 S RACE          DENVER          BRISCOE,        Standard       O-OWNER        SINGLE        333000.00   332551.63
             STREET                              MICHAEL                        OCCUPIED       FAMILY
501030100    401 NYSTROM LANE    WINTER          CASCIO,         Standard       S-SECOND       CONDO         287800.00   287634.41
             UNIT                PARK            FRANK                          HOME
             S-503
501035109    256 HOMESTEAD       SOUTHBURY       ZDANKIEWICZ,    Standard       O-OWNER        SINGLE        292700.00   292274.94
             ROAD                                PETER                          OCCUPIED       FAMILY
501071104    4895 SUNBEAM        YORBA           VOLTAREL,       Select         O-OWNER        SINGLE        332500.00   331313.62
             LANE                LINDA           JOSEPH                         OCCUPIED       FAMILY
501071807    261 BURGUNDY        LUCEDALE        MASSEY,         Select         O-OWNER        SINGLE        294000.00   293259.13
             DRIVE                               JAMES                          OCCUPIED       FAMILY
501092100    2327 WESTMINSTER    COSTA           STARNES,        Standard       O-OWNER        SINGLE        295200.00   294802.52
             AVENUE              MESA            TODD                           OCCUPIED       FAMILY
501112106    201 ZEPHYR WAY      WINTER          NEGOLA,         Standard       S-SECOND       CONDO         332400.00   332400.00
             #2601               PARK            DANIEL                         HOME
501171607    38                  NEWPORT         KOZUKI,         Standard       O-OWNER        SINGLE        430000.00   429725.80
             WHITEHALL           BEACH           WARREN                         OCCUPIED       FAMILY
501172902    31                  IRVINE          JOHANSSON,      Standard       O-OWNER        SINGLE        310850.00   310651.77
             LANGFORD                            DEBORAH                        OCCUPIED       FAMILY
501202303    29360 OWL           CLARK           BURKE,          Standard       S-SECOND       SINGLE        290000.00   289810.29
             DRIVE                               MARK                           HOME           FAMILY
501207401    536 S GROVE         BARRINGTON      GELESKE,        Standard       O-OWNER        SINGLE        424800.00   424535.96
             AVENUE                              TIMOTHY                        OCCUPIED       FAMILY
501208300    43 MELINDA          HEWITT          SALLEROLI,      Standard       O-OWNER        SINGLE        431250.00   431250.00
             LN                                  NICHOLAS                       OCCUPIED       FAMILY
501233308    3370 GREENSIDE      DACULA          ESFAHANI,       Standard       O-OWNER        SINGLE        373100.00   372622.53
             COURT                               SHAHIN                         OCCUPIED       FAMILY
501262000    18 COUSTEAU         AUSTIN          BARGER,         Standard       O-OWNER        SINGLE        494400.00   494084.73
             LANE                                JAMES                          OCCUPIED       FAMILY
501267702    10825 GRINDSTONE    FISHERS         CREEL,          Relocation     O-OWNER        SINGLE        360000.00   359515.27
             DRIVE                               BRADY                          OCCUPIED       FAMILY
501272306    7908 E HORSESHOE    ORANGE          CALDWELL,       Standard       O-OWNER        SINGLE        342000.00   341562.32
             TRAIL                               ROBERT                         OCCUPIED       FAMILY
501296503    9 CRYSTAL           WOODBRIDGE      DAVIDSON,       Relocation     O-OWNER        SINGLE        513750.00   513396.43
             TERRACE                             BRUCE                          OCCUPIED       FAMILY
501296800    64 GLENWOOD         POINT           MCTERNAN,       Standard       O-OWNER        SINGLE        308000.00   307798.52
             AVENUE              LOOKOUT         MICHAEL                        OCCUPIED       FAMILY
501310908    5230 &5304 TEDFORD  YORBA           SAMBOLICH,      Standard       O-OWNER        SINGLE        431200.00   430637.57
             WAY                 LINDA           MICHAEL                        OCCUPIED       FAMILY
501335509    617 E COOPER AVE    ASPEN           KRAJIAN,        Standard       O-OWNER        CONDO         450000.00   449720.29
             UNIT                                RONALD                         OCCUPIED
             114
501349807    8 PAGE              WOBURN          CLARK,          Standard       O-OWNER        SINGLE        300000.00   299644.49
             PLACE                               LEWANA                         OCCUPIED       FAMILY
501359103    10224 NE 52ND       KIRKLAND        SIEMERING,      Standard       S-SECOND       CONDO         560000.00   559301.41
             STREET UNIT                         GEORGE                         HOME
             D
501372502    808 PACKWOOD        TAMPA           NIPPER,         Standard       O-OWNER        SINGLE        353600.00   353158.89
             AVENUE                              CINDY                          OCCUPIED       FAMILY
             S
501391106    10 HAVEN            MEDFIELD        EILAND,         Standard       O-OWNER        SINGLE        492000.00   491686.26
             ROAD                                ROBERT                         OCCUPIED       FAMILY
501392104    5631 GREENBUSH      VALLEY          RIDER,          Standard       O-OWNER        SINGLE        298400.00   298008.27
             AVENUE              GLEN            DOUGLAS                        OCCUPIED       FAMILY
501395503    100 N ERLWOOD       RICHMOND        COHEN,          VIP            O-OWNER        SINGLE        277000.00   276799.51
             COURT                               GIL             Relocatio      OCCUPIED       FAMILY
501405708    60 FAIRMOUNT        GARDEN          MIXON,          Standard       O-OWNER        SINGLE        310000.00   310000.00
             BOULEVARD           CITY            JOHN                           OCCUPIED       FAMILY
501414502    371 FOXPOINT        NEWINGTON       PETERS,         Standard       O-OWNER        SINGLE        436000.00   435456.11
             ROAD                                CATHERINE                      OCCUPIED       FAMILY
501419600    4797 W HINSDALE     LITTLETON       ALBI,           Standard       O-OWNER        SINGLE        390000.00   390000.00
             COURT                               JOSEPH                         OCCUPIED       FAMILY
501422109    10179 OLIVIA        LOS             THOMASSIAN,     Standard       O-OWNER        SINGLE        270000.00   269671.70
             TERRACE             ANGELES         VIKEN                          OCCUPIED       FAMILY
501430102    18 CABRILLO         AVALON          KRESSEL,        Standard       O-OWNER        CONDO         272000.00   271730.24
             DRIVE                               TERRENCE                       OCCUPIED
501442701    29120 N 66TH        CAVE            SZOSTAK,        Relocation     O-OWNER        SINGLE        280000.00   279622.98
             STREET              CREEK           ELAINE                         OCCUPIED       FAMILY
501447601    1778                ROCHESTER       LUCCI,          Standard       O-OWNER        SINGLE        264000.00   263670.65
             CHASE                               JOHN                           OCCUPIED       FAMILY
501447700    17                  IRVINE          TORABZADEH,     Standard       O-OWNER        SINGLE        332405.00   332187.56
             GLENOAKS                            SAEED                          OCCUPIED       FAMILY
501480909    1106 RINDGE LN      REDONDO         ACKLEY,         Standard       O-OWNER        CONDO         313750.00   313378.19
             2                   BCH             BOBBY                          OCCUPIED
501497903    105 TOWNSEND FARMS  BOXFORD         MESHAY,         Standard       O-OWNER        SINGLE        450000.00   450000.00
             ROAD                                MICHAEL                        OCCUPIED       FAMILY
501500003    32420 DERBY         UNION           BRADY,          Relocation     O-OWNER        SINGLE        342000.00   341392.38
             COURT               CITY            MARY                           OCCUPIED       FAMILY
501526404    1724 PEMBROKE       MCKINNEY        BESCH,          Standard       O-OWNER        SINGLE        432000.00   431461.09
             LANE                                ROBERT                         OCCUPIED       FAMILY
501530208    7617 WISCASSET      WEST            KEARIN,         Relocation     O-OWNER        SINGLE        425000.00   424427.76
             DRIVE               HILLS           NICOLAS                        OCCUPIED       FAMILY
501539506    201 ZEPHYR WAY      WINTER          MARX,           Standard       S-SECOND       CONDO         304450.00   304450.00
             #2402               PARK            ROBERT                         HOME
501544803    1046 N WOODBINE     OAK             WILLIAMS-LEE,   Relocation     O-OWNER        SINGLE        332000.00   331340.21
             AVENUE              PARK            AUDREY                         OCCUPIED       FAMILY
501569800    802 FOX HOLLOW      OAK             VENABLE,        Standard       O-OWNER        SINGLE        332500.00   332282.49
             LANE                POINT           CHARLES                        OCCUPIED       FAMILY
501583504    17109 T             OMAHA           EVANS,          Relocation     O-OWNER        SINGLE        270350.00   270350.00
             STREET                              BRUCE                          OCCUPIED       FAMILY
501593107    401 NYSTROM LANE    WINTER          MUELLER,        Standard       S-SECOND       CONDO         288150.00   287970.90
             #1607               PARK            GARY                           HOME
501647804    4208 SHENANDOAH     DALLAS          HARMON,         Standard       O-OWNER        SINGLE        320000.00   319610.90
             STREET                              ANGELA                         OCCUPIED       FAMILY
501650303    1727 15TH AVENUE    ISSAQUAH        SATTERLEE,      Standard       O-OWNER        SINGLE        257400.00   257255.70
             NE                                  HEIDI                          OCCUPIED       FAMILY
501650709    387 EDINBORO        STATEN          FAMA,           Standard       O-OWNER        SINGLE        384800.00   384800.00
             ROAD                ISLAND          GARY                           OCCUPIED       FAMILY
501661409    4806 ROLLING RIDGE  WEST            ROHR,           Select         O-OWNER        SINGLE        320000.00   320000.00
             COURT               BLOOMFIELD      STEPHEN                        OCCUPIED       FAMILY
501664106    6076 BROOKSTONE     GRAND           DEAN,           Select         O-OWNER        SINGLE        301200.00   300987.41
             LANE                BLANC           DAVID                          OCCUPIED       FAMILY
501704605    1005 FAIR           FRANKLIN        HINTON,         Standard       O-OWNER        SINGLE        280000.00   279650.70
             STREET                              JULIE                          OCCUPIED       FAMILY
501705206    63 BALFOUR          WEST            ANDRUSZKIEWICZ, Standard       O-OWNER        SINGLE        300000.00   299788.26
             DRIVE               HARTFORD        PETER                          OCCUPIED       FAMILY
501724504    201 ZEPHYR WAY      WINTER          CLARK,          Standard       S-SECOND       CONDO         379940.00   379940.00
             #2600               PARK            JAMES                          HOME
501757801    401 NYSTROM LANE    WINTER          SCHNITTKER,     Standard       S-SECOND       CONDO         437330.00   437051.12
             UNIT                PARK            WILLIAM                        HOME
             1511
501765101    22 OLDE WOOD        SALEM           GAGLIONE,       Standard       O-OWNER        SINGLE        280800.00   280800.00
             ROAD                                SEBASTIAN                      OCCUPIED       FAMILY
501824601    201 ZEPHYR WAY      WINTER          MAGNUSON,       Standard       S-SECOND       CONDO         341000.00   341000.00
             #2508               PARK            R                              HOME
501944904    401 NYSTROM LANE    WINTER          WALKER,         Standard       S-SECOND       CONDO         400000.00   399775.75
             #S700               PARK            JAMES                          HOME
502070600    901 LOCUST          WILMETTE        THINNES,        Standard       O-OWNER        SINGLE        350000.00   350000.00
             ROAD                                WILLIAM                        OCCUPIED       FAMILY
502103401    2503 HUNTERS RUN    WESTON          FISCHGRUND,     Standard       O-OWNER        SINGLE        358808.00   358808.00
             WAY                                 JARED                          OCCUPIED       FAMILY
502143506    66 LOUGHLIN         GREENWICH       BANKS,          Standard       O-OWNER        SINGLE        465500.00   465500.00
             AVENUE                              ERIKA                          OCCUPIED       FAMILY
502316805    284 WENTWORTH       MOULTONBORO     TUHY,           Standard       S-SECOND       SINGLE        380000.00   380000.00
             SHORES                              PAUL                           HOME           FAMILY
             ROAD
502336407    401 NYSTROM LANE    WINTER          KULIG,          Standard       S-SECOND       CONDO         371990.00   371990.00
             #1703               PARK            KENNETH                        HOME
502434301    201 ZEPHYR WAY      WINTER          FRAZAR,         Standard       S-SECOND       CONDO         339940.00   339940.00
             #2202               PARK            EDWARD                         HOME
600010578    7003 VIA            CARLSBAD        HOFFMAN,        Standard       O-OWNER        PUD           295000.00   293253.36
             PADILLA                             CHERYL                         OCCUPIED
600011509    2241 JAMESTOWN      OXNARD          LEE,            Standard       O-OWNER        SINGLE        300000.00   298598.03
             LANE                                HAROLD                         OCCUPIED       FAMILY
600013100    1237 FIRETHORNE     EASTON          HOF,            Standard       O-OWNER        SINGLE        280250.00   279545.92
             DRIVE                               PHILIP                         OCCUPIED       FAMILY
600013925    1520 DEERHORN       EL DORADO       GALLAGHER,      Standard       O-OWNER        SINGLE        277600.00   276679.69
             DRIVE               HILLS           WILLIAM                        OCCUPIED       FAMILY
                                                 MICHAEL
600014188    157 BEVERLY         MOUNT           BROWN,          Standard       O-OWNER        SINGLE        335500.00   334613.17
             ROAD                KISCO           ADAM                           OCCUPIED       FAMILY
600015707    1652 9TH            MANHATTAN       BORDOKAS,       Standard       O-OWNER        SINGLE        768750.00   765681.23
             STREET              BEACH           GEORGE                         OCCUPIED       FAMILY
600015711    1018 NORTH NORMAN   FULLERTON       COLEMAN,        Standard       O-OWNER        SINGLE        284900.00   283673.86
             PLACE                               DAVID                          OCCUPIED       FAMILY
600015828    33 MAPLE RIDGE      READING         WALKER,         Standard       O-OWNER        SINGLE        290000.00   289271.41
             ROAD                                MELISSA                        OCCUPIED       FAMILY
600015908    1309 KILLARNEY      LOS             HOOD,           Standard       O-OWNER        SINGLE        288400.00   284849.72
             AVENUE              ANGELES         CONSTANCE                      OCCUPIED       FAMILY
600016759    22509 GAYCREST      TORRANCE        COLETTE,        Standard       O-OWNER        SINGLE        296000.00   294757.51
             AVENUE                              MICHAEL                        OCCUPIED       FAMILY
600016764    42665 AVENIDA       TEMECULA        MALDONADO,      Standard       O-OWNER        SINGLE        275000.00   273816.45
             BEGONIA                             RALPH                          OCCUPIED       FAMILY
600016772    3503 SW GALE        PORTLAND        GAVONI,         Standard       O-OWNER        SINGLE        297300.00   296227.72
             AVENUE                              DEAN                           OCCUPIED       FAMILY
600017006    13821 ETUDE         SAN             THOENE,         Standard       O-OWNER        SINGLE        286300.00   284893.29
             ROAD                DIEGO           MATTHEW                        OCCUPIED       FAMILY
600017020    16                  IRVINE          BIER,           Standard       O-OWNER        SINGLE        412500.00   410768.48
             FESTIVO                             STEPHEN                        OCCUPIED       FAMILY
600017122    2546 COTSWOLD HILL  FAIRFIELD       DELLENBACH,     Standard       O-OWNER        PUD           368000.00   366684.45
             DRIVE                               ROBERT                         OCCUPIED
600017129    10046 RUFFNER       NORTH           ERAN,           Standard       O-OWNER        SINGLE        261000.00   259055.94
             AVENUE              HILLS           HARUTYUN                       OCCUPIED       FAMILY
600017130    4903 TOWNSHIP       MARIETTA        BRADSHAW,       Standard       O-OWNER        SINGLE        280000.00   278082.26
             OVERLOOK                            ROD                            OCCUPIED       FAMILY
600017137    6010 JACARANDA      YORBA           GUERRA,         Standard       O-OWNER        SINGLE        300000.00   298223.75
             LANE                LINDA           RAFAEL                         OCCUPIED       FAMILY
600017139    19904 AHWANEE       LOS             LEE,            Standard       O-OWNER        SINGLE        311000.00   308681.20
             LANE                ANGELES         MICHAEL                        OCCUPIED       FAMILY
600017140    31 JACKSON          BEDFORD         DAGOSTINO,      Standard       O-OWNER        SINGLE        264000.00   262089.61
             ROAD                                PAUL                           OCCUPIED       FAMILY
600017142    72 SETON            IRVINE          HAGLUND,        Standard       O-OWNER        CONDO         256500.00   255270.86
             ROAD                                BECKY                          OCCUPIED
600017144    16767 BAYVIEW       SUNSET BEACH    PACKER,         Standard       O-OWNER        SINGLE        443000.00   441045.39
             DRIVE               AREA            MICHAEL                        OCCUPIED       FAMILY
600017226    153 TRELLIS         SAN             WARK,           Standard       O-OWNER        SINGLE        332000.00   328092.37
             DRIVE               RAFAEL          GARY                           OCCUPIED       FAMILY
600017229    37 PHEASANT         IRVINE          RHEE,           Standard       O-OWNER        SINGLE        332700.00   331510.62
             CREEK                               PAUL                           OCCUPIED       FAMILY
600017235    1340 WASHINGTON     WHEELING        GRUBLER, DR     Standard       O-OWNER        SINGLE        285000.00   283629.94
             FARMS                               JOSEPH                         OCCUPIED       FAMILY
600017239    1613 SHEFFIELD      REDLANDS        WANCHOO,        Standard       O-OWNER        SINGLE        278000.00   276142.38
             LANE                                M                              OCCUPIED       FAMILY
600017253    972 PASEO SANTA     THOUSAND        WOOLEY,         Standard       O-OWNER        PUD           420000.00   417986.76
             BARBARA             OAKS            JON                            OCCUPIED
600017268    1125 ENGLEWILD      GLENDORA        JACKSON,        Standard       O-OWNER        SINGLE        400000.00   398320.98
             DRIVE                               JOHN                           OCCUPIED       FAMILY
600017284    805 CARRIAGE        SOLVANG         CULLEN,         Standard       O-OWNER        SINGLE        313000.00   311881.04
             DRIVE                               STEPHEN                        OCCUPIED       FAMILY
600017384    48 HILDRETH         HUNTINGTON      KOCIS,          Standard       O-OWNER        SINGLE        324000.00   322326.80
             AVENUE                              ROBERT                         OCCUPIED       FAMILY
600017461    1028 TREVECCA       CLAREMONT       TAN,            Standard       O-OWNER        SINGLE        555700.00   553713.44
             PLACE                               FERNANDO                       OCCUPIED       FAMILY
600017481    4950 ALATAR         LOS             NABI,           Standard       O-OWNER        SINGLE        259900.00   258768.29
             DRIVE               ANGELES         SAFIULLAH                      OCCUPIED       FAMILY
600017482    21837 OCEAN         TORRANCE        LEW,            Standard       O-OWNER        SINGLE        305800.00   303487.31
             AVENUE                              MOON                           OCCUPIED       FAMILY
600017485    2755 WEST 225TH     TORRANCE        DELGADO,        Standard       O-OWNER        SINGLE        265000.00   264052.63
             STREET                              ROBERTO                        OCCUPIED       FAMILY
600017486    509 CALIFORNIA      EL              BINDER,         Standard       O-OWNER        SINGLE        400000.00   396574.09
             STREET              SEGUNDO         ROBERT                         OCCUPIED       FAMILY
600017489    2237 ORTEGA         SAN             BAUMANN,        Standard       O-OWNER        SINGLE        292000.00   290956.11
             STREET              FRANCISCO       SCOTT                          OCCUPIED       FAMILY
600017624    2368 RUPERT         SAN             REEVE,          Standard       O-OWNER        SINGLE        400000.00   398100.20
             DRIVE               JOSE            KERRY                          OCCUPIED       FAMILY
600017625    2652 SOUTH AVERILL  LOS             SHOWLER,        Standard       O-OWNER        SINGLE        264000.00   262863.82
             AVENUE              ANGELES         STEPHEN                        OCCUPIED       FAMILY
600017710    13422 MILAN         WESTMINSTER     MAISANO,        Standard       O-OWNER        SINGLE        287500.00   286472.21
             STREET                              RICHARD                        OCCUPIED       FAMILY
600017954    109 HAWTHORNE       HERSHEY         HINMAN,         Standard       O-OWNER        SINGLE        264000.00   261489.10
             DRIVE                               BRIAN                          OCCUPIED       FAMILY
600017992    30829 CANTERBURY    UNION           ALBERTO,        Standard       O-OWNER        SINGLE        287900.00   286969.35
             WAY                 CITY            JOSENIO                        OCCUPIED       FAMILY
600018390    1307 CLEARVIEW      YARDLEY         PAGNONI,        Standard       O-OWNER        SINGLE        301000.00   300120.23
             DRIVE                               ALESSANDRA                     OCCUPIED       FAMILY
600019338    5101 BLACK OAK      AMARILLO        KINZY,          Stated         O-OWNER        SINGLE        108000.00   107812.22
             DRIVE                               MARVIN          Income         OCCUPIED       FAMILY
600019426    46 WYNDEMERE LAKE   CHESTER         THURMAN,        Standard       O-OWNER        SINGLE        750000.00   748319.71
             DRIVE               SPRINGS         RALPH                          OCCUPIED       FAMILY
600019449    904 SOUTH OCEAN     SOUTH BETHANY   FLEISCHER,      Standard       S-SECOND       SINGLE        350600.00   348688.62
             DRIVE               BEACH           STANLEY                        HOME           FAMILY
600020016    141 HOPE            HOLLAND         AOUDOU-PACCO,   Standard       O-OWNER        SINGLE        460000.00   458956.95
             ROAD                                IBRAHIM                        OCCUPIED       FAMILY
600020234    1922 WALNUT GREEN   HOUSTON         HARTGERINK,     Standard       O-OWNER        SINGLE        258850.00   258325.47
             DRIVE                               DANIEL                         OCCUPIED       FAMILY
600020392    7401 TWEEDS GATE    PLANO           BONENBERGER,    Standard       O-OWNER        PUD           267900.00   267343.26
             DRIVE                               ERIC                           OCCUPIED
600020492    15617 NORTH 63RD    SCOTTSDALE      BELTZ,          Standard       O-OWNER        SINGLE        123500.00   123181.75
             WAY                                 ROBERT                         OCCUPIED       FAMILY
600020538    53 PADDOCK          HOLLAND         LEVY,           Standard       O-OWNER        PUD           290400.00   289529.80
             WAY                                 JEFFREY                        OCCUPIED
600021307    29 64TH STREET      SEA ISLE        RODGERS,        Standard       S-SECOND       CONDO         300000.00   299407.28
             EAST                CITY            WILLIAM                        HOME
             UNIT
600021322    1010 SACKETTSFORD   IVYLAND         PHILLIPS,       Standard       O-OWNER        SINGLE        360000.00   359341.09
             ROAD                                PETER                          OCCUPIED       FAMILY
600021376    19576 SATURNIA      BOCA            RALSTON,        Standard       O-OWNER        PUD           448900.00   448035.33
             LAKES               RATON           ROGER                          OCCUPIED
             DRIVE
600021662    9504 GREENFIELD     RALEIGH         GIBBS,          Standard       O-OWNER        PUD           259850.00   259680.02
             DR                                  ROY                            OCCUPIED
600021743    1205 MUSH BLUFF     ST              CISCO,          Standard       O-OWNER        SINGLE        777700.00   774832.21
             ROAD                MARYS           FAIRLEY                        OCCUPIED       FAMILY
600022245    7 HUNTERS           SOUTHAMPTON     JACOBS,         Standard       O-OWNER        SINGLE        288000.00   287020.83
             LANE                TWP             JEFFREY                        OCCUPIED       FAMILY
600022384    55 RED STONE        PLAINVILLE      RAGAGLIA,       Standard       O-OWNER        SINGLE        275000.00   274629.73
             HILL                                KRISTINE                       OCCUPIED       FAMILY
600022495    766 BEACOM          MERION          ROSEN,          Standard       O-OWNER        SINGLE        336000.00   335570.01
             LANE                STATION         ADAM                           OCCUPIED       FAMILY
600022787    221 NEW GATE        LAKE            LARKOWICH,      Standard       O-OWNER        PUD           448000.00   447455.28
             LOOP                MARY            GEORGE                         OCCUPIED
600023157    1 CLAREMONT         MAPLEWOOD       FOGELSON,       Standard       O-OWNER        SINGLE        348000.00   347103.16
             DRIVE               TOWNSHIP        JOSEPH                         OCCUPIED       FAMILY
600023221    103 ROGERS          WARREN          REN,            Standard       O-OWNER        SINGLE        270400.00   269809.15
             ROAD                TOWNSHIP        YI                             OCCUPIED       FAMILY
600023226    93 BURLINGTON       BERKELEY        REILLY,         Standard       O-OWNER        SINGLE        318750.00   318074.95
             ROAD                HEIGHTS         ROBERT                         OCCUPIED       FAMILY
                                 TWP
600023229    110 MOORE           BOROUGH OF      DEGEORGE,       Standard       O-OWNER        SINGLE        280000.00   279593.41
             STREET              PRINCETON       DAVID                          OCCUPIED       FAMILY
600023230    11 ISAAC GRAHAM     READINGTON      PAICH,          Standard       O-OWNER        SINGLE        411920.00   411085.30
             ROAD                TOWNSHIP        BRIAN                          OCCUPIED       FAMILY
600023231    37 GOLDECKER        BASS RIVER      DOROS,          Standard       O-OWNER        SINGLE        297000.00   296413.20
             ROAD                TWP             BRIAN                          OCCUPIED       FAMILY
600023233    6262 KINGFISHER     ALEXANDRIA      ANDRIUK,        Standard       O-OWNER        PUD           371100.00   370268.58
             LANE                                NANCY                          OCCUPIED
600023234    458 WEISCH          WYCKOFF         LISBOA,         Standard       O-OWNER        SINGLE        350000.00   349235.20
             LANE                TOWNSHIP        SEVERIANO                      OCCUPIED       FAMILY
600023235    19695 SMITH         ASHBURN         TRAX,           Standard       O-OWNER        SINGLE        277700.00   276965.99
             CIRCLE                              KEVIN                          OCCUPIED       FAMILY
600023295    9333 WICKHAM        ORLANDO         FISCHER,        Standard       O-OWNER        SINGLE        280000.00   279825.97
             WAY                                 RONALD                         OCCUPIED       FAMILY
                                                 JR
600025316    6645 HAWAII KAI     HONOLULU        WHITE,          Standard       S-SECOND       PUD           630000.00   629193.78
             DRIVE                               ROY                            HOME
650142902    10821 ORANGE PARK   ORANGE          NADER,          Standard       I-INVESTOR     SINGLE        275000.00   272376.59
             BOULEVARD                           MICHAEL                                       FAMILY
651177973    5 LILAC             COTO DE         PROUDFOOT,      Standard       O-OWNER        SINGLE        375000.00   372206.89
             LANE                CAZA            MATTHEW                        OCCUPIED       FAMILY
651192138    8370 CREEK HOLLOW   BLACKLICK       TONGUETTE,      Standard       O-OWNER        SINGLE        397800.00   396403.19
             ROAD                                DELNORE                        OCCUPIED       FAMILY
651195829    3610 COMPASS        COLORADO        BARTZ,          Stated         O-OWNER        SINGLE        100000.00    99638.12
             POINT               SPRINGS         MARIAN          Income         OCCUPIED       FAMILY
651204514    33 AUTUMN           EAST            CHANDEKAR,      Standard       O-OWNER        PUD           328000.00   325004.01
             LANE                BRUNSWICK       NITIN                          OCCUPIED
651205462    74                  SPRING          POOLE,          Standard       O-OWNER        SINGLE        361900.00   360342.47
             PERCHERON           CITY            JERRY                          OCCUPIED       FAMILY
651207056    2901 EDGELEY        ROSSMOOR        REHMAN,         Stated         I-INVESTOR     SINGLE        320000.00   318466.58
             PLACE                               JEROME          Income                        FAMILY
651207994    1430 WELLINGTON     PASADENA        FERRI,          Standard       O-OWNER        SINGLE        532000.00   530483.44
             AVENUE                              STEPHEN                        OCCUPIED       FAMILY
651209258    5770 REGAL VIEW     COLORADO        HERNANDEZ,      Standard       O-OWNER        SINGLE        370000.00   368971.39
             ROAD                SPRINGS         RICARDO                        OCCUPIED       FAMILY
651211465    6055 SOUTH GARTH    LOS ANGELES     SKINNER,        Standard       O-OWNER        SINGLE        292000.00   291188.21
             AVENUE              AREA            OTIS                           OCCUPIED       FAMILY
651217872    27921 RURAL         LAGUNA          GARCIA,         Standard       O-OWNER        SINGLE        363000.00   362306.64
             LANE                NIGUEL          CATHERINE                      OCCUPIED       FAMILY
651220154    23657 WHITE OAK     SANTA CLARITA   MCBROOM,        Standard       O-OWNER        SINGLE        281600.00   281014.78
             COURT               AREA            ROBERT                         OCCUPIED       FAMILY
651224430    5579 EAST LONNA     LONG            FAHRINGER,      Standard       O-OWNER        SINGLE        360000.00   359776.23
             LINDA               BEACH           TIMOTHY                        OCCUPIED       FAMILY
             DRIVE
651224635    13686 QUIET HILLS   POWAY           BERNS,          Standard       O-OWNER        SINGLE        321000.00   319880.81
             DRIVE                               JACOB                          OCCUPIED       FAMILY
651225105    26230 W READE       STEVENSON       NASSIF,         Standard       O-OWNER        SINGLE        266500.00   265570.86
             PLACE               RANCH           RONALD                         OCCUPIED       FAMILY
651225319    1365 GOLD SHADOW    CHINO           BURKE,          Standard       O-OWNER        SINGLE        277200.00   276409.78
             LANE                HILLS           RICK                           OCCUPIED       FAMILY
651227757    1382 CERRO          SAN             CHHABRA,        Standard       O-OWNER        SINGLE        380000.00   378916.75
             VERDE               JOSE            GURPREET                       OCCUPIED       FAMILY
651227908    4712 EAST VILLAGE   LONG            VEALE,          Standard       O-OWNER        SINGLE        256000.00   255129.61
             ROAD                BEACH           JAMES                          OCCUPIED       FAMILY
651229127    23114 FRIAR         LOS             ROZEMA,         Standard       O-OWNER        SINGLE        281600.00   280593.31
             STREET              ANGELES         MICHAEL                        OCCUPIED       FAMILY
651231748    223 GOLDEN EAGLE    BRISBANE        CHEUNG,         Standard       O-OWNER        CONDO         299000.00   297931.10
             LANE                                NEVIN                          OCCUPIED
651232580    29642 NORTH ENROSE  RANCHO PALOS    LAPINE,         Standard       O-OWNER        SINGLE        264100.00   263155.86
             AVENUE              VERDE           STEVEN                         OCCUPIED       FAMILY
651234204    13651 SW 84TH       MIAMI           VONKANEL,       Standard       O-OWNER        PUD           310000.00   309138.19
             COURT                               HORST                          OCCUPIED
651234695    4930 BASELINE       SANTA           ANDERSON,       Standard       O-OWNER        SINGLE        270000.00   269249.40
             AVENUE              YNEZ            JOHN                           OCCUPIED       FAMILY
651235110    607 COUNTRY CLUB    EL              CONGER,         Standard       O-OWNER        SINGLE        330000.00   328849.46
             ROAD                PASO            ANITA                          OCCUPIED       FAMILY
651237091    1370 PASEO          SAN             BROWNELL,       Standard       O-OWNER        SINGLE        265000.00   264244.55
             DESCANSO            DIMAS           PAUL                           OCCUPIED       FAMILY
651239354    31 MOUNTAINVIEW     VERONA          LONSINGER,      Standard       O-OWNER        SINGLE        285000.00   283981.15
             ROAD                                BRYAN                          OCCUPIED       FAMILY
651239447    207 WEST AVENIDA    SAN             SCHOENIG,       Standard       O-OWNER        SINGLE        372000.00   371226.92
             GAVIOTA             CLEMENTE        TODD                           OCCUPIED       FAMILY
651239490    12240 EAGLE RIDGE   LOS             CARLSON,        Standard       O-OWNER        PUD           270000.00   269055.93
             WAY                 ANGELES         JOHN                           OCCUPIED
651239504    549 FLOOD           SAN             WRIGHT,         Standard       O-OWNER        SINGLE        325000.00   323894.26
             AVENUE              FRANCISCO       BRENDA                         OCCUPIED       FAMILY
651239523    171 HANSBURG        WALKER          MCKENZIE,       Standard       S-SECOND       SINGLE        336000.00   334798.84
             ROAD                VALLEY          JOHN                           HOME           FAMILY
651241105    366 BARROW          CORONA          HARMON,         Standard       O-OWNER        SINGLE        293800.00   292749.71
             STREET                              CHARLES                        OCCUPIED       FAMILY
651241459    2779 STONECUTTER    THOUSAND        MILLER,         Standard       O-OWNER        CONDO         279518.00   278518.72
             STREET              OAKS            MICHAEL                        OCCUPIED
651241888    6                   IRVINE          LIU,            Standard       O-OWNER        SINGLE        300000.00   298927.54
             BROCKTON                            RONG                           OCCUPIED       FAMILY
651242128    300 E 33RD          NEW             MEGIBOW,        Standard       O-OWNER        CONDO         262000.00   261271.61
             ST                  YORK            ALEC                           OCCUPIED
651242274    299 PAVONIA AVENUE  JERSEY          DELLERT,        Standard       O-OWNER        CONDO         319950.00   319729.81
             UNIT                CITY            SUSAN                          OCCUPIED
             1-4
651242446    4378 PASEO SANTA    THOUSAND        CAMPBELL,       Standard       O-OWNER        SINGLE        387900.00   386513.30
             FE                  OAKS            ROBERT                         OCCUPIED       FAMILY
651242991    408 MONROE          HOBOKEN         LENZ,           Standard       O-OWNER        2-4           450000.00   449110.91
             STREET                              MICHAEL                        OCCUPIED       FAMILY
651242999    8422 RHODA          DUBLIN          DORAZIO,        Standard       O-OWNER        SINGLE        360000.00   358713.04
             AVENUE                              NICHOLAS                       OCCUPIED       FAMILY
651243135    1723 FUERTE         EL CAJON        IHMS,           Standard       O-OWNER        SINGLE        282000.00   281216.03
             ESTATES             AREA            WAYNE                          OCCUPIED       FAMILY
             DRIVE
651244065    711 SOUTH DEARBORN  CHICAGO         MERCHASIN,      Standard       O-OWNER        CONDO         286400.00   285474.21
             STREET                              ROBERT                         OCCUPIED
651245764    18140 SUPERIOR      LOS             GONZALEZ,       Standard       O-OWNER        SINGLE        308000.00   306770.65
             STREET              ANGELES         MODESTO                        OCCUPIED       FAMILY
             NORTHRIDG
651246184    824-826 OLD         TOPANGA         CARMALT,        Standard       O-OWNER        2-4           382800.00   381388.72
             TOPANGA CANYON      AREA            E                              OCCUPIED       FAMILY
             ROAD
651246352    829 VIA             SAN             BOCCASILE,      Standard       O-OWNER        SINGLE        360000.00   358744.88
             AMADEO              DIMAS           GUY                            OCCUPIED       FAMILY
651246362    975 AMHERST         LOS             PETRISOR,       Standard       O-OWNER        SINGLE        616100.00   613897.53
             AV                  ANGELES         GREGORY                        OCCUPIED       FAMILY
651246431    11135 RANCHO VIEW   TRUCKEE         BARRETT,        Standard       O-OWNER        SINGLE        348000.00   346786.68
             COURT                               CHARLES                        OCCUPIED       FAMILY
651247770    2307 32ND STREET    SANTA           PHILIPSON,      Standard       O-OWNER        CONDO         308000.00   307143.74
             #2                  MONICA          ROBERT                         OCCUPIED
651248050    4228 CASTLEPEAK     CORONA          REITZ,          Standard       O-OWNER        PUD           270200.00   269257.96
             DRIVE                               SYDNEY                         OCCUPIED
651248122    666 UPAS STREET     SAN             KUHL,           Standard       O-OWNER        CONDO         260000.00   259093.48
             UNIT #              DIEGO           DONALD                         OCCUPIED
             604
651251872    63 EDGEWOOD         NEW HYDE        LASCARIDES,     Standard       O-OWNER        SINGLE        310000.00   309593.05
             DRIVE               PARK            CHRIS                          OCCUPIED       FAMILY
651252042    2237 ERIN           BEL             JANICKI,        Standard       O-OWNER        SINGLE        304000.00   303066.02
             WAY                 AIR             MARK                           OCCUPIED       FAMILY
651252271    701 SEADRIFT        HUNTINGTON      MITCHELL,       Standard       O-OWNER        SINGLE        400000.00   398102.14
             DRIVE               BEACH           JOHN                           OCCUPIED       FAMILY
651252400    2267 18TH           SAN             RAND,           Standard       O-OWNER        SINGLE        340000.00   339564.89
             AVENUE              FRANCISCO       JON                            OCCUPIED       FAMILY
651252628    128 COLONIAL        DURANGO         HAMMONS,        Standard       O-OWNER        SINGLE        525000.00   523962.70
             DRIVE                               GARY                           OCCUPIED       FAMILY
651253021    11384 CHAFFINCH     SAN             RAFFERTY,       Standard       O-OWNER        SINGLE        290000.00   289397.32
             COURT               DIEGO           PATRICK                        OCCUPIED       FAMILY
651253234    5136 REDWILLOW      LA              BAYDIAN,        Standard       O-OWNER        SINGLE        333360.00   331384.52
             LANE                CANADA          ARAM                           OCCUPIED       FAMILY
651253269    640 WEST END ABE    NEW             KAHN,           Standard       O-OWNER        CONDO         284000.00   282932.89
             #4C                 YORK            GORDON                         OCCUPIED
651253317    119 NORTH           STARKVILLE      NORRIS,         Standard       O-OWNER        SINGLE        280000.00   279023.77
             MONTGOMERY                          WILLIAM                        OCCUPIED       FAMILY
             STREET
651253584    406 LAKE SHORE      LEANDER         STROHACKER,     Standard       O-OWNER        SINGLE        294000.00   286567.24
             CIRCLE                              OSCAR                          OCCUPIED       FAMILY
651253653    17590 BURKWOOD      YORBA           NEWPORT,        Standard       O-OWNER        SINGLE        274000.00   272945.71
             CIRCLE              LINDA           MARK                           OCCUPIED       FAMILY
651254125    1240 SOUTH SUNSET   ANAHEIM         STEUERNAGEL,    Standard       O-OWNER        PUD           282446.00   281436.29
             CREST               HILLS           ROBERT                         OCCUPIED
651254341    803 CHAGALL         SAN             AKBAR,          Standard       O-OWNER        CONDO         280500.00   279945.79
             ROAD                JOSE            JAVED                          OCCUPIED
651254389    145 POTOMAC         LOS             WANG,           Standard       O-OWNER        SINGLE        400000.00   398673.87
             DRIVE               GATOS           CHIH-CHUNG                     OCCUPIED       FAMILY
651254777    18                  LAGUNA          GALPERSON,      Standard       O-OWNER        PUD           380000.00   378943.58
             BERGAMO             NIGUEL          HOWARD                         OCCUPIED
651254824    8682 EAST SILVER    ANAHEIM         POWERS,         Standard       O-OWNER        SINGLE        296000.00   294967.99
             RIDGE                               WILLIAM                        OCCUPIED       FAMILY
             LANE
651255131    1855 ROSSMONT       REDLANDS        DEAGUILERA,     Standard       O-OWNER        SINGLE        304000.00   303133.38
             DRIVE                               LANA                           OCCUPIED       FAMILY
651255262    2514 RENATA         THOUSAND        ALKANA,         Standard       O-OWNER        CONDO         346500.00   345536.72
             COURT               OAKS            STEVE                          OCCUPIED
651255356    15 SALT SPRAY       LAGUNA          DALLAPE,        Standard       O-OWNER        SINGLE        384000.00   382661.19
             DRIVE               NIGUEL          DENISE                         OCCUPIED       FAMILY
651255585    1181 REBECCA        LIVERMORE       SHERROD,        Standard       O-OWNER        PUD           335000.00   333552.02
             DRIVE                               PAT                            OCCUPIED
651256337    625 CENTENNIAL      LEXINGTON       GINTER,         Standard       O-OWNER        SINGLE        298000.00   296452.08
             LANE                                GEORGE                         OCCUPIED       FAMILY
651256499    2923 LIBERTY        PLEASANTON      JANOVETZ,       Standard       O-OWNER        SINGLE        278400.00   277626.02
             DRIVE                               JEWELL                         OCCUPIED       FAMILY
651256530    30317 VIA           RANCHO PALOS    KO,             Standard       O-OWNER        SINGLE        529600.00   527706.76
             BORICA              VERDE           MICHAEL                        OCCUPIED       FAMILY
651256532    1008 PADDINGTON     GLENDORA        ELSWICK,        Standard       O-OWNER        SINGLE        382000.00   380634.39
             ROAD                                CAROL                          OCCUPIED       FAMILY
651256624    3807 CHARTHOUSE     WESTLAKE        LEVANGIE,       Standard       O-OWNER        SINGLE        540000.00   538069.58
             CIRCLE              VILLAGE         KEVIN                          OCCUPIED       FAMILY
651256750    33 MELODY LANE      BAYVILLE        DOOLAN,         Standard       O-OWNER        SINGLE        420000.00   418832.36
             SOUTH                               JAMES                          OCCUPIED       FAMILY
651256859    3825 VENUS          SAN             RAJA,           Standard       O-OWNER        SINGLE        467950.00   466649.07
             COURT               JOSE            PRAVEEN                        OCCUPIED       FAMILY
651257128    3932 SHOSHONEE      COLUMBUS        COUNCELLER,     Standard       O-OWNER        SINGLE        288000.00   287219.23
             DRIVE                               JOHN                           OCCUPIED       FAMILY
651257432    3660 ASTER          SEAL            NEWMAN,         Standard       O-OWNER        SINGLE        292500.00   291686.84
             STREET              BEACH           GLENN                          OCCUPIED       FAMILY
651257751    5005 ROCK VALLEY    RANCHO PALOS    CHOI,           Standard       O-OWNER        SINGLE        367500.00   366218.69
             ROAD                VERDES          HUBERT                         OCCUPIED       FAMILY
651257755    19075 RIDGEVIEW     VILLA           SANDELMAN,      Standard       O-OWNER        SINGLE        380000.00   378916.75
             ROAD                PARK            ROBERT                         OCCUPIED       FAMILY
651257815    40333 TESORO        PALMDALE        DAMMANWALLA,    Standard       O-OWNER        SINGLE        272600.00   271842.18
             LANE                                FAYYAZ                         OCCUPIED       FAMILY
651257942    25 BLUE RIDGE       SCOTCH          THOMPSON,       Standard       O-OWNER        SINGLE        349600.00   348552.39
             CIRCLE              PLAINS          MATTHEW                        OCCUPIED       FAMILY
651258077    15 WEST MAIN        BROOKSIDE       HEDEMAN,        Standard       O-OWNER        SINGLE        260000.00   259093.48
             STREET                              RICHARD                        OCCUPIED       FAMILY
651258271    820 EAST            BURBANK         CARLETTA,       Standard       O-OWNER        SINGLE        330000.00   328618.97
             PROVIDENCIA                         DAVID                          OCCUPIED       FAMILY
             AVENUE
651258397    9519 CREEMORE       LOS             PAWLIK,         Standard       O-OWNER        SINGLE        270000.00   269127.16
             PLACE TUJUNGA       ANGELES         TREVOR                         OCCUPIED       FAMILY
             ARE
651258547    67                  RANCHO SANTA    THEROUX,        Standard       O-OWNER        SINGLE        345000.00   343827.01
             BERLAMO             MARGAR          DANIEL                         OCCUPIED       FAMILY
651258574    18 VINCENT          VERONA          PATEL,          Standard       O-OWNER        SINGLE        279200.00   278201.87
             PLACE                               NAVNIT                         OCCUPIED       FAMILY
651258615    128 WASHINGTON      HANOVER         WILLIAMS,       Standard       O-OWNER        SINGLE        567000.00   564973.06
             STREET                              ALAN                           OCCUPIED       FAMILY
651259089    3281 KINROSS        HERNDON         GUTH,           Standard       O-OWNER        PUD           250000.00   249128.37
             CR                                  ROBERT                         OCCUPIED
651259393    430 CORTEZ          ARCADIA         BRKIC,          Standard       O-OWNER        SINGLE        270000.00   269034.76
             ROAD                                BORISLAV                       OCCUPIED       FAMILY
651259848    11622 AVENIDA       SAN             MADDEN,         Standard       O-OWNER        SINGLE        300000.00   298924.92
             SIVRITA             DIEGO           ROBERT                         OCCUPIED       FAMILY
651260052    715 MEADOWCREEK     LOWER           HAYES,          Standard       O-OWNER        SINGLE        450000.00   448309.14
             CIRCLE              GWYNEDD         DANIEL                         OCCUPIED       FAMILY
651260388    52 WEST ARTHUR      ARCADIA         ZHAO,           Standard       O-OWNER        SINGLE        307200.00   301096.34
             AVENUE                              FENG                           OCCUPIED       FAMILY
651260749    2585 THOMPSON       TUSTIN          GUZMAN,         Standard       O-OWNER        SINGLE        380000.00   378641.55
             AVENUE                              ROBERTO                        OCCUPIED       FAMILY
651260897    18766 FAIRFAX       HUNTINGTON      GAUTHIER-PETERS,Standard       O-OWNER        PUD           360000.00   358352.57
             LANE                BEACH           TRACEY                         OCCUPIED
651260961    951 NORTH GLENDORA  GLENDORA        SCHEFFLER,      Standard       O-OWNER        SINGLE        530000.00   527803.38
             AVENUE                              DALE                           OCCUPIED       FAMILY
651261125    7239 ROYCE          BROOKLYN        TOUQIR,         Standard       O-OWNER        2-4           289600.00   289210.06
             PLACE                               AHSAN                          OCCUPIED       FAMILY
651261360    10576 ASHTON        LOS             LINDSTROM,      Standard       O-OWNER        SINGLE        400000.00   395498.16
             AVENUE              ANGELES         JOHN                           OCCUPIED       FAMILY
651261446    1110 HUDSON STREET  HOBOKEN         ERMLER,         Standard       O-OWNER        CONDO         294500.00   293681.30
             #2N                                 WALTER                         OCCUPIED
651261455    47807 MASTERS       FREMONT         LE,             Standard       O-OWNER        SINGLE        307200.00   306101.80
             COURT                               THE                            OCCUPIED       FAMILY
651261475    2942 EAST SHAMROCK  BREA            STARK,          Standard       O-OWNER        SINGLE        290000.00   289152.35
             AVENUE                              JOSEPH                         OCCUPIED       FAMILY
651261709    1051 NORTH AVENUE   LOS             JENNETT,        Standard       O-OWNER        SINGLE        350100.00   348848.45
             64                  ANGELES         THOMAS                         OCCUPIED       FAMILY
651261802    45 BALBOA           NEWPORT         GORALESKI,      Stated         O-OWNER        SINGLE        715000.00   712569.04
             COVE                BEACH           MICHAEL         Income         OCCUPIED       FAMILY
651262001    954 COYOTE          MILPITAS        HO,             Standard       O-OWNER        SINGLE        270400.00   269433.36
             STREET                              JEREMY                         OCCUPIED       FAMILY
651262250    2076 DEER HAVEN     CHINO           VALLEJO,        Standard       O-OWNER        SINGLE        293600.00   292783.77
             DRIVE               HILLS           ERNESTO                        OCCUPIED       FAMILY
651262312    3180 JENKINS        SAN             LANE,           Standard       O-OWNER        SINGLE        277600.00   276828.24
             AVENUE              JOSE            CHERYL                         OCCUPIED       FAMILY
651262354    2254 NORWOOD        LIVERMORE       GILL,           Standard       O-OWNER        SINGLE        270000.00   269249.40
             ROAD                                THOMAS                         OCCUPIED       FAMILY
651262565    132 RUSSELL         PORTOLA         LENCIONI,       Standard       O-OWNER        SINGLE        540000.00   538117.31
             AVENUE              VALLEY          PAUL                           OCCUPIED       FAMILY
651262613    130 SOUTH           ALAMO           STRUTHERS,      Standard       O-OWNER        SINGLE        488000.00   486298.62
             AVENUE                              MITCHELL                       OCCUPIED       FAMILY
651262689    1123 COOK           CLAREMONT       ISINHUE,        Standard       O-OWNER        SINGLE        520000.00   518919.33
             AVENUE                              MING                           OCCUPIED       FAMILY
651262748    71-1637 PUU LANI    KAILUA          GOAKES,         Standard       O-OWNER        SINGLE        442000.00   440771.24
             DRIVE               KONA            VERNON                         OCCUPIED       FAMILY
651262875    22182               MISSION         MEE,            Standard       O-OWNER        SINGLE        332000.00   330842.45
             ABRAZO              VIEJO           CHARLES                        OCCUPIED       FAMILY
651263056    14 CREST            KATONAH         JONES,          Standard       O-OWNER        SINGLE        350000.00   349776.81
             ROAD                                PETER                          OCCUPIED       FAMILY
651263193    715 WEST PALM       EL              ROSENBERG,      Standard       O-OWNER        SINGLE        448000.00   447068.96
             AVENUE              SEGUNDO         PETER                          OCCUPIED       FAMILY
651263348    10652 BRIGHTON      SANTA           BIRD,           Standard       O-OWNER        SINGLE        376000.00   374901.02
             DRIVE               ANA             STEPHEN                        OCCUPIED       FAMILY
651263541    8718 DELMONICO      WEST HILLS      BERNAL,         Standard       O-OWNER        SINGLE        327000.00   325859.92
             AVENUE              AREA            RICK                           OCCUPIED       FAMILY
651263552    7616 SOUTHBY        WEST            CORYELL,        Standard       O-OWNER        SINGLE        475000.00   473343.94
             DRIVE               HILLS           SANDRA                         OCCUPIED       FAMILY
651263601    5031 CLOUD          LA              PAYNE,          Standard       O-OWNER        SINGLE        273000.00   272241.01
             AVENUE              CRESCENTA       ANTHONY                        OCCUPIED       FAMILY
651263653    370 SOUTH MOHLER    ANAHEIM         SUGDEN,         Standard       O-OWNER        SINGLE        306000.00   305149.29
             DRIVE                               JAMES                          OCCUPIED       FAMILY
651263807    145 CALTON          NEW             BALCH,          Standard       O-OWNER        SINGLE        284000.00   283210.48
             ROAD                ROCHELLE        DOUGLAS                        OCCUPIED       FAMILY
651263879    14885 DARK STAR     MORGAN          THOMAS,         Standard       O-OWNER        SINGLE        288000.00   286995.91
             COURT               HILL            JON                            OCCUPIED       FAMILY
651263990    2837 STINSON        POPLAR          FOWLER,         Standard       O-OWNER        SINGLE        351000.00   349402.58
             STREET              GROVE           GREGORY                        OCCUPIED       FAMILY
651264082    12420 WILLOW HILL   MOORPARK        OLSON,          Standard       O-OWNER        PUD           296000.00   294967.99
             DRIVE                               CHRISTOFER                     OCCUPIED
651264246    3 ISLEWORTH         HENDERSON       BASORE,         Standard       O-OWNER        SINGLE        360000.00   359270.48
             DRIVE                               JULIANNA                       OCCUPIED       FAMILY
651264446    11 CASCADE          SAN             BALI,           Standard       O-OWNER        SINGLE        260000.00   259093.48
             COURT               MATEO           SURESH                         OCCUPIED       FAMILY
651264469    400 MEDIO           HALF MOON       BEAMAN,         Standard       O-OWNER        SINGLE        364000.00   362909.89
             AVENUE              BAY             BUDD                           OCCUPIED       FAMILY
651264538    3360 BENNETT        LOS             FULLE,          Standard       O-OWNER        SINGLE        512000.00   510576.63
             DRIVE               ANGELES         JEANETTE                       OCCUPIED       FAMILY
651264673    26 NORTHERN         NEWBURY         BARGER,         Standard       O-OWNER        SINGLE        364000.00   362962.32
             BOULEVARD                           PAUL                           OCCUPIED       FAMILY
651264878    14700 ALBERS        SHERMAN OAKS    ZIV,            Standard       O-OWNER        SINGLE        268000.00   267236.00
             STREET              AREA            LEOR                           OCCUPIED       FAMILY
651265006    2435 EAST           PHOENIX         MAYNARD,        Standard       O-OWNER        PUD           381000.00   379704.59
             SILVERWOOD                          ROBERT                         OCCUPIED
             DRIVE
651265049    24555 SUNDANCE      LAGUNA          HARRIS,         Standard       O-OWNER        PUD           316000.00   315121.52
             AVENUE              HILLS           GARY                           OCCUPIED
651265457    17790 KIOWA TRAIL   SANTA           TYNER,          Standard       O-OWNER        SINGLE        300000.00   299144.80
             IN THE AREA         CLARA           PAUL                           OCCUPIED       FAMILY
             OF
651265474    19 AVONDALE         AVON            CARDIA,         Standard       O-OWNER        SINGLE        300000.00   298940.61
             ROAD                                RAFFAELE                       OCCUPIED       FAMILY
651265503    9142 GLADSTONE      MAPLE           LEINEN,         Standard       O-OWNER        SINGLE        292000.00   291160.69
             CIRCLE              GROVE           KELLY                          OCCUPIED       FAMILY
651265515    4377 PASEO SANTA    THOUSAND        PASTOR,         Standard       O-OWNER        SINGLE        404000.00   402591.44
             FE                  OAKS            MIGUEL                         OCCUPIED       FAMILY
651266094    229 CENTER          WILLISTON       HAQUE,          Standard       O-OWNER        SINGLE        259000.00   257194.07
             ST                  PARK            MOINUL                         OCCUPIED       FAMILY
651266950    1714 LE FLORE       LA HABRA        PERRINO,        Standard       O-OWNER        SINGLE        420000.00   418832.36
             DRIVE               HEIGHTS         BESSIE                         OCCUPIED       FAMILY
651267092    328 11TH            MANHATTAN       BURTON,         Standard       O-OWNER        SINGLE        350000.00   348628.58
             STREET              BEACH           JAMES                          OCCUPIED       FAMILY
651267293    237 VIA LOS         TORRANCE        GIBBONS,        Standard       O-OWNER        SINGLE        466400.00   465103.38
             MIRADORES                           NICHOLAS                       OCCUPIED       FAMILY
651267790    9441 RAVILLER       DOWNEY          NEGRETE,        Standard       O-OWNER        SINGLE        420750.00   419875.61
             DRIVE                               VICTOR                         OCCUPIED       FAMILY
651268156    5300 FAIRVIEW       BUENA           VALERIO,        Standard       O-OWNER        SINGLE        305000.00   303962.98
             AVENUE              PARK            OSCAR                          OCCUPIED       FAMILY
651268162    18350 SAN JOSE      NORTHRIDGE      WYENN,          Standard       O-OWNER        SINGLE        275700.00   274040.60
             STREET                              NEIL                           OCCUPIED       FAMILY
651268169    28510 DRIVER        AGOURA          JABERI,         Standard       O-OWNER        SINGLE        420000.00   418642.36
             AVENUE              HILLS           MANSOUR                        OCCUPIED       FAMILY
651269269    406 EAST FAR VISTA  RIDGECREST      MOWER,          Standard       O-OWNER        SINGLE        295000.00   294159.05
             AVENUE                              MICHAEL                        OCCUPIED       FAMILY
651269889    8567 VINE VALLEY    LOS             GRAHAM,         Standard       O-OWNER        SINGLE        264000.00   263102.41
             DRIVE SUN           ANGELES         JAMES                          OCCUPIED       FAMILY
             VALL
651271408    3696 ZOLA           SAN             TAYLOR,         Standard       O-OWNER        SINGLE        267000.00   266458.93
             STREET              DIEGO           TISHA                          OCCUPIED       FAMILY
651271568    2204 STEPHENS       DUNWOODY        BAGWELL,        Standard       O-OWNER        SINGLE        376000.00   374928.12
             WALK                                CHARLES                        OCCUPIED       FAMILY
651271717    850 ALMENAR         MILLBRAE        THOMPSON,       Standard       O-OWNER        SINGLE        436000.00   435456.11
             AVENUE                              PETER                          OCCUPIED       FAMILY
651271718    10400 CRAG CREST    AUBURN          VON KAHLE,      Standard       O-OWNER        SINGLE        276000.00   275213.22
             LANE                                JON                            OCCUPIED       FAMILY
651275209    4256 CHRISTIAN      SAN             DINH,           Standard       O-OWNER        SINGLE        520000.00   518250.42
             DRIVE               JOSE            NGON                           OCCUPIED       FAMILY
651275914    49 SHOWERS DRIVE    MOUNTAIN        WHITE,          Standard       S-SECOND       CONDO         277000.00   276355.48
             #H445               VIEW            ANDRE                          HOME
651276051    57 ROLLING          LAS FLORES      WOODS,          Standard       O-OWNER        SINGLE        394700.00   393107.17
             RIDGE               AREA            JAMES                          OCCUPIED       FAMILY
651276170    124 MADISON         ENGLEWOOD       CEASAR,         Standard       O-OWNER        SINGLE        344000.00   342750.98
             AVE                                 JOSEPH                         OCCUPIED       FAMILY
651276330    4220 BEAR GULCH     TWIN            HODGIN,         Standard       O-OWNER        SINGLE        508000.00   506970.58
             ROAD                BRIDGES         ROGER                          OCCUPIED       FAMILY
651276355    2228 275TH CT       ISSAQUAH        NOVAK,          Standard       O-OWNER        SINGLE        275000.00   274235.48
             SE                                  FRANK                          OCCUPIED       FAMILY
651276393    2593 SUMTER         HENDERSON       NOVAK,          Standard       I-INVESTOR     SINGLE        349500.00   348621.38
             STREET                              FRANK                                         FAMILY
651276610    1006 HIGHLAND       LOS             MATTULL,        Standard       O-OWNER        SINGLE        380000.00   378916.75
             AVENUE              ANGELES         CHRISTIE                       OCCUPIED       FAMILY
651276657    11332 BELLADONNA    SAN             ZAWAIDEH,       Standard       O-OWNER        SINGLE        307600.00   305457.44
             WAY                 DIEGO           ZAYED                          OCCUPIED       FAMILY
651276689    11635 ALDERHILL     SAN             PADILLA,        Standard       O-OWNER        SINGLE        385000.00   383691.00
             TERRACE             DIEGO           REUBEN                         OCCUPIED       FAMILY
651276695    9530 ESTATES        GILROY          SPANO,          Standard       O-OWNER        SINGLE        620000.00   618276.36
             DRIVE                               RICHARD                        OCCUPIED       FAMILY
651276700    4695 HALAGA         LA              MERRILL,        Standard       O-OWNER        SINGLE        240000.00   239749.34
             CIRCLE              VERNE           GENEVIEVE                      OCCUPIED       FAMILY
651276861    4 CARAWAY           CLIFTON         BOWMAN,         Standard       O-OWNER        SINGLE        280000.00   279403.28
             COURT               PARK            RICHARD                        OCCUPIED       FAMILY
651277073    508 RUDDER          CARLSBAD        KEATING-HUDSON, Standard       O-OWNER        PUD           397000.00   395848.17
             AVENUE                              DREW                           OCCUPIED
651277788    RR2 BOX             HARVEYS         WESLEY,         Standard       O-OWNER        SINGLE        332000.00   328351.36
             32                  LAKE            ANTHONY                        OCCUPIED       FAMILY
651278024    351 MAINSAIL        FOSTER          RADOVANCEVICH,  Standard       O-OWNER        SINGLE        496000.00   494586.07
             COURT               CITY            MICHAEL                        OCCUPIED       FAMILY
651278616    24991 BROOKTRAILS   WILLITS         MEHTLAN,        Stated         O-OWNER        SINGLE         60000.00    59842.04
             DRIVE                               ERIC            Income         OCCUPIED       FAMILY
651279818    1001 WEST UPAS      SAN             COLLETTE,       Standard       O-OWNER        SINGLE        380000.00   378943.58
             STREET              DIEGO           WALTER                         OCCUPIED       FAMILY
651280509    922 WEST            ALPINE          WAGNER,         Standard       O-OWNER        SINGLE        519200.00   516022.91
             PFEIFFERHORN                        KENNETH                        OCCUPIED       FAMILY
             DRIVE
651280865    51                  IRVINE          TRINH,          Standard       O-OWNER        CONDO         284000.00   281675.40
             EAGLECREEK                          HIEN                           OCCUPIED
651281290    10810 BUGGYWHIP     SPRING VALLEY   BOUGHNER,       Stated         O-OWNER        SINGLE        152000.00   151646.33
             DRIVE               AREA            JIM             Income         OCCUPIED       FAMILY
651281388    1029 LAUREL FIG     SIMI            HUYNH,          Standard       O-OWNER        SINGLE        290000.00   288997.56
             DRIVE               VALLEY          TODD                           OCCUPIED       FAMILY
651281489    13734 ALDERTON      CERRITOS        HOJO,           Standard       O-OWNER        SINGLE        285000.00   283301.78
             LANE                                LESTER                         OCCUPIED       FAMILY
651281856    39413 NORTH SHORE   FAWNSKIN        HOLMES,         Standard       S-SECOND       SINGLE        352000.00   350177.47
             DRIVE                               RUSSELL                        HOME           FAMILY
651282009    26069 SALINGER      STEVENSON       PISTERMAN,      Standard       O-OWNER        SINGLE        260000.00   258669.25
             LANE                RANCH           LUIS                           OCCUPIED       FAMILY
651282398    8775 WHITEWICKER    LAS             HOOD,           Standard       O-OWNER        SINGLE        256000.00   255170.22
             DRIVE               VEGAS           MICHAEL                        OCCUPIED       FAMILY
651282600    11271 NORMANTON     SAN             YUEN,           Standard       O-OWNER        PUD           440000.00   439085.59
             COURT               DIEGO           RAYMOND                        OCCUPIED
651282816    9840 ALDEA          LOS             LEVENBROWN,     Stated         O-OWNER        SINGLE        260000.00   259277.16
             AVENUE              ANGELES         ISAAC           Income         OCCUPIED       FAMILY
651282912    32049 NORTH BIG     CASTAIC         RICKS,          Standard       O-OWNER        PUD           287918.00   287212.83
             OAK                 AREA            RANDALL                        OCCUPIED
             LANE
651282916    943 LINCOLN BLVD    SANTA           GREGORY,        Stated         O-OWNER        CONDO         180000.00   179581.16
             C                   MONICA          MARC            Income         OCCUPIED
651283189    417                 CLAREMONT       WANG,           Standard       O-OWNER        PUD           276800.00   276010.94
             FORSYTH                             BALDWIN                        OCCUPIED
651283491    9035 ASHCROFT       WEST            HARPER,         Standard       O-OWNER        SINGLE        365000.00   364222.14
             AVENUE              HOLLYWOOD       BEN                            OCCUPIED       FAMILY
651283541    1544 IRVING         GLENDALE        FRIMERSHTEIN,   Standard       O-OWNER        SINGLE        332000.00   330702.29
             AVENUE                              ALEKS                          OCCUPIED       FAMILY
651283577    5092 BRIARHILL      YORBA           DEWITT,         Standard       O-OWNER        SINGLE        284000.00   283210.48
             DRIVE               LINDA           CHRISTIAN                      OCCUPIED       FAMILY
651284421    5914 NORA LYNN      LOS             RADIN,          Standard       O-OWNER        SINGLE        360000.00   358750.55
             DRIVE               ANGELES         PHILIP                         OCCUPIED       FAMILY
             WOODLAND
651284528    2888 CARPENTERS     DAVIDSVILLE     HARRISON,       Standard       O-OWNER        SINGLE        297000.00   296382.77
             PARK                                NEAL                           OCCUPIED       FAMILY
             ROAD
651285672    9250 ELIZABETH      LEONA           CHISHOLM,       Standard       O-OWNER        SINGLE        350000.00   349026.97
             LAKE                VALLEY          DAVID                          OCCUPIED       FAMILY
             ROAD
651286156    16255 EL DORADO     CHINO           CRAWFORD,       Standard       O-OWNER        SINGLE        260000.00   259277.16
             COURT               HILLS           MITCHELL                       OCCUPIED       FAMILY
651286249    60 GEORGETOWN       WESTON          LUSTBERG,       Standard       O-OWNER        SINGLE        273000.00   272221.76
             ROAD                                DAVID                          OCCUPIED       FAMILY
651286530    2070 NORTH          PASADENA        KRAGELUND,      Standard       O-OWNER        SINGLE        267200.00   266630.56
             ALTADENA                            JOEY                           OCCUPIED       FAMILY
             DRIVE
651287409    8738 VILLANOVA      LOS             NGUYEN,         Standard       O-OWNER        SINGLE        340000.00   339054.78
             STREET              ANGELES         DINH                           OCCUPIED       FAMILY
651288125    2416 MIKEMARY       CASTRO          CRAWFORD,       Standard       O-OWNER        SINGLE        281000.00   280198.96
             COURT               VALLEY          FRED                           OCCUPIED       FAMILY
651288317    13355 CANYON RIDGE  LOS             CROWNINSHIELD,  Standard       O-OWNER        SINGLE        279200.00   278604.98
             LANE                ANGELES         DAVID                          OCCUPIED       FAMILY
             GRANADA
651288462    326 SAN ANTONIO     ARCADIA         REILLY,         Standard       O-OWNER        SINGLE        325000.00   321952.63
             ROAD                                RAYMOND                        OCCUPIED       FAMILY
651288466    2320 HILLHURST      LOS             GETZ,           Standard       O-OWNER        SINGLE        396000.00   394871.12
             AVENUE              ANGELES         STANLEY                        OCCUPIED       FAMILY
651288545    5712 SUNMIST        YORBA           MORRISSEY,      Standard       O-OWNER        SINGLE        333000.00   332050.71
             DRIVE               LINDA           JOHN                           OCCUPIED       FAMILY
651288610    19358 EAST PACIFIC  ROWLAND         NAKANO,         Standard       O-OWNER        PUD           306300.00   305426.82
             OAKS                HEIGHTS         DARREN                         OCCUPIED
             PLACE
651288883    768 BRIDGE CREEK    SAN             TEJWANI,        Standard       O-OWNER        SINGLE        370400.00   369344.10
             DRIVE               RAMON           LALL                           OCCUPIED       FAMILY
651288933    1340 BRANDT         HILLSBOROUGH    LEVIN,          Standard       O-OWNER        SINGLE        306500.00   305626.26
             ROAD                                CHARLES                        OCCUPIED       FAMILY
651288934    3447 OAK CLIFF      FALLBROOK       WOOD,           Standard       O-OWNER        SINGLE        302000.00   301160.45
             DRIVE               AREA            STEVEN                         OCCUPIED       FAMILY
651288940    227 BARNARD         VENTURA         SMALL,          Standard       O-OWNER        SINGLE        602000.00   600283.89
             WAY                                 SAMUEL                         OCCUPIED       FAMILY
651289046    14 CRESTWOOD        SAN             QUINN,          Standard       O-OWNER        SINGLE        365000.00   362404.15
             DRIVE               RAFAEL          MICHAEL                        OCCUPIED       FAMILY
651289137    313& 313 1/2 5TH    HUNTINGTON      TORRES,         Standard       O-OWNER        2-4           266200.00   265441.15
             STREET              BEACH           JAMES                          OCCUPIED       FAMILY
651289254    607 EAST GRINNELL   BURBANK         NG,             Standard       O-OWNER        SINGLE        336000.00   335042.18
             DRIVE                               HERBERT                        OCCUPIED       FAMILY
651289274    298 WHITE HORSE     PALM            BACHMAN,        Standard       S-SECOND       CONDO         334500.00   333546.46
             TRAIL               DESERT          MARK                           HOME
651289295    12199 CLASSIC       CORAL           ABRAHAMSEN,     Standard       O-OWNER        SINGLE        259300.00   258560.82
             DRIVE               SPRINGS         KEITH                          OCCUPIED       FAMILY
652000028    21051 ASHLEY        LAKE            LIOI,           Standard       O-OWNER        SINGLE        360000.00   358973.76
             LANE                FOREST          TYRREL                         OCCUPIED       FAMILY
652000076    917 DUNE            EL              MC PHERSON,     Standard       O-OWNER        SINGLE        324000.00   322354.14
             STREET              SEGUNDO         DAVID                          OCCUPIED       FAMILY
652000193    1106 QUINCY         ALEXANDRIA      FLICK,          Standard       O-OWNER        SINGLE        289800.00   288994.32
             STREET                              LAWRENCE                       OCCUPIED       FAMILY
652000425    760 SEXTANT DRIVE   SANIBEL         SETTANNI,       Standard       O-OWNER        CONDO         340000.00   339030.74
             #942                                THOMAS                         OCCUPIED
652000443    761 SOUTH FAIRWAY   ANAHEIM         BALASUBRAMANIAM,Standard       O-OWNER        PUD           360000.00   358973.76
             LANE                                SUBRAMANIAM                    OCCUPIED
652000670    1751 CHARTWELL      TRACY           MILES,          Standard       O-OWNER        SINGLE        272000.00   271224.60
             LANE                                SIMON                          OCCUPIED       FAMILY
652000706    2757 OLYMPIC VIEW   CHINO           WHITMAN,        Standard       O-OWNER        SINGLE        302000.00   301139.09
             DRIVE               HILLS           JOHN                           OCCUPIED       FAMILY
652000749    3574 ROCKY RIDGE    EL DORADO       KRAMER,         Standard       O-OWNER        SINGLE        300000.00   299144.80
             WAY                 HILLS           MICHAEL                        OCCUPIED       FAMILY
652000820    6656 DARKWOOD       RIVERSIDE       STOCK,          Standard       O-OWNER        SINGLE        256700.00   255968.20
             DRIVE                               MICHAEL                        OCCUPIED       FAMILY
652000870    1905 LOMBARDY       SAN             AICHROTH,       Standard       O-OWNER        SINGLE        405000.00   403845.49
             ROAD                MARINO          DENNIS                         OCCUPIED       FAMILY
652000889    48 WILDWOOD         ROCK            BLACKWELL,      Standard       O-OWNER        SINGLE        280000.00   279446.76
             DRIVE               ISLAND          RODNEY                         OCCUPIED       FAMILY
652001044    26527 TURNSTONE     SANTA           GARCIA,         Standard       O-OWNER        SINGLE        336000.00   335042.18
             COURT               CLARITA         FANNY                          OCCUPIED       FAMILY
652001050    73 EL VIENTO        PISMO           REDD,           Standard       S-SECOND       SINGLE        365600.00   364820.86
             AVENUE              BEACH           BURTON                         HOME           FAMILY
652001454    6543 NW 127         PARKLAND        DAIDONE,        Standard       O-OWNER        SINGLE        373400.00   371630.54
             TERRRACE                            TERRENCE                       OCCUPIED       FAMILY
652001511    5308 BRILEY         BETHESDA        CALDWELL,       Standard       O-OWNER        SINGLE        329000.00   328085.38
             PLACE                               NATHANIEL                      OCCUPIED       FAMILY
652001603    148 TRINITY         BRISBANE        GREEN,          Standard       O-OWNER        SINGLE        440000.00   438894.54
             ROAD                                THOMAS                         OCCUPIED       FAMILY
652001731    22700 HIGH TREE     YORBA           DREYER,         Standard       O-OWNER        SINGLE        405000.00   403845.49
             CIRCLE              LINDA           LEONARD                        OCCUPIED       FAMILY
652001982    1675 HERON          SUNNYVALE       LING,           Standard       O-OWNER        SINGLE        360000.00   358973.76
             AVENUE                              MINGRUI                        OCCUPIED       FAMILY
652002250    20772 RAINTREE      TRABUCO CANYON  DAS,            Standard       O-OWNER        PUD           275000.00   274235.48
             LANE                AREA            GAUTEM                         OCCUPIED
652002282    101 RUDGEAR         WALNUT          GIRI,           Standard       O-OWNER        SINGLE        466000.00   464671.57
             DRIVE               CREEK           DAVID                          OCCUPIED       FAMILY
652002557    6                   WEST            GRIFFITH,       Standard       O-OWNER        SINGLE        323730.00   323040.09
             FINDLEY             WINDSOR         STEVE                          OCCUPIED       FAMILY
652002800    1564 NORTH EUCLID   UPLAND          VANZANT,        Standard       O-OWNER        SINGLE        280000.00   279432.58
             AVENUE                              JIMMY                          OCCUPIED       FAMILY
652002833    4802 CASTLEWOOD     SAN             WISHERD,        Standard       O-OWNER        SINGLE        425000.00   424456.11
             DRIVE               JOSE            CHRISTOPHER                    OCCUPIED       FAMILY
652002917    2279 NEWHALL        SANTA           GARCIA,         Standard       O-OWNER        SINGLE        264000.00   263437.40
             STREET              CLARA           EDWARD                         OCCUPIED       FAMILY
652003009    15941 WILLETT       HUNTINGTON      TESMER,         Standard       O-OWNER        SINGLE        283500.00   282787.72
             LANE                BEACH           BRANDON                        OCCUPIED       FAMILY
652003403    2201 EUCALYPTUS     ESCONDIDO       MAGEE,          Standard       O-OWNER        SINGLE        348000.00   347245.57
             AVENUE                              COLLEEN                        OCCUPIED       FAMILY
652003525    7596 ELLINGTON      MENTOR          CONCEL,         Standard       O-OWNER        SINGLE        272000.00   271476.07
             PLACE                               VINCENT                        OCCUPIED       FAMILY
652003546    26045 MATLIN        RAMONA          SCHMIDT,        Standard       O-OWNER        SINGLE        327000.00   326135.64
             ROAD                                CAROL                          OCCUPIED       FAMILY
652004150    278 GREENVIEW       DALY            GILBEAUX,       Standard       O-OWNER        CONDO         292000.00   290936.57
             DRIVE               CITY            MICHAEL                        OCCUPIED
652004383    1052 BAYVIEW        HERMOSA         DUNN,           Standard       O-OWNER        CONDO         525000.00   523570.42
             DRIVE               BEACH           ROBERT                         OCCUPIED
652004407    620 BAY BUSH        RALEIGH         KELLEY,         Standard       O-OWNER        SINGLE        292500.00   291892.13
             DRIVE                               DAVID                          OCCUPIED       FAMILY
652004720    25691 HAMDEN        LAGUNA          WALLIS,         Standard       O-OWNER        SINGLE        332000.00   331077.00
             DRIVE               NIGUEL          DALE                           OCCUPIED       FAMILY
652004781    9805 WEST           AGUA            PALER,          Standard       O-OWNER        SINGLE        400000.00   399447.63
             SWEETWATER          DULCE           RICK                           OCCUPIED       FAMILY
             DRIVE
652004832    1784 TROY           OCEANSIDE       VELAZQUEZ,      Standard       O-OWNER        SINGLE        270000.00   268802.85
             LANE                                SALVADOR                       OCCUPIED       FAMILY
652004859    2943 BRENTWOOD      WEST            KASRAVI,        Standard       O-OWNER        SINGLE        287500.00   286902.51
             ROAD                BLOOMFIELD      KASRA                          OCCUPIED       FAMILY
652004889    135 DELLA           CAMPBELL        PATEL,          Standard       O-OWNER        PUD           380000.00   379210.28
             COURT                               KAMAL                          OCCUPIED
652005414    2444 SODA CANYON    NAPA            HALLETT,        Standard       O-OWNER        SINGLE        514000.00   512931.82
             ROAD                                DAVID                          OCCUPIED       FAMILY
652006210    1 KENMORE           ORINDA          BATA,           Standard       O-OWNER        SINGLE        336000.00   335301.72
             COURT                               AMER                           OCCUPIED       FAMILY
652007190    27851 NORTH         VALENCIA        WARD,           Standard       O-OWNER        SINGLE        281500.00   280717.38
             BLOOMFIELD                          RITA                           OCCUPIED       FAMILY
             COURT
652007691    11675 CEBADA        SAN             WOODS,          Standard       O-OWNER        SINGLE        270000.00   269286.28
             COURT               DIEGO           CHESTER                        OCCUPIED       FAMILY
652010000    12034 NAVY          LOS             MCNALL,         Standard       O-OWNER        SINGLE        350000.00   349074.82
             STREET              ANGELES         CAMERON                        OCCUPIED       FAMILY
652010293    5 KINGS             TAPPAN          MATHEW,         Standard       O-OWNER        SINGLE        279120.00   278539.38
             ESTATES                             GEORGE                         OCCUPIED       FAMILY
652010548    225 21ST            HUNTINGTON      CARBONE,        Standard       O-OWNER        SINGLE        355000.00   354280.62
             STREET              BEACH           GERALD                         OCCUPIED       FAMILY
652010968    176 ROYCROFT        LONG            BARBA,          Standard       O-OWNER        SINGLE        360000.00   357867.08
             AVENUE              BEACH           DEANNE                         OCCUPIED       FAMILY
652011273    2122 GROVE          RICHMOND        GRACA,          Standard       O-OWNER        SINGLE        258400.00   257985.49
             AVE                                 STEPHEN                        OCCUPIED       FAMILY
652011287    11994 ANGELLES      SHREVEPORT      CORCHIS,        Standard       O-OWNER        SINGLE        283500.00   282864.84
             COVE                                GEORGE                         OCCUPIED       FAMILY
652012065    1541 ORANGEVIEW     ENCINITAS       WILSON,         Standard       O-OWNER        SINGLE        280000.00   279446.76
             DRIVE                               WILLIAM                        OCCUPIED       FAMILY
652012360    11467 CYPRESS       SAN             SIRY,           Standard       S-SECOND       SINGLE        300000.00   299376.55
             WOODS               DIEGO           REZA                           HOME           FAMILY
652012366    11                  LAGUNA          ORNBURG,        Standard       O-OWNER        SINGLE        346400.00   345732.76
             DOHENY              NIGUEL          BLAINE                         OCCUPIED       FAMILY
652012743    4545 SANBLAS        WOODLAND        WAREING,        Standard       O-OWNER        SINGLE        292000.00   291408.28
             AVENUE              HILLS           WILLIAM                        OCCUPIED       FAMILY
652014046    36 PERALTA          LOS             GRAHAM,         Standard       O-OWNER        SINGLE        584000.00   582786.34
             AVENUE              GATOS           DOUGLAS                        OCCUPIED       FAMILY
652014053    11020 ELDORA        SUNLAND         SCHWARTZ,       Standard       O-OWNER        SINGLE        300000.00   299504.69
             PLACE                               MARK                           OCCUPIED       FAMILY
652014140    251 MIDDLEFIELD     SAN             YEE,            Standard       O-OWNER        SINGLE        360000.00   359232.80
             DRIVE               FRANCISCO       TYSON                          OCCUPIED       FAMILY
652014389    15 CAELUM           COTO DE         LA,             Standard       O-OWNER        SINGLE        388250.00   387401.62
             COURT               CAZA            VIET                           OCCUPIED       FAMILY
652014455    1455 GRANADA        SAN             CHEN,           Standard       O-OWNER        SINGLE        500000.00   498960.91
             AVENUE              MARINO          HONG-XI                        OCCUPIED       FAMILY
652014740    615 EAST            ORLANDO         STONE,          Standard       O-OWNER        SINGLE        372500.00   372058.56
             LIVINGSTON                          WADE                           OCCUPIED       FAMILY
             STREET
652014766    20402 BAYVIEW       COUNTY OF       CHAPIN,         Standard       O-OWNER        SINGLE        360000.00   359770.44
             AVENUE              ORANGE          STEVEN                         OCCUPIED       FAMILY
652014840    1035 DIAMOND HEAD   PALM BEACH      ACKERMAN,       Stated         S-SECOND       SINGLE        157000.00   156191.46
             WAY                 GARDENS         ARNOLD          Income         HOME           FAMILY
652015199    15 BEXLEY           SPRINGFIELD     RYU,            Standard       O-OWNER        SINGLE        326250.00   325551.17
             AVENUE                              DAVID                          OCCUPIED       FAMILY
652015620    32 ESTRADA          SANTA           SHACKELFORD,    Standard       O-OWNER        SINGLE        510000.00   508940.12
             CALABASA            FE              JOHN                           OCCUPIED       FAMILY
652016381    2547 HUERTO         SAN             CHAU,           Standard       O-OWNER        SINGLE        336000.00   335301.72
             COURT               JOSE            LUKE                           OCCUPIED       FAMILY
652016406    5402 GERRY          CRYSTAL         FLACK,          Standard       O-OWNER        SINGLE        338600.00   337039.02
             LANE                LAKE            JEFFREY                        OCCUPIED       FAMILY
652017020    365 KINGS           BRISBANE        PALAMAR,        Standard       O-OWNER        SINGLE        360000.00   359318.60
             ROAD                                TIMOTHY                        OCCUPIED       FAMILY
652017163    9                   IRVINE          PARKER,         Standard       O-OWNER        SINGLE        440000.00   439085.59
             TROVITA                             WILLIAM                        OCCUPIED       FAMILY
652017170    17390 SUMMER OAK    YORBA           REAL,           Standard       O-OWNER        SINGLE        330000.00   329364.36
             PLACE               LINDA           MIGUEL                         OCCUPIED       FAMILY
652017243    2970 ROMA           SANTA           OELKE,          Standard       O-OWNER        SINGLE        252700.00   252336.52
             COURT               CLARA           THOMAS                         OCCUPIED       FAMILY
652017534    16                  IRVINE          PACKER,         Standard       O-OWNER        SINGLE        387000.00   386152.79
             RAINSTAR                            JEROME                         OCCUPIED       FAMILY
652017606    318 CASELLI         SAN             SMITH,          Standard       O-OWNER        SINGLE        525000.00   523988.76
             AVENUE              FRANCISCO       THOMAS                         OCCUPIED       FAMILY
652018155    28 PLEASANTON LANE  ORANGE          KRAMER,         Standard       O-OWNER        SINGLE        350000.00   347462.80
             LADERA              COUNTY          ALAN                           OCCUPIED       FAMILY
             RAN
652018267    425 ZAMORA          SOUTH SAN       YEE,            Standard       O-OWNER        SINGLE        335000.00   334780.86
             DRIVE               FRANCISCO       CONNIE                         OCCUPIED       FAMILY
652018374    70 COLORADOS        MILLBRAE        MERMELSTEIN,    Standard       O-OWNER        SINGLE        588000.00   586778.03
             DRIVE                               LEE                            OCCUPIED       FAMILY
652018422    5222 RAMSGATE       NEWARK          CELESTIAL,      Standard       O-OWNER        SINGLE        376000.00   375480.76
             DRIVE                               ALICE                          OCCUPIED       FAMILY
652018734    20755 MONTE SUNSET  SAN             BIERY,          Standard       O-OWNER        SINGLE        750000.00   748480.20
             DRIVE               JOSE            PAUL                           OCCUPIED       FAMILY
652018745    4289 JASMINE        CULVER          MOSS,           Standard       O-OWNER        SINGLE        301600.00   301193.07
             AVENUE              CITY            AARON                          OCCUPIED       FAMILY
652018786    2122 CENTURY PARK   LOS             ROOYANI,        Standard       O-OWNER        CONDO         315000.00   314553.91
             LANE                ANGELES         RODIN                          OCCUPIED
             302
652019262    19183 US HIGHWAY    BLAINE          YOUNG,          Standard       O-OWNER        SINGLE        550000.00   548913.33
             20                  COUNTY          JACK                           OCCUPIED       FAMILY
652019313    17351 SW 52ND       FORT            MODRICH,        Standard       O-OWNER        SINGLE        360000.00   359502.87
             COURT               LAUDERDALE      MARK                           OCCUPIED       FAMILY
652019629    5060 STONE OAK      JACKSON         WEISHAUPT,      Standard       O-OWNER        SINGLE        600000.00   598844.29
             DRIVE                               JAMES                          OCCUPIED       FAMILY
652020741    230 BENEVENTE       OCEANSIDE       MCCRARY,        Standard       O-OWNER        PUD           290000.00   289599.53
             DRIVE                               PATRICK                        OCCUPIED
652020800    17225 EVERGREEN     RENO            XU,             Standard       O-OWNER        SINGLE        288000.00   287430.96
             HILLS                               ZAICHAO                        OCCUPIED       FAMILY
652020830    5165 LOUISIANA      SANTA           BRITTAIN,       Standard       O-OWNER        SINGLE        449000.00   448335.23
             PLACE               BARBARA         DONALD                         OCCUPIED       FAMILY
652020842    17388 WALNUT GROVE  MORGAN          TANG,           Standard       O-OWNER        SINGLE        260000.00   259511.79
             DRIVE               HILL            JOE                            OCCUPIED       FAMILY
652021281    6 GILDER            NORTHPORT       LLANO,          Standard       O-OWNER        SINGLE        350000.00   349787.97
             COURT                               JOHN                           OCCUPIED       FAMILY
652022016    1105 HEATHERTON     NAPERVILLE      EIKEN,          Standard       O-OWNER        SINGLE        409950.00   409031.56
             DRIVE                               RONALD                         OCCUPIED       FAMILY
652022256    1006 AVENUE         REDONDO         HUYNH,          Standard       O-OWNER        SINGLE        599000.00   598172.83
             A                   BEACH           PHU                            OCCUPIED       FAMILY
652022572    161 WOOD            RUTHERFORD      DACANAY,        Standard       O-OWNER        SINGLE        260000.00   259821.06
             ST                                  JEAN-MARIJK                    OCCUPIED       FAMILY
652022968    1923 EMMA LEE LN    HANFORD         SLANAKER,       Stated         O-OWNER        CONDO          68000.00    67932.82
             CONDO                               DANIEL          Income         OCCUPIED
             E
652023029    3335 PEARL          SIMI            SCHAEFER,       Standard       O-OWNER        SINGLE        268000.00   267470.48
             CIRCLE              VALLEY          DEAN                           OCCUPIED       FAMILY
652023103    1692 TWILIGHT       WESTLAKE        MONBLATT,       Standard       O-OWNER        SINGLE        620000.00   619206.56
             RIDGE               VILLAGE         BARRY                          OCCUPIED       FAMILY
             CIRCLE
652023247    3406 STONE VALLEY   ALAMO           MAHONEY,        Standard       O-OWNER        SINGLE        350000.00   349516.67
             ROAD                                DANIEL                         OCCUPIED       FAMILY
652023407    600 HARBOUR BLVD    WEEHAWKEN       FERNANDEZ,      Standard       O-OWNER        CONDO         325000.00   325000.00
             UNIT                                OMAR                           OCCUPIED
             1016
652023467    11 STIMPSON         MIDDLETOWN      KOWALCZUK,      Standard       O-OWNER        SINGLE        322400.00   321954.78
             ST                                  GEORGE                         OCCUPIED       FAMILY
652023471    1100 RAVENNA        COLLIERVILLE    BOGEMA,         Standard       O-OWNER        PUD           297200.00   296582.36
             COVE                                STUART                         OCCUPIED
652023493    5142 ENCINO         ENCINO          RABSKA,         Standard       O-OWNER        SINGLE        379000.00   378461.92
             AV                                  DON                            OCCUPIED       FAMILY
652023623    2 KENT FALLS        SAN             SUAREZ,         Standard       O-OWNER        SINGLE        270000.00   269409.99
             STREET              ANTONIO         ARNULFO                        OCCUPIED       FAMILY
652023753    4507 MOUNTAINGATE   ROCKLIN         CAYWOOD,        Standard       O-OWNER        SINGLE        294000.00   293594.01
             DRIVE                               TIMOTHY                        OCCUPIED       FAMILY
652024044    99 EAST CRESCENT    SAN             DRAKE,          Standard       O-OWNER        SINGLE        356500.00   355763.94
             DRIVE               RAFAEL          GORDON                         OCCUPIED       FAMILY
652024078    3801 MAINSAIL       WESTLAKE        ROBINSON,       Standard       O-OWNER        SINGLE        365600.00   365132.12
             CIRCLE              VILLAGE         WILLIAM                        OCCUPIED       FAMILY
652024840    1691 BELLSHIRE      THOUSAND        FERMAN,         Standard       O-OWNER        SINGLE        400000.00   399447.63
             COURT WESTLAKE      OAKS            GILBERT                        OCCUPIED       FAMILY
             V
652026331    2531 ALISTER        TUSTIN          KNUDSEN,        Standard       O-OWNER        CONDO         320000.00   319568.26
             AVENUE                              DENNIS                         OCCUPIED
652026371    2315 WELLINGTON     SANTA           SCHMIDT,        Standard       O-OWNER        SINGLE        335000.00   334525.57
             AVENUE              BARBARA         RYAN                           OCCUPIED       FAMILY
652026378    1378 EVAH           WEST            WALLER,         Standard       O-OWNER        SINGLE        342000.00   341584.15
             LANE                LINN            ERIC                           OCCUPIED       FAMILY
652026743    519 BRANCHVILLE     RIDGEFIELD      KENNEDY,        Standard       O-OWNER        SINGLE        600000.00   599636.51
             ROAD                                KATHLEEN                       OCCUPIED       FAMILY
652026936    34224 TUPELO        FREMONT         RADU,           Standard       O-OWNER        PUD           304000.00   303177.18
             STREET                              SERGIU                         OCCUPIED
652027760    2402 CRYSTAL        SANTA           CLARK,          Standard       O-OWNER        SINGLE        308000.00   307391.45
             DRIVE               CLARA           GLENDA                         OCCUPIED       FAMILY
652028069    21631 HONEYSUCKLE   TRABUCO         MILLER,         Stated         O-OWNER        SINGLE        382000.00   381632.53
             STREET              CANYON          MICHAEL         Income         OCCUPIED       FAMILY
652028673    27931               MISSION         GORDON,         Standard       O-OWNER        PUD           260000.00   259202.74
             SHEFFIELD           VIEJO           FRANK                          OCCUPIED
652028710    17206 AVENIDA DE    LOS             KAPLAN,         Standard       O-OWNER        SINGLE        600000.00   599150.31
             LA                  ANGELES         MARTIN                         OCCUPIED       FAMILY
             HERRADURA
652029303    23472 DORIELLE      LAGUNA          BAREN,          Standard       O-OWNER        SINGLE        567200.00   566847.45
             COURT               NIGUEL          DANIEL                         OCCUPIED       FAMILY
652029493    2021 LA MESA        SANTA           BARTLETT,       Standard       O-OWNER        SINGLE        350000.00   348820.44
             DRIVE               MONICA          PARKER                         OCCUPIED       FAMILY
652029606    26812 CALLE         MISSION         CARBALLO,       Standard       O-OWNER        SINGLE        264000.00   263263.02
             MARIA               VIEJO           MILTON                         OCCUPIED       FAMILY
652029626    111-10 75TH         FOREST          TALERO,         Standard       O-OWNER        SINGLE        269500.00   269344.94
             ROAD                HILLS           ALBERT                         OCCUPIED       FAMILY
652030426    32141 MILL STREAM   ORANGE          MARK,           Standard       O-OWNER        PUD           335000.00   334354.72
             ROAD                COUNTY          SHARI                          OCCUPIED
             TRABUCO
652030716    7640 FOREST GLEN    KINGS           QUAKENBUSH,     Standard       S-SECOND       PUD           275000.00   274628.97
             DRIVE               BEACH           CHRISTINA                      HOME
652032212    2127 VINA DEL       OXNARD          LOTZ,           Standard       O-OWNER        CONDO         348000.00   347531.42
             MAR                                 PAUL                           OCCUPIED
652032578    1478 GLEN PINES     CHINO           GONZALEZ,       Standard       O-OWNER        SINGLE        320000.00   319568.26
             COURT               HILLS           MARCO                          OCCUPIED       FAMILY
652032744    638 SERRANO         CHULA           HALL,           Standard       O-OWNER        SINGLE        288000.00   287531.31
             LANE                VISTA           KENNETH                        OCCUPIED       FAMILY
652032937    242-244 SOUTH       LOS             EISENBERG,      Standard       O-OWNER        2-4           396000.00   395465.73
             DETROIT             ANGELES         MICHAEL                        OCCUPIED       FAMILY
             STREET
652033080    188-17 RIO          HOLLISWOOD      CAVOUNIS,       Standard       O-OWNER        SINGLE        360000.00   359514.29
             DRIVE                               MICHAEL                        OCCUPIED       FAMILY
652033120    8441 VELVET         HUNTINGTON      KNOX,           Standard       O-OWNER        SINGLE        320000.00   319784.85
             CIRCLE              BEACH           DON                            OCCUPIED       FAMILY
652033169    3735 LAUREL CANYON  STUDIO CITY     RIKER,          Standard       O-OWNER        SINGLE        304000.00   303589.84
             BOULEVARD           AREA            VAN                            OCCUPIED       FAMILY
652033340    7886 PEMBRIDGE      MANASSAS        SYLVESTER,      Standard       O-OWNER        SINGLE        269540.00   269176.33
             ROAD                                WILLIAM                        OCCUPIED       FAMILY
652033638    15542 CORNUTA       BELLFLOWER      ENGELBACH,      Standard       O-OWNER        SINGLE        282950.00   282366.92
             AVE                                 JEAN                           OCCUPIED       FAMILY
652033876    2001 MIRAMAR        NEWPORT         FIGGE,          Standard       O-OWNER        SINGLE        393750.00   393218.76
             DRIVE               BEACH           SCOTT                          OCCUPIED       FAMILY
652033890    6122 AMBERDALE      YORBA           ZEBROWSKI,      Standard       O-OWNER        SINGLE        280000.00   279622.23
             DRIVE               LINDA           DANIEL                         OCCUPIED       FAMILY
652033965    234 MYRTLE STREET   SAN             BELL,           Standard       O-OWNER        CONDO         256000.00   255654.60
             UNIT                FRANCISCO       ROBERT                         OCCUPIED
             234
652034067    1205 GLACIER        PACIFICA        ISAAC,          Standard       O-OWNER        SINGLE        259000.00   258650.56
             AVENUE                              DARRYLE                        OCCUPIED       FAMILY
652034088    22482 PRINCETON     CASTRO          YAO,            Standard       O-OWNER        SINGLE        335900.00   335446.80
             PLACE               VALLEY          CHUNLI                         OCCUPIED       FAMILY
652034193    1244 HAMPTON        FULLERTON       GIALAMAS,       Standard       O-OWNER        PUD           381100.00   380585.81
             COURT                               DEAN                           OCCUPIED
652034440    927 SUPERBA AVENUE  LOS             BENEDICT,       Standard       O-OWNER        SINGLE        440000.00   439465.01
             VENICE              ANGELES         PHILLIP                        OCCUPIED       FAMILY
             ARE
652034578    9                   IRVINE          SHATTUCK,       Standard       O-OWNER        SINGLE        443700.00   443117.55
             PLUMBAGO                            JEFFREY                        OCCUPIED       FAMILY
652034619    4768 VALLE VERDE    LA              SAUNDERS,       Standard       O-OWNER        SINGLE        284100.00   283670.33
             COURT               VERNE           DONALD                         OCCUPIED       FAMILY
652034861    3626 DESOTO         SANTA           VINCENT,        Standard       O-OWNER        SINGLE        336000.00   335570.01
             AVENUE              CLARA           SHANE                          OCCUPIED       FAMILY
652035536    765 BROOKS          BRENTWOOD       GREER,          Standard       O-OWNER        SINGLE        290000.00   289628.87
             STREET                              JAMES                          OCCUPIED       FAMILY
652037627    22221 MISTON        WOODLAND        EPSTEIN,        Standard       O-OWNER        SINGLE        280000.00   279641.67
             DRIVE               HILLS           ZINAIDA                        OCCUPIED       FAMILY
652038118    1221 WEST STATE     MARSHFIELD      SPIETH,         Standard       O-OWNER        SINGLE        337500.00   336902.48
             STREET                              MICHAEL                        OCCUPIED       FAMILY
652040368    157 BEVERLY         SAN             KIM,            Standard       O-OWNER        SINGLE        475000.00   474704.75
             DRIVE               CARLOS          CHARLOTTE                      OCCUPIED       FAMILY
652040981    1833 JOCO           MONETA          WILCOX,         Standard       O-OWNER        SINGLE        293250.00   293250.00
             LANE                                DIANNE                         OCCUPIED       FAMILY
652041523    524 CALLE           REDONDO         NIEUWSMA,       Standard       O-OWNER        SINGLE        471200.00   470899.53
             MAYOR               BEACH           DANIEL                         OCCUPIED       FAMILY
652041615    5417 VENTURA        LOS             PIOTRASZEWSKI,  Standard       O-OWNER        SINGLE        320000.00   319630.42
             CANYON AVENUE       ANGELES         NOEMI                          OCCUPIED       FAMILY
             SHER
652041797    51 FALMOUTH         BLUFFTON        BRADBERRY,      Stated         O-OWNER        SINGLE        156000.00   156000.00
             WAY                                 LINDA           Income         OCCUPIED       FAMILY
652042913    13582 MARTINIQUE    CHINO           GOLDSBERRY,     Standard       O-OWNER        SINGLE        284000.00   283827.95
             DRIVE               HILLS           DONALD                         OCCUPIED       FAMILY
652042964    516 N ELENA         REDONDO         MITCHELL,       Standard       O-OWNER        CONDO         300000.00   299653.52
             AVENUE              BEACH           WILLIAM                        OCCUPIED
652044845    5360 VIA            YORBA           CONWAY,         Standard       O-OWNER        PUD           375200.00   374966.78
             SEVILLA             LINDA           RONALD                         OCCUPIED
652047067    1215 SOUTH SILVER   ANAHEIM         RAHMAN,         Standard       O-OWNER        SINGLE        269100.00   268936.97
             STAR                                TAREQ                          OCCUPIED       FAMILY
             WAY
652048417    5700 ABBOTT         ANCHORAGE       MILNE,          Standard       O-OWNER        SINGLE        332000.00   331798.87
             ROAD                                ROBB                           OCCUPIED       FAMILY
652063935    103 QUAIL RUN       BATESVILLE      STONE,          Standard       O-OWNER        SINGLE        300000.00   300000.00
             ROAD                                GLEN                           OCCUPIED       FAMILY


LOAN_ID     CURRENT_GROSS_COUPON   LOAN_TO_VALUE     STATE  ZIP_CODE    BUYDOWN  NOTE_DATE     FIRST_PAY_DATE PAYMENT     PAID_TO
120049309   8.000                  54.17             MO     64029       N        19991123      20000101       4769.47     20000301
120384904   7.750                  80.00             CA     95340       N        19990423      20000301       1961.43     20000301
120731500   8.625                  76.35             CO     80482       N        20000314      20000501       3111.16     20000401
121041701   8.250                  69.98             NJ     8876        N        20000310      20000501       3693.98     20000401
121331706   8.000                  79.98             PA     18966       N        20000106      20000301       3012.84     20000301
121606107   8.500                  80.00             NY     11702       N        19991215      20000201       4921.05     20000401
121865109   7.625                  93.95             MD     21222       N        20000203      20000401       2460.30     20000301
121931208   7.125                  72.50             OH     44256       N        19991101      20000101       1953.79     20000301
122271802   7.875                  79.94             PA     18901       N        19991229      20000201       2229.59     20000301
122447204   7.750                  78.85             MI     48170       N        20000110      20000301       2292.52     20000301
122494008   7.500                  79.89             MD     20707       Y        20000114      20000301       2103.24     20000301
122585904   7.750                  74.99             CA     93546       N        19991028      19991201       3959.26     20000301
122601107   8.500                  80.00             MI     48170       N        19991112      20000101       2726.19     20000301
122668304   8.125                  80.00             PA     19002       N        19991123      20000101       3553.60     20000301
122694201   8.000                  79.99             MI     48044       N        19991215      20000201       2055.65     20000301
122703804   8.000                  59.63             MN     55305       N        19991230      20000201       4769.47     20000301
122929003   7.500                  80.00             NY     11021       N        19991129      20000101       3496.08     20000301
122950900   8.125                  84.69             FL     32836       N        19991130      20000101       3024.20     20000401
123143406   8.500                  85.00             CA     93546       N        19991029      19991201       2077.61     20000301
123162901   7.750                  94.99             NY     14586       N        19991025      19991201       2002.74     20000401
123248106   8.750                  79.99             IN     46902       N        19991213      20000201       2201.19     20000401
123661704   7.750                  51.45             CA     95135       N        20000105      20000301       2274.28     20000301
123763104   8.750                  80.00             PA     18078       N        20000112      20000301       2100.50     20000401
124617903   7.875                  94.98             VA     23060       N        20000128      20000301       1897.87     20000301
124851700   7.750                  76.92             NY     11743       N        19991112      20000101       2149.24     20000301
124979808   8.500                  70.00             IL     60068       N        19991130      20000101       3094.88     20000301
125029009   7.875                  26.25             MD     21601       N        19991118      20000101       3806.62     20000401
125114009   8.000                  58.06             NJ     7417        N        19991124      20000101       6603.89     20000401
125154401   8.875                  95.00             HI     96734       N        19991104      19991201       2449.00     20000301
125168401   8.375                  79.99             PA     19446       N        20000114      20000301       2536.75     20000401
125174508   8.375                  79.80             PA     19342       N        20000128      20000301       2274.14     20000401
125450304   8.625                  80.00             VA     22911       N        19991118      20000101       2009.81     20000301
125555508   8.000                  70.80             MA     2452        N        20000204      20000401       2935.06     20000501
125682708   8.125                  64.89             NJ     7059        N        19991123      20000101       2264.62     20000301
125783100   8.000                  50.86             MI     49770       N        20000120      20000301       2612.21     20000401
125804401   8.000                  69.44             NY     10016       N        19991210      20000201       1467.53     20000401
125825109   8.875                  79.64             MI     48837       N        19991223      20000201       3023.46     20000401
125850107   8.250                  80.00             VA     22947       N        20000128      20000301       3497.90     20000401
126016906   8.500                  78.83             MI     48114       N        20000218      20000401       2076.07     20000301
126096601   8.500                  75.00             CA     94558       N        19991022      19991201       2076.07     20000401
126112002   8.000                  32.00             NY     10504       N        19991206      20000201       2935.06     20000301
126179506   8.375                  85.00             NV     89134       N        20000121      20000301       3230.31     20000301
126252709   8.250                  60.80             MI     48167       N        19991105      20000101       2297.00     20000301
126316405   8.375                  90.00             MA     1915        N        19991104      20000101       2360.03     20000301
126344506   7.875                  79.93             MI     48170       N        19991110      20000101       2157.81     20000301
126347004   7.500                  92.85             WA     98012       N        19991025      19991201       1751.19     20000301
126349000   7.750                  70.00             TX     77024       N        19991115      20000101       5917.57     20000301
126400803   7.875                  79.73             CA     91011       N        19991214      20000201       4219.91     20000301
126420306   7.875                  90.00             KS     66223       N        19991104      20000101       2137.15     20000401
126500305   8.125                  50.31             MA     2116        N        19991108      20000101       2969.99     20000301
126504000   7.750                  70.59             CT     6417        N        19991119      20000101       2149.24     20000301
126561307   8.500                  80.00             WA     98006       N        19991028      19991201       2349.80     20000301
126570506   7.500                  80.00             TX     75225       N        19991115      20000101       2069.68     20000301
126597707   7.500                  89.27             TX     75077       N        19991027      19991201       2237.49     20000301
126616002   8.500                  79.99             IL     60030       N        20000316      20000501       2445.15     20000401
126626407   7.625                  73.99             CA     91745       N        19991208      20000201       1937.59     20000301
126675909   8.000                  79.99             CO     80128       N        19991201      20000201       2072.16     20000401
126676600   7.750                  80.00             CA     92887       N        19991028      19991201       4298.48     20000301
126693704   7.625                  79.99             CA     92131       N        19991029      19991201       1890.52     20000401
126718907   7.875                  62.50             VT     5446        N        19991115      20000101       2175.21     20000301
126746007   7.500                  89.89             AZ     85268       N        19991210      20000201       2733.93     20000401
126789106   8.250                  89.95             CA     91206       N        19991014      19991201       2365.18     20000301
126794601   8.000                  79.99             TX     77068       N        19991117      20000101       2243.49     20000401
126811108   8.375                  68.26             CA     94550       N        19991221      20000201       2151.01     20000301
126821305   8.125                  68.61             MI     48098       N        19991119      20000101       2672.99     20000301
126826502   7.500                  84.13             IN     46033       N        19991103      20000101       1852.92     20000401
126832609   8.000                  70.76             CA     94044       N        19991104      20000101       2180.75     20000301
126834001   7.875                  64.49             IL     60305       N        19991210      20000201       3081.55     20000401
126877901   7.750                  90.00             NJ     7401        N        19991203      20000201       2482.37     20000401
126879501   7.500                  92.24             CT     6776        N        19991101      20000101       1902.57     20000301
126913607   8.125                  68.96             CA     90065       N        19991124      20000101       2416.83     20000301
126919802   7.625                  80.00             CA     92692       N        19991117      20000101       2095.07     20000301
126921303   7.750                  80.00             SC     29626       N        19991117      20000101       2246.67     20000301
126935204   8.875                  80.00             CT     6407        N        20000128      20000301       2546.07     20000301
126960202   7.500                  75.00             MA     1749        N        19991115      20000101       2296.92     20000301
126966803   7.500                  80.00             FL     33444       N        19991203      20000101       2153.59     20000301
126981307   8.125                  80.00             CA     94596       N        19991109      19991201       4098.59     20000301
126995000   8.375                  77.65             IN     46032       N        20000126      20000301       2537.89     20000301
126998004   8.250                  80.00             MA     1936        N        20000107      20000301       2854.82     20000401
127025302   7.375                  70.26             PA     19103       N        19991112      20000101       4489.05     20000301
127042208   7.750                  90.00             NC     27513       N        19991029      19991201       1892.41     20000301
127051704   7.625                  94.99             MA     2766        N        19991122      20000101       1993.51     20000301
127059608   8.125                  66.67             NH     3862        N        19991227      20000201       3712.49     20000301
127066603   7.250                  80.00             MI     48439       N        19991111      20000101       1773.66     20000301
127099000   7.375                  80.00             NJ     7452        N        19991203      20000201       1933.90     20000301
127119105   8.500                  80.00             CA     92270       N        19991030      19991201       2152.96     20000401
127177509   7.750                  77.70             OR     97034       N        20000103      20000301       3094.91     20000301
127190908   8.625                  80.00             MI     48430       N        19991112      20000101       2302.26     20000301
127199404   8.250                  80.00             PA     19438       N        19991118      20000101       2404.06     20000301
127224509   7.875                  79.99             CA     93117       N        19991230      20000201       3425.96     20000301
127233609   7.625                  70.00             CA     92648       N        19991118      20000101       2951.86     20000301
127238202   8.000                  80.00             NH     3842        N        19991130      20000101       3105.30     20000301
127265106   7.250                  66.08             NJ     7481        N        20000204      20000401       3410.89     20000301
127271302   8.625                  79.99             CA     91710       N        20000127      20000301       2363.32     20000401
127289700   8.125                  53.29             CA     94595       N        19991123      20000101       2227.50     20000301
127291508   8.000                  79.48             MI     48170       N        19991220      20000201       3399.10     20000401
127291904   7.750                  90.00             FL     33026       N        19991216      20000201       2837.00     20000301
127308302   8.125                  76.53             FL     33418       N        19991119      20000101       5568.73     20000301
127308807   8.125                  77.38             MI     48114       N        19991222      20000201       2079.00     20000301
127310209   8.000                  70.00             TX     77019       N        19991124      20000101       3698.18     20000401
127318400   7.875                  79.98             CA     95023       N        19991122      20000101       2618.96     20000301
127322402   7.875                  74.98             PA     18944       N        19991130      20000101       755.16      20000301
127327104   7.750                  80.00             PA     19087       N        19991215      20000201       2091.93     20000301
127338200   7.625                  80.00             TX     75070       N        20000223      20000401       2649.98     20000401
127348902   8.250                  80.00             NH     3833        N        19991130      20000101       2554.31     20000301
127371607   8.875                  60.00             NY     11746       N        19991229      20000201       2386.94     20000301
127387009   8.250                  90.00             CA     94903       N        19991115      20000101       2772.18     20000301
127403004   8.500                  74.90             MN     55070       N        19991203      20000101       2879.59     20000301
127423002   8.500                  80.00             FL     34689       N        19991119      20000101       2583.55     20000301
127429801   8.500                  80.00             FL     33071       N        20000121      20000301       4244.41     20000401
127431500   8.125                  75.00             CA     93546       N        19991105      19991201       3368.34     20000301
127440006   7.875                  65.00             MS     39531       N        19991110      20000101       4712.96     20000301
127482206   7.750                  75.00             VA     22947       N        19991206      20000201       3218.49     20000301
127485209   8.000                  80.00             PA     19103       N        20000107      20000301       2553.51     20000301
127495802   8.125                  71.83             CO     80498       N        19991116      20000101       1893.37     20000301
127496701   8.500                  90.00             MA     1915        N        20000214      20000401       2421.31     20000401
127507002   7.500                  80.00             PA     19017       N        19991228      20000201       3328.27     20000301
127526507   7.750                  79.99             NJ     8876        N        19991206      20000201       1832.59     20000401
127549202   7.875                  90.00             IN     46033       N        19991124      20000101       2414.49     20000301
127552008   8.125                  90.00             DC     20007       N        19991130      20000101       2967.02     20000401
127555100   8.250                  90.00             PA     19610       N        19991129      20000101       3718.77     20000301
127590305   8.000                  91.40             CA     91506       N        19991123      20000101       1988.51     20000301
127615201   8.000                  80.00             NJ     8402        N        20000110      20000301       2905.71     20000301
127615300   8.250                  76.54             NJ     8402        N        20000224      20000401       2328.93     20000301
127645208   8.250                  90.00             FL     33328       N        19991130      20000101       2366.49     20000301
127646404   7.250                  80.00             MI     48306       N        19991119      20000101       3165.30     20000401
127654903   8.000                  80.00             PA     19438       N        19991221      20000201       2472.47     20000301
127666006   8.000                  80.00             CA     94587       N        19991216      20000201       2107.38     20000301
127669406   7.750                  90.00             CA     91354       N        19991201      20000201       2192.23     20000401
127673903   7.625                  78.46             NJ     7830        Y        19991129      20000101       2887.80     20000301
127687507   8.500                  75.00             MA     2127        N        20000128      20000301       2162.57     20000301
161041702   8.625                  77.78             PA     18921       N        19991123      20000101       2029.65     20000301
161514500   8.500                  79.93             NY     11758       N        19981222      19991101       3602.58     20000301
162517908   7.875                  79.74             CA     91741       N        19981216      19991201       4323.06     20000401
163081102   7.875                  78.26             LA     70005       N        19981218      19991201       3286.11     20000401
164580300   7.750                  79.99             VA     23024       N        19990331      20000301       2320.49     20000301
165101809   8.750                  63.77             CA     95126       N        19990104      19990201       3480.04     20000401
165218108   7.875                  55.44             TX     77005       N        19990104      20000201       1973.12     20000301
165389800   7.625                  64.99             FL     32082       N        19981228      20000301       4602.48     20000301
165832502   8.375                  76.84             CO     80482       N        20000202      20000401       2218.66     20000301
166450601   7.875                  80.00             IN     46256       N        19991129      20000101       3711.27     20000301
167289107   8.875                  79.99             FL     33446       N        20000114      20000301       4134.97     20000301
167296904   8.625                  76.83             CO     80482       N        20000217      20000401       2255.91     20000401
167600501   8.250                  75.00             AZ     85621       N        19991210      20000201       2253.80     20000401
167757905   8.625                  90.00             NJ     8510        N        19991029      19991201       2555.04     20000301
168396307   7.875                  75.00             MA     1545        N        19991206      20000201       2160.23     20000401
168439602   7.500                  78.05             NV     89012       N        19990625      19990801       2796.86     20000301
168929305   8.750                  75.00             MT     59937       N        19990409      20000201       4950.00     20000301
169200300   8.000                  72.95             PA     19002       N        19991124      20000101       2017.86     20000301
169245008   8.250                  68.97             CO     80525       N        19991108      20000101       3005.07     20000301
495611006   8.000                  95.00             FL     33478       N        19991115      20000101       2084.26     20000301
496140005   9.000                  71.59             CO     80234       N        19981030      20000201       3251.44     20000301
497537506   8.375                  69.57             CA     95070       N        19981002      20000101       6132.26     20000301
499927804   7.250                  91.18             TX     76108       N        19981204      19991101       2628.22     20000301
500007000   7.750                  74.95             CA     94546       N        19991203      20000201       2442.97     20000301
500009600   8.500                  65.00             NY     11050       N        20000128      20000301       6047.51     20000301
500010905   7.875                  90.00             MA     1960        N        19991215      20000201       2479.74     20000401
500016209   8.125                  65.00             GA     30097       N        19991129      20000101       4825.49     20000301
500049408   7.750                  80.00             TN     37206       N        19991206      20000101       1919.99     20000301
500061007   7.500                  80.00             GA     30076       N        19991117      20000101       1995.21     20000401
500073606   7.875                  70.00             CA     95139       N        19991210      20000201       1928.69     20000301
500075700   8.000                  48.12             CO     80442       N        19991213      20000101       2531.49     20000301
500078308   7.750                  80.00             CO     80477       N        19991201      20000201       2848.46     20000301
500087002   7.750                  80.00             UT     84108       N        19991217      20000201       2309.72     20000301
500095500   9.250                  65.00             NY     11937       N        20000114      20000301       4545.29     20000301
500099007   8.125                  78.46             CA     92037       N        20000105      20000301       3786.74     20000301
500317607   7.375                  90.00             AZ     85259       N        19991214      20000201       2735.08     20000301
500329701   8.375                  73.92             NJ     7732        N        19991222      20000201       4298.21     20000401
500335609   8.000                  88.25             TX     76065       N        20000225      20000401       3885.29     20000301
500342209   7.375                  80.00             CA     90717       N        19991210      20000201       2514.06     20000301
500350707   7.625                  89.95             MI     48098       N        19991210      20000201       2406.50     20000301
500365200   7.250                  39.02             TX     77056       N        19991203      20000201       2728.71     20000301
500369202   7.875                  80.00             CA     92602       N        19991130      20000101       2184.46     20000301
500375803   8.625                  80.00             WY     83001       N        20000207      20000401       2607.16     20000301
500381504   7.750                  68.02             CA     92028       N        19991130      20000101       2041.78     20000301
500384409   8.625                  66.39             FL     33071       N        20000131      20000301       2504.49     20000401
500388202   7.875                  53.19             FL     33062       N        19991215      20000201       3625.35     20000301
500388301   7.875                  60.79             MA     2155        N        19991215      20000201       2175.21     20000401
500396700   8.125                  90.00             NJ     8520        N        19991214      20000201       1887.80     20000301
500400205   7.875                  89.99             VA     22308       N        19991210      20000201       2609.89     20000401
500417308   7.625                  80.00             CA     94501       N        19991129      20000101       2689.62     20000401
500417803   8.250                  95.00             CA     95125       N        20000107      20000301       2069.74     20000301
500438007   8.000                  80.00             MA     2492        N        20000110      20000301       2531.49     20000301
500440706   7.750                  80.00             NE     68130       N        20000103      20000301       2463.75     20000301
500458401   7.875                  76.81             CA     90403       N        19991209      20000201       1921.44     20000401
500461801   8.000                  62.65             CA     92656       N        19991216      20000201       1907.79     20000401
500469507   8.125                  80.00             FL     33181       N        19991210      20000201       3266.99     20000301
500485008   7.625                  95.00             TN     37064       Y        20000110      20000301       2017.22     20000301
500490107   7.875                  33.33             OH     43551       N        19991202      20000201       2900.28     20000401
500520903   8.000                  80.00             PA     19063       N        20000107      20000301       2348.05     20000301
500535604   8.250                  94.98             IN     46032       N        19991213      20000201       1968.32     20000301
500539606   7.500                  80.00             FL     33414       N        19991207      20000201       2097.65     20000301
500562509   7.625                  89.49             NJ     8055        N        19991229      20000201       2109.23     20000401
500570403   8.375                  80.00             NY     10530       N        20000113      20000301       1976.19     20000301
500579909   8.500                  75.00             PA     18036       N        20000131      20000301       2076.07     20000401
500585500   8.125                  80.00             MI     48098       N        20000229      20000401       2195.57     20000301
500609300   7.875                  80.00             CA     92027       N        20000119      20000301       2662.46     20000301
500620208   7.875                  72.71             NH     3801        N        20000118      20000301       2356.48     20000301
500629209   7.750                  80.00             CA     95356       N        19991228      20000201       2665.06     20000301
500637202   7.500                  80.00             PA     19382       N        19991217      20000201       2740.93     20000301
500640503   8.250                  88.61             TN     37218       N        20000110      20000301       2629.44     20000301
500660600   8.250                  95.00             PA     18972       N        19991223      20000201       2305.27     20000301
500661905   8.250                  79.90             CA     92660       N        20000106      20000201       3529.46     20000401
500676101   8.250                  80.00             NJ     7024        N        19991229      20000201       2073.50     20000301
500679501   7.750                  80.00             MI     48309       N        19991220      20000201       2235.21     20000301
500692108   8.500                  80.00             OH     45750       N        19991210      20000201       2306.75     20000301
500704408   8.500                  80.00             FL     33316       N        20000114      20000301       2675.82     20000301
500707807   7.875                  70.00             NY     10956       N        20000124      20000301       4123.84     20000401
500724000   8.250                  95.00             CA     92128       N        20000113      20000301       2533.65     20000401
500737804   8.125                  79.99             CA     92602       N        20000209      20000401       2337.01     20000401
500750005   8.375                  84.51             MN     55331       N        19991221      20000201       2280.22     20000301
500758800   8.250                  66.67             GA     30092       N        19991216      20000201       2253.80     20000401
500759402   7.625                  80.00             NY     10570       N        20000113      20000301       2760.40     20000401
500765409   7.875                  95.00             WA     98632       N        19991210      20000201       2066.45     20000301
500769500   8.125                  79.49             MI     48306       N        20000121      20000301       2012.17     20000301
500769708   7.875                  75.00             NC     27560       N        19991230      20000201       2066.45     20000401
500803507   7.875                  80.00             CA     90039       N        19991215      20000201       2059.20     20000301
500813902   7.750                  80.00             CA     93402       N        19991221      20000201       2676.52     20000401
500814207   8.625                  70.28             CA     92131       N        19991223      20000201       2623.88     20000301
500815303   7.500                  79.73             MI     48178       N        19991222      20000201       2519.97     20000301
500828405   7.500                  68.32             TX     76107       N        19991217      20000201       4537.91     20000301
500830401   7.625                  80.00             CA     94549       Y        20000125      20000301       4288.88     20000301
500832209   7.875                  80.00             FL     32407       N        19991216      20000201       1914.19     20000401
500836606   8.125                  51.72             CT     6405        N        20000125      20000301       2784.37     20000401
500871603   8.000                  84.75             MA     2116        N        20000131      20000301       2114.35     20000301
500875000   7.375                  80.00             CA     94523       Y        20000103      20000301       2486.09     20000301
500876909   8.000                  80.00             IL     60302       N        19991231      20000201       3084.75     20000301
500901301   7.625                  78.43             CA     93010       N        19991229      20000201       2439.77     20000401
500908405   8.250                  75.00             TX     75025       N        19991222      20000201       2163.65     20000301
500917208   8.125                  80.00             NJ     8088        N        20000120      20000301       1906.74     20000301
500923404   8.500                  74.81             FL     33414       N        20000131      20000301       2272.14     20000301
500925508   8.125                  77.16             CO     80482       N        20000128      20000301       2428.71     20000401
500945605   8.375                  61.86             CA     92625       N        20000112      20000201       2933.88     20000301
500948104   8.000                  80.00             TX     76712       N        20000110      20000301       2353.92     20000301
500951504   7.750                  79.94             CA     95687       N        19991216      20000201       2056.11     20000401
500955307   7.750                  78.21             CT     6443        N        20000201      20000401       2252.41     20000401
500965603   7.750                  75.00             TX     77027       N        20000118      20000301       3546.25     20000301
500969100   7.750                  65.00             HI     96707       N        20000107      20000301       1397.01     20000301
500979802   8.250                  52.85             CA     92625       N        20000125      20000301       4883.24     20000401
500980602   8.000                  79.99             CA     90266       N        20000120      20000301       2934.70     20000301
500981204   8.125                  80.00             FL     32708       N        20000131      20000301       2286.90     20000401
500985007   7.375                  80.00             MI     48323       N        20000106      20000301       2201.88     20000301
500989306   8.500                  70.00             TX     75234       N        19991229      20000201       845.04      20000401
501012009   8.000                  71.71             FL     33134       N        20000112      20000301       2157.27     20000301
501015101   7.750                  64.52             TX     75028       N        20000128      20000301       2149.24     20000301
501029102   8.000                  90.00             CO     80122       N        20000131      20000301       2443.44     20000301
501030100   8.750                  76.56             CO     80482       N        20000210      20000401       2264.13     20000401
501035109   7.625                  79.99             CT     6488        N        20000128      20000301       2071.72     20000301
501071104   7.625                  50.00             CA     92887       N        20000119      20000301       2704.07     20000401
501071807   8.000                  74.52             MS     39452       N        20000125      20000301       2157.27     20000301
501092100   8.000                  80.00             CA     92627       N        20000121      20000301       2166.08     20000301
501112106   8.500                  67.85             CO     80482       N        20000310      20000501       2555.87     20000401
501171607   8.250                  62.84             CA     92660       N        20000217      20000401       3230.45     20000301
501172902   8.250                  79.99             CA     92602       N        20000201      20000401       2335.32     20000401
501202303   8.125                  79.45             CO     80428       N        20000211      20000401       2153.25     20000301
501207401   8.375                  80.00             IL     60010       N        20000222      20000401       3228.79     20000401
501208300   8.875                  75.00             NJ     7421        N        20000306      20000501       3431.22     20000401
501233308   8.250                  90.00             GA     30019       N        20000131      20000301       2802.98     20000301
501262000   8.250                  80.00             TX     78746       N        20000210      20000401       3714.27     20000301
501267702   8.000                  76.73             IN     46038       N        20000131      20000301       2641.56     20000401
501272306   8.250                  95.00             CA     92869       Y        20000119      20000301       2569.34     20000301
501296503   7.875                  76.00             CT     6525        N        20000218      20000401       3725.05     20000301
501296800   8.125                  77.00             NY     11569       N        20000211      20000401       2286.90     20000301
501310908   8.250                  80.00             CA     92886       N        20000127      20000301       3239.47     20000301
501335509   8.375                  63.80             CO     81611       N        20000204      20000401       3420.33     20000401
501349807   8.625                  94.94             MA     1801        N        20000131      20000301       2333.37     20000301
501359103   8.375                  80.00             WA     98033       N        20000131      20000301       4256.41     20000301
501372502   8.375                  80.00             FL     33606       N        20000131      20000301       2687.62     20000401
501391106   8.250                  80.00             MA     2052        N        20000204      20000401       3696.24     20000401
501392104   8.125                  80.00             CA     91401       N        20000127      20000301       2215.62     20000401
501395503   7.625                  55.12             VA     23229       N        20000208      20000401       1960.59     20000301
501405708   8.125                  65.26             NY     11530       N        20000315      20000501       2301.75     20000401
501414502   8.375                  80.00             NH     3801        N        20000131      20000301       3313.92     20000301
501419600   8.375                  71.23             CO     80128       N        20000320      20000501       2964.29     20000401
501422109   8.500                  66.15             CA     91352       N        20000126      20000301       2076.07     20000401
501430102   8.375                  80.00             CA     90704       N        20000210      20000401       2067.40     20000401
501442701   8.000                  80.00             AZ     85331       N        20000131      20000301       2054.55     20000301
501447601   8.375                  75.00             MI     48307       N        20000126      20000301       2006.60     20000301
501447700   8.125                  95.00             CA     92618       N        20000222      20000401       2468.10     20000401
501480909   8.625                  76.52             CA     90278       N        20000209      20000301       2440.32     20000301
501497903   8.625                  60.89             MA     1921        N        20000315      20000501       3500.06     20000401
501500003   7.750                  90.00             CA     94587       N        20000127      20000301       2450.13     20000401
501526404   8.375                  80.00             TX     75070       N        20000125      20000301       3283.52     20000401
501530208   8.000                  79.44             CA     91304       Y        20000127      20000301       3118.50     20000301
501539506   8.375                  67.67             CO     80482       N        20000315      20000501       2314.04     20000401
501544803   7.875                  80.00             IL     60302       N        20000131      20000301       2407.24     20000301
501569800   8.125                  95.00             TX     75068       N        20000211      20000401       2468.81     20000301
501583504   7.875                  80.00             NE     68135       N        20000310      20000501       1960.23     20000401
501593107   8.375                  76.80             CO     80482       N        20000215      20000401       2190.15     20000301
501647804   8.500                  80.00             TX     75205       N        20000202      20000301       2460.53     20000401
501650303   8.875                  90.00             WA     98029       N        20000207      20000401       2047.99     20000301
501650709   8.500                  80.00             NY     10306       N        20000321      20000501       2958.78     20000401
501661409   7.750                  69.57             MI     48323       N        20000317      20000501       2292.52     20000401
501664106   7.750                  79.98             MI     48439       N        20000216      20000401       2157.84     20000301
501704605   8.375                  80.00             TN     37064       N        20000204      20000301       2128.21     20000301
501705206   7.750                  50.00             CT     6117        N        20000208      20000401       2149.24     20000401
501724504   8.375                  77.55             CO     80482       N        20000310      20000501       2887.82     20000401
501757801   8.250                  75.00             CO     80482       N        20000211      20000401       3285.52     20000301
501765101   9.250                  90.00             NH     3079        N        20000321      20000501       2310.08     20000401
501824601   8.500                  60.26             CO     80482       N        20000321      20000501       2622.00     20000401
501944904   8.875                  75.49             CO     80482       N        20000217      20000401       3182.58     20000301
502070600   8.625                  53.85             IL     60091       N        20000310      20000501       2722.27     20000401
502103401   8.750                  80.00             FL     33327       N        20000320      20000501       2822.75     20000401
502143506   8.875                  70.00             CT     6830        N        20000315      20000501       3703.73     20000401
502316805   9.500                  80.00             NH     3254        N        20000317      20000501       3195.25     20000401
502336407   8.625                  67.45             CO     80482       N        20000309      20000501       2893.31     20000401
502434301   8.500                  77.28             CO     80482       N        20000314      20000501       2613.85     20000401
600010578   7.625                  78.27             CA     92008       N        19990714      19990901       2088.00     20000301
600011509   8.125                  80.00             CA     93035       N        19990805      19991001       2227.50     20000301
600013100   8.375                  95.00             PA     18045       N        19991115      20000101       2130.10     20000301
600013925   8.125                  80.00             CA     95762       N        19991015      19991201       2061.17     20000301
600014188   8.125                  80.00             NY     10549       N        19991201      20000101       2491.08     20000301
600015707   8.125                  75.00             CA     90266       N        19990901      19991101       5707.95     20000301
600015711   7.750                  95.00             CA     92831       N        19990910      19991101       2041.06     20000301
600015828   8.375                  80.00             MA     1867        N        19991110      20000101       2204.21     20000401
600015908   7.875                  76.91             CA     90065       N        19990825      19991001       2389.91     20000301
600016759   7.875                  78.72             CA     90505       N        19990922      19991101       2146.21     20000401
600016764   7.750                  72.37             CA     92590       N        19990920      19991101       1970.14     20000301
600016772   8.625                  84.32             OR     97201       N        19990927      19991101       2312.37     20000301
600017006   7.875                  79.53             CA     92128       N        19990817      19991001       2075.88     20000301
600017020   7.875                  75.00             CA     92606       N        19990915      19991101       2990.92     20000301
600017122   7.750                  79.74             CA     94533       N        19991001      19991201       2636.40     20000301
600017129   7.625                  94.91             CA     91343       N        19990524      19990701       1847.35     20000301
600017130   7.500                  80.00             GA     30066       N        19990625      19990801       1957.81     20000301
600017137   7.625                  80.00             CA     92887       N        19990714      19990901       2123.39     20000301
600017139   8.250                  79.95             CA     91326       N        19990618      19990801       2336.44     20000301
600017140   7.875                  70.40             NY     10506       N        19990825      19991001       1914.19     20000301
600017142   8.000                  95.00             CA     92612       N        19990824      19991001       1882.11     20000301
600017144   7.625                  73.83             CA     90742       N        19990907      19991101       3135.53     20000301
600017226   7.625                  80.00             CA     94903       N        19990601      19990801       2349.88     20000401
600017229   7.750                  80.00             CA     92618       N        19991004      19991201       2383.51     20000301
600017235   8.000                  95.00             WV     26003       N        19990817      19991001       2091.23     20000301
600017239   7.625                  75.14             CA     92374       N        19990618      19990801       1967.67     20000301
600017253   8.000                  80.00             CA     91320       N        19990818      19991001       3081.82     20000301
600017268   7.875                  49.38             CA     91741       N        19990927      19991101       2900.28     20000301
600017284   7.750                  63.62             CA     93463       N        19991001      19991201       2242.38     20000301
600017384   7.625                  90.00             NY     11743       N        19990816      19991001       2293.26     20000301
600017461   7.750                  80.00             CA     91711       N        19991001      19991201       3981.11     20000301
600017481   7.750                  79.99             CA     91364       N        19991004      19991201       1861.96     20000301
600017482   7.750                  79.43             CA     90503       N        19991001      19991201       2190.79     20000301
600017485   7.750                  75.71             CA     90505       N        19991004      19991201       1898.50     20000301
600017486   7.750                  76.19             CA     90245       N        19990920      19991101       2865.65     20000301
600017489   7.750                  80.00             CA     94132       N        19991005      19991201       2091.93     20000401
600017624   8.000                  78.43             CA     95124       N        19990903      19991101       2935.06     20000401
600017625   7.750                  80.00             CA     90731       N        19990930      19991101       1891.33     20000301
600017710   7.750                  87.12             CA     92683       N        19991005      19991201       2059.69     20000301
600017954   6.875                  82.50             PA     17033       N        19990409      19990601       1734.30     20000401
600017992   8.250                  74.78             CA     94587       N        19991004      19991201       2162.90     20000301
600018390   7.625                  75.38             PA     19067       N        19991119      20000101       2130.46     20000301
600019338   8.750                  80.00             TX     79110       N        19991215      20000201       849.64      20000301
600019426   7.500                  71.43             PA     19425       N        19991210      20000201       5244.11     20000301
600019449   7.500                  74.99             DE     19930       N        19991208      20000201       2824.41     20000301
600020016   8.875                  80.00             PA     18966       N        19991124      20000101       3659.97     20000401
600020234   8.000                  94.99             TX     77062       N        19991210      20000201       1899.35     20000301
600020392   7.875                  95.00             TX     75024       N        19991214      20000201       1942.46     20000301
600020492   8.250                  95.00             AZ     85254       N        19991119      20000101       927.81      20000301
600020538   7.500                  80.00             PA     18966       N        19991124      20000101       2030.52     20000301
600021307   8.125                  80.00             NJ     8243        N        19991217      20000201       2227.49     20000401
600021322   8.500                  80.00             PA     18974       N        19991216      20000201       2768.09     20000301
600021376   8.250                  85.00             FL     33498       N        19991216      20000201       3372.44     20000301
600021662   8.125                  74.99             NC     27615       N        20000202      20000401       1929.38     20000401
600021743   9.000                  70.00             GA     31558       N        20000105      20000301       6257.55     20000301
600022245   8.000                  90.00             NJ     8088        N        19991119      20000101       2113.24     20000301
600022384   8.000                  73.33             CT     6062        N        20000126      20000301       2017.85     20000301
600022495   8.250                  80.00             PA     19066       N        20000127      20000301       2524.26     20000401
600022787   8.500                  80.00             FL     32746       N        20000118      20000301       3444.73     20000301
600023157   8.250                  80.00             NJ     7040        N        19991201      20000101       2614.41     20000301
600023221   7.625                  80.00             NJ     7059        N        19991229      20000201       1913.87     20000301
600023226   8.250                  85.00             NJ     7922        N        19991210      20000201       2394.66     20000301
600023229   7.625                  80.00             NJ     8540        N        20000107      20000301       1981.82     20000401
600023230   8.000                  80.00             NJ     8822        N        19991217      20000201       3022.52     20000401
600023231   8.125                  90.00             NJ     8019        N        19991217      20000201       2205.22     20000301
600023233   7.500                  79.99             VA     22312       N        19991230      20000201       2594.79     20000301
600023234   7.625                  70.00             NJ     7481        N        19991214      20000201       2477.28     20000301
600023235   8.125                  79.98             VA     20147       N        19991201      20000101       2061.91     20000301
600023295   8.375                  76.29             FL     32836       N        20000222      20000401       2128.20     20000401
600025316   8.250                  75.00             HI     96825       N        19991223      20000301       4732.98     20000301
650142902   7.750                  68.75             CA     92869       N        19990218      19990401       1970.14     20000301
651177973   7.625                  77.32             CA     92679       N        19990513      19990701       2654.23     20000301
651192138   7.875                  90.00             OH     43004       N        19991020      19991201       2884.33     20000401
651195829   9.375                  24.10             CO     80906       N        19990810      19991001       831.75      20000401
651204514   7.750                  80.00             NJ     8816        N        19990826      19991001       2349.84     20000401
651205462   7.750                  79.98             PA     19475       N        19991001      19991101       2592.70     20000301
651207056   8.000                  76.01             CA     90720       N        19990811      19991001       2348.05     20000301
651207994   7.750                  76.00             CA     91103       N        19991109      20000101       3811.32     20000301
651209258   7.875                  71.15             CO     80919       N        19991110      20000101       2682.76     20000301
651211465   7.875                  80.00             CA     90056       N        19991104      20000101       2117.21     20000301
651217872   8.250                  79.79             CA     92677       N        20000113      20000301       2727.10     20000301
651220154   7.875                  80.00             CA     91321       N        19991210      20000201       2041.80     20000301
651224430   8.375                  80.00             CA     90815       N        20000201      20000401       2736.27     20000401
651224635   7.875                  87.95             CA     92064       N        19991017      19991201       2327.48     20000301
651225105   7.875                  89.99             CA     91381       N        19991014      19991201       1932.31     20000301
651225319   7.750                  80.00             CA     91709       N        19991101      20000101       1985.90     20000401
651227757   7.750                  80.00             CA     95129       N        19991108      20000101       2722.37     20000401
651227908   8.000                  80.00             CA     90808       N        19991026      19991201       1878.44     20000401
651229127   7.750                  80.00             CA     91367       N        19991013      19991201       2017.42     20000301
651231748   7.750                  79.98             CA     94005       N        19991012      19991201       2142.08     20000301
651232580   7.750                  72.70             CA     90275       N        19991014      19991201       1892.05     20000301
651234204   7.875                  83.78             FL     33158       N        19991112      20000101       2247.72     20000401
651234695   7.875                  55.10             CA     93460       N        19991109      20000101       1957.69     20000301
651235110   7.875                  75.00             TX     79932       N        19991013      19991201       2392.73     20000301
651237091   7.750                  76.81             CA     91773       N        19991101      20000101       1898.50     20000301
651239354   7.750                  79.17             NJ     7044        N        19991029      19991201       2041.78     20000401
651239447   7.875                  80.00             CA     92672       N        19991229      20000201       2697.26     20000401
651239490   7.875                  90.00             CA     91326       N        19991019      19991201       1957.69     20000301
651239504   8.000                  76.47             CA     94112       N        19991022      19991201       2384.74     20000301
651239523   7.750                  80.00             NY     12588       N        19991022      19991201       2407.15     20000401
651241105   7.750                  94.98             CA     91720       N        19991008      19991201       2104.82     20000301
651241459   7.750                  85.00             CA     91362       N        19991020      19991201       2002.51     20000401
651241888   7.750                  77.13             CA     92620       N        19991004      19991201       2149.24     20000301
651242128   7.875                  74.86             NY     10016       N        19991123      20000101       1899.69     20000301
651242274   7.875                  90.00             NJ     7302        N        20000202      20000401       2319.86     20000301
651242446   7.750                  80.00             CA     91320       N        19991008      19991201       2778.97     20000301
651242991   8.125                  75.00             NJ     7030        N        19991230      20000201       3341.24     20000301
651242999   7.750                  80.00             CA     94568       N        19991006      19991201       2579.09     20000301
651243135   7.875                  80.00             CA     92019       N        19991101      20000101       2044.70     20000301
651244065   8.250                  80.00             IL     60605       N        19991028      19991201       2151.63     20000301
651245764   7.750                  80.00             CA     91324       N        19991013      19991201       2206.55     20000401
651246184   7.625                  52.44             CA     90290       N        19991108      20000101       2709.44     20000301
651246352   7.875                  80.00             CA     91773       N        19991006      19991201       2610.25     20000301
651246362   7.750                  79.99             CA     90049       N        19991019      19991201       4413.82     20000301
651246431   7.875                  80.00             CA     96161       N        19991006      19991201       2523.25     20000301
651247770   7.875                  80.00             CA     90405       N        19991101      20000101       2233.22     20000301
651248050   7.875                  80.00             CA     91719       N        19991025      19991201       1959.14     20000301
651248122   7.875                  80.00             CA     92103       N        19991014      19991201       1885.19     20000301
651251872   8.125                  80.00             NY     11040       N        20000113      20000301       2301.75     20000301
651252042   8.500                  89.02             MD     21015       N        19991021      19991201       2337.50     20000301
651252271   7.875                  88.89             CA     92648       N        19991006      19991201       2900.28     20000401
651252400   8.250                  80.00             CA     94116       N        20000103      20000301       2554.31     20000301
651252628   8.125                  70.00             CO     81301       N        19991220      20000201       3898.12     20000301
651253021   7.875                  58.94             CA     92131       N        19991201      20000201       2102.71     20000301
651253234   7.875                  80.00             CA     91011       N        19991019      19991201       2417.10     20000301
651253269   7.500                  80.00             NY     10024       N        19991027      19991201       1985.77     20000301
651253317   7.875                  80.00             MS     39759       N        19991018      19991201       2030.20     20000301
651253584   7.750                  78.40             TX     78645       N        19991013      19991201       2106.26     20000301
651253653   7.750                  80.00             CA     92886       N        19991005      19991201       1962.97     20000301
651254125   7.750                  90.00             CA     92808       N        19991027      19991201       2023.48     20000401
651254341   8.125                  94.98             CA     95138       N        19991203      20000201       2082.71     20000301
651254389   8.125                  68.97             CA     95032       N        19991028      19991201       2969.99     20000301
651254777   7.875                  66.09             CA     92607       N        19991104      20000101       2755.27     20000301
651254824   7.875                  80.00             CA     92808       N        19991011      19991201       2146.21     20000301
651255131   7.750                  80.00             CA     92373       N        19991110      20000101       2177.90     20000301
651255262   7.875                  90.00             CA     91362       N        19991203      20000101       2512.37     20000301
651255356   7.875                  80.00             CA     92677       N        19991013      19991201       2784.27     20000301
651255585   7.750                  72.83             CA     94550       N        19990924      19991101       2399.99     20000401
651256337   8.125                  80.00             KY     40502       N        19991115      20000101       2212.65     20000301
651256499   7.875                  79.83             CA     94566       N        19991110      20000101       2018.60     20000301
651256530   7.750                  80.00             CA     90275       N        19991015      19991201       3794.12     20000401
651256532   7.750                  79.09             CA     91740       N        19991006      19991201       2736.70     20000301
651256624   7.750                  72.97             CA     91361       N        19991006      19991201       3868.63     20000401
651256750   7.875                  80.00             NY     11709       N        19991117      20000101       3045.30     20000301
651256859   7.875                  80.00             CA     95121       N        19991109      20000101       3392.97     20000301
651257128   8.000                  80.00             IN     47203       N        19991104      20000101       2113.25     20000301
651257432   7.875                  79.98             CA     90740       N        19991117      20000101       2120.83     20000401
651257751   7.875                  70.00             CA     90275       N        19991013      19991201       2664.64     20000301
651257755   7.750                  35.00             CA     92681       N        19991101      20000101       2722.37     20000301
651257815   7.875                  94.98             CA     93551       N        19991102      20000101       1976.54     20000301
651257942   7.500                  80.00             NJ     7076        N        19991124      20000101       2444.46     20000401
651258077   7.875                  80.00             NJ     7926        N        19991022      19991201       1885.19     20000301
651258271   7.750                  77.65             CA     91501       N        19991011      19991201       2364.17     20000301
651258397   7.875                  88.52             CA     91042       N        20000101      20000301       1957.69     20000301
651258547   8.000                  88.46             CA     92688       N        19991020      19991201       2531.49     20000301
651258574   7.750                  80.00             NJ     7044        N        19991022      19991201       2000.23     20000301
651258615   7.750                  90.00             MA     2339        N        19991008      19991201       4062.06     20000301
651259089   7.875                  90.91             VA     20171       N        19991006      19991201       1812.68     20000301
651259393   7.750                  77.14             CA     91007       N        19991019      19991201       1934.32     20000301
651259848   7.750                  75.00             CA     92128       N        19991006      19991201       2149.24     20000301
651260052   7.500                  76.92             PA     19002       N        19991018      19991201       3146.47     20000301
651260388   7.875                  80.00             CA     91007       N        19991013      19991201       2227.42     20000401
651260749   7.750                  80.00             CA     92782       N        19991015      19991201       2722.37     20000301
651260897   7.875                  75.00             CA     92648       N        19991004      19991201       2610.25     20000301
651260961   7.750                  72.60             CA     91741       N        19991012      19991201       3796.99     20000301
651261125   8.000                  80.00             NY     11234       N        20000117      20000301       2124.99     20000301
651261360   7.875                  63.49             CA     90024       N        19991005      19991201       2900.28     20000401
651261446   7.875                  95.00             NJ     7030        N        19991130      20000101       2135.33     20000301
651261455   7.750                  80.00             CA     94539       N        19991026      19991201       2200.82     20000301
651261475   7.625                  62.70             CA     92821       N        19991101      20000101       2052.61     20000301
651261709   7.750                  90.00             CA     90042       N        19991014      19991201       2508.16     20000301
651261802   8.000                  65.00             CA     92663       N        19991022      19991201       5246.42     20000301
651262001   7.750                  80.00             CA     94539       N        19991012      19991201       1937.18     20000301
651262250   7.875                  80.00             CA     91709       N        19991110      20000101       2128.81     20000301
651262312   7.875                  80.00             CA     95118       N        19991101      20000101       2012.80     20000301
651262354   7.875                  79.89             CA     94550       N        19991028      20000101       1957.69     20000301
651262565   7.875                  80.00             CA     94028       N        19991021      19991201       3915.38     20000301
651262613   7.875                  61.00             CA     94507       N        19991011      19991201       3538.34     20000301
651262689   7.875                  80.00             CA     91711       N        19991201      20000201       3770.37     20000301
651262748   7.875                  66.97             HI     96740       N        19991117      20000101       3204.81     20000301
651262875   7.875                  73.78             CA     92691       N        19991006      19991201       2407.24     20000301
651263056   8.250                  84.85             NY     10536       N        20000208      20000401       2629.44     20000301
651263193   7.875                  80.00             CA     90245       N        19991201      20000201       3248.32     20000301
651263348   7.625                  80.00             CA     92705       N        19991112      20000101       2661.31     20000301
651263541   7.875                  89.59             CA     91304       N        19991007      19991201       2370.98     20000301
651263552   7.875                  79.17             CA     91304       N        19991008      19991201       3444.08     20000301
651263601   7.875                  94.96             CA     91214       N        19991101      20000101       1979.44     20000301
651263653   7.875                  90.00             CA     92808       N        19991105      20000101       2218.72     20000301
651263807   7.875                  80.00             NY     10804       N        19991110      20000101       2059.20     20000301
651263879   7.875                  82.29             CA     95037       N        19991011      19991201       2088.20     20000401
651263990   8.000                  90.00             IL     61065       N        19991029      19991201       2575.52     20000301
651264082   7.875                  77.89             CA     93021       N        19991013      19991201       2146.21     20000401
651264246   8.000                  61.65             NV     89052       N        19991215      20000201       2641.56     20000401
651264446   7.875                  75.36             CA     94401       N        19991013      19991201       1885.19     20000301
651264469   8.625                  80.00             CA     94019       N        19991014      19991201       2831.16     20000301
651264538   7.875                  80.00             CA     90068       N        19991102      20000101       3712.36     20000301
651264673   7.750                  80.00             MA     1951        N        19991123      20000101       2607.75     20000301
651264878   7.750                  80.00             CA     91411       N        19991110      20000101       1919.99     20000301
651265006   8.000                  75.00             AZ     85048       N        19991023      19991201       2795.65     20000401
651265049   7.875                  80.00             CA     92653       N        19991104      20000101       2291.22     20000301
651265457   7.750                  75.00             CA     95033       N        19991105      20000101       2149.24     20000301
651265474   7.625                  71.43             CT     6001        N        19991210      20000201       2123.39     20000301
651265503   7.875                  80.00             MN     55311       N        19991121      20000101       2117.21     20000301
651265515   7.875                  70.27             CA     91320       N        19991025      19991201       2929.29     20000401
651266094   7.875                  74.00             NY     11596       N        19991022      19991201       1877.93     20000301
651266950   7.875                  80.00             CA     90631       N        19991108      20000101       3045.30     20000301
651267092   7.875                  63.64             CA     90266       N        19991014      19991201       2537.75     20000301
651267293   7.875                  80.00             CA     90277       N        19991105      20000101       3381.73     20000301
651267790   7.875                  85.00             CA     90240       N        19991222      20000201       3050.73     20000301
651268156   8.000                  76.25             CA     90621       N        19991015      19991201       2237.99     20000301
651268162   7.625                  88.94             CA     91326       N        19991014      19991201       1951.39     20000401
651268169   8.250                  60.00             CA     91301       N        19991015      19991201       3155.32     20000301
651269269   7.750                  78.67             CA     93555       N        19991108      20000101       2113.42     20000301
651269889   8.000                  89.49             CA     91352       N        19991019      19991201       1937.14     20000301
651271408   8.000                  93.03             CA     92106       N        19991215      20000201       1959.16     20000301
651271568   7.750                  80.00             GA     30338       N        19991123      20000101       2693.72     20000401
651271717   8.375                  80.00             CA     94030       N        20000125      20000301       3313.92     20000301
651271718   7.750                  80.00             CA     95602       N        19991109      20000101       1977.30     20000301
651275209   7.875                  79.77             CA     95135       N        19991104      20000101       3770.37     20000301
651275914   8.750                  68.56             CA     94040       N        19991110      20000101       2179.17     20000301
651276051   7.750                  80.00             CA     92688       N        19991110      20000101       2827.68     20000301
651276170   7.875                  80.00             NJ     7631        N        19991112      20000101       2494.24     20000301
651276330   8.000                  68.28             MT     59754       N        19991201      20000201       3727.53     20000301
651276355   7.875                  53.40             WA     98029       N        19991105      20000101       1993.95     20000301
651276393   8.375                  79.94             NV     89015       N        19991127      20000101       2656.46     20000301
651276610   7.750                  80.00             CA     90019       N        19991126      20000101       2722.37     20000301
651276657   7.875                  79.98             CA     92131       N        19991110      20000101       2549.02     20000301
651276689   8.000                  77.00             CA     92131       N        19991022      19991201       2825.00     20000301
651276695   7.875                  80.00             CA     95020       N        19991115      20000101       4495.44     20000301
651276700   8.250                  78.18             CA     91750       N        20000210      20000401       1803.04     20000401
651276861   7.750                  80.00             NY     12065       N        19991210      20000201       2005.96     20000301
651277073   7.750                  75.53             CA     92009       N        19991112      20000101       2844.16     20000301
651277788   7.500                  73.78             PA     18618       N        19991115      20000101       2321.40     20000301
651278024   7.750                  80.00             CA     94404       N        19991109      20000101       3553.41     20000301
651278616   9.250                  80.00             CA     95490       N        19991026      19991201       493.61      20000301
651279818   7.875                  80.00             CA     92103       N        19991115      20000101       2755.27     20000301
651280509   7.875                  79.99             UT     84004       N        19991112      20000101       3764.57     20000301
651280865   7.875                  80.00             CA     92620       N        19991102      20000101       2059.20     20000301
651281290   8.750                  74.88             CA     91978       N        19991116      20000101       1195.79     20000401
651281388   7.875                  69.38             CA     93065       N        20000118      20000301       2102.71     20000301
651281489   7.875                  64.33             CA     90703       N        19991118      20000101       2066.45     20000301
651281856   7.875                  89.80             CA     92333       N        19991110      20000101       2552.25     20000301
651282009   7.875                  80.00             CA     91381       N        19991104      20000101       1885.19     20000301
651282398   7.750                  80.00             NV     89147       N        19991117      20000101       1834.02     20000301
651282600   7.875                  79.73             CA     92131       N        19991202      20000201       3190.31     20000401
651282816   7.875                  55.91             CA     91325       N        19991122      20000101       1885.19     20000301
651282912   8.500                  95.00             CA     91384       N        19991110      20000101       2213.85     20000301
651282916   8.750                  42.25             CA     90403       N        19991103      20000101       1416.07     20000301
651283189   7.750                  80.00             CA     91711       N        19991108      20000101       1983.03     20000301
651283491   7.750                  73.74             CA     90048       N        19991217      20000201       2614.91     20000401
651283541   7.875                  80.00             CA     91202       N        19991124      20000101       2407.24     20000301
651283577   7.875                  80.00             CA     92886       N        19991117      20000101       2059.20     20000301
651284421   7.875                  59.02             CA     91367       N        20000104      20000301       2610.25     20000401
651284528   7.875                  90.00             PA     15928       N        19991215      20000201       2153.46     20000301
651285672   7.875                  70.00             CA     93551       N        19991110      20000101       2537.75     20000401
651286156   7.875                  83.87             CA     91709       N        19991109      20000101       1885.19     20000301
651286249   7.750                  74.79             CT     6883        N        19991122      20000101       1955.81     20000301
651286530   7.750                  80.00             CA     91107       N        19991207      20000201       1914.26     20000401
651287409   7.875                  75.56             CA     90045       N        19991117      20000101       2465.24     20000301
651288125   7.750                  79.94             CA     94546       N        19991118      20000101       2013.12     20000401
651288317   7.750                  80.00             CA     91344       N        19991206      20000201       2000.23     20000401
651288462   7.875                  76.47             CA     91007       N        19991201      20000201       2356.48     20000401
651288466   7.750                  80.00             CA     90027       N        19991117      20000101       2837.00     20000301
651288545   7.750                  77.44             CA     92886       N        19991109      20000101       2385.66     20000301
651288610   7.750                  80.00             CA     91748       N        19991105      20000101       2194.38     20000401
651288883   7.750                  80.00             CA     94583       N        19991111      20000101       2653.60     20000401
651288933   7.750                  18.03             CA     94010       N        19991115      20000101       2195.81     20000301
651288934   7.875                  75.50             CA     92028       N        19991123      20000101       2189.71     20000301
651288940   7.750                  77.18             CA     93001       N        19991111      20000101       4312.81     20000301
651289046   7.750                  73.00             CA     94901       N        19991108      20000101       2614.91     20000401
651289137   7.750                  74.99             CA     92648       N        19991115      20000101       1907.09     20000301
651289254   7.750                  77.06             CA     91501       N        19991116      20000101       2407.15     20000301
651289274   7.750                  74.17             CA     92211       N        19991111      20000101       2396.40     20000301
651289295   7.750                  71.04             FL     33071       N        19991124      20000101       1857.66     20000401
652000028   7.750                  79.65             CA     92630       N        19991115      20000101       2579.09     20000301
652000076   7.750                  80.00             CA     90245       N        19991110      20000101       2321.18     20000401
652000193   7.875                  90.00             VA     22302       N        19991123      20000101       2101.26     20000401
652000425   7.750                  80.00             FL     33957       N        19991119      20000101       2435.81     20000401
652000443   7.750                  80.00             CA     92807       N        19991123      20000101       2579.09     20000301
652000670   7.750                  80.00             CA     95376       N        19991109      20000101       1948.65     20000401
652000706   7.750                  79.89             CA     91709       N        19991110      20000101       2163.57     20000301
652000749   7.750                  80.00             CA     95762       N        19991109      20000101       2149.24     20000301
652000820   7.750                  88.52             CA     92506       N        19991109      20000101       1839.04     20000301
652000870   7.750                  13.50             CA     91108       N        19991109      20000101       2901.47     20000301
652000889   8.125                  65.12             IL     61201       N        19991203      20000201       2079.00     20000301
652001044   7.750                  75.51             CA     91355       N        19991110      20000101       2407.15     20000301
652001050   7.750                  80.00             CA     93449       N        19991208      20000201       2619.21     20000301
652001454   7.875                  80.00             FL     33076       N        19991209      20000201       2707.41     20000301
652001511   7.875                  79.28             MD     20816       N        19991124      20000101       2385.48     20000301
652001603   8.375                  80.00             CA     94005       N        19991110      20000101       3344.32     20000401
652001731   7.750                  57.86             CA     92887       N        19991116      20000101       2901.47     20000301
652001982   7.750                  80.00             CA     94087       N        19991116      20000101       2579.09     20000401
652002250   7.875                  72.37             CA     92679       N        19991116      20000101       1993.95     20000301
652002282   7.750                  77.67             CA     94596       N        19991110      20000101       3338.49     20000301
652002557   7.750                  89.93             NJ     8550        N        19991130      20000201       2319.25     20000301
652002800   8.000                  80.00             CA     91786       N        19991202      20000201       2054.55     20000301
652002833   8.250                  74.17             CA     95129       N        20000124      20000301       3192.89     20000401
652002917   7.750                  80.00             CA     95051       N        19991201      20000201       1891.33     20000401
652003009   8.375                  88.59             CA     92647       N        19991111      20000101       2154.81     20000301
652003403   7.875                  79.83             CA     92029       N        19991206      20000201       2523.25     20000301
652003525   8.250                  80.00             OH     44060       N        19991209      20000201       2043.45     20000401
652003546   8.125                  87.20             CA     92065       N        19991119      20000101       2427.97     20000301
652004150   7.875                  80.00             CA     94014       N        19991118      20000101       2117.21     20000301
652004383   7.875                  77.22             CA     90254       N        20000103      20000301       3806.62     20000301
652004407   7.875                  90.00             NC     27615       N        19991217      20000201       2120.83     20000401
652004720   7.875                  77.21             CA     92677       N        19991118      20000101       2407.24     20000301
652004781   7.875                  88.89             CA     91350       N        20000110      20000301       2900.28     20000301
652004832   7.875                  77.14             CA     92054       N        19991117      20000101       1957.69     20000301
652004859   7.875                  74.19             MI     48323       N        19991203      20000201       2084.58     20000301
652004889   7.875                  80.00             CA     95008       N        19991228      20000201       2755.27     20000401
652005414   7.875                  80.00             CA     94574       N        19991210      20000201       3726.86     20000401
652006210   7.875                  80.00             CA     94563       N        19991203      20000201       2436.24     20000301
652007190   7.875                  82.79             CA     91354       N        19991124      20000101       2041.08     20000401
652007691   8.125                  75.00             CA     92124       N        19991119      20000101       2004.75     20000301
652010000   8.125                  70.00             CA     90066       N        19991118      20000101       2598.75     20000401
652010293   7.875                  79.75             NY     10983       N        19991213      20000201       2023.82     20000401
652010548   8.000                  69.61             CA     92648       N        19991201      20000201       2604.87     20000301
652010968   8.375                  74.23             CA     90803       N        19991120      20000101       2736.27     20000301
652011273   7.125                  79.02             VA     23220       N        20000110      20000301       1740.89     20000301
652011287   7.500                  90.00             LA     71106       N        19991209      20000201       1982.28     20000301
652012065   8.125                  80.00             CA     92024       N        19991223      20000201       2079.00     20000301
652012360   7.875                  70.41             CA     92101       N        19991214      20000201       2175.21     20000301
652012366   8.250                  80.00             CA     92677       N        19991201      20000201       2602.39     20000401
652012743   8.000                  80.00             CA     91364       N        19991209      20000201       2142.60     20000401
652014046   7.875                  80.00             CA     95030       N        19991213      20000201       4234.41     20000301
652014053   9.000                  94.04             CA     91040       N        19991220      20000201       2413.87     20000401
652014140   7.750                  80.00             CA     94133       N        19991228      20000201       2579.09     20000301
652014389   7.625                  74.66             CA     92679       N        19991206      20000201       2748.01     20000301
652014455   7.875                  33.33             CA     91108       N        19991202      20000201       3625.35     20000401
652014740   8.625                  72.75             FL     32803       N        20000126      20000301       2897.27     20000301
652014766   8.250                  80.00             CA     92660       N        20000201      20000401       2704.56     20000301
652014840   8.750                  47.90             FL     33418       N        19991213      20000201       1235.12     20000301
652015199   8.500                  75.00             OH     45503       N        20000105      20000301       2508.59     20000301
652015620   7.875                  75.00             NM     87501       N        19991216      20000201       3697.86     20000301
652016381   7.875                  79.90             CA     95128       N        19991209      20000201       2436.24     20000401
652016406   7.875                  73.04             IL     60014       N        20000110      20000301       2455.09     20000301
652017020   7.875                  80.00             CA     94005       N        20000107      20000301       2610.25     20000401
652017163   7.875                  80.00             CA     92620       N        19991207      20000201       3190.31     20000401
652017170   8.250                  78.57             CA     92886       N        19991208      20000201       2479.18     20000301
652017243   7.875                  79.59             CA     95051       N        20000107      20000301       1832.26     20000301
652017534   7.875                  89.95             CA     92614       N        19991220      20000201       2806.02     20000301
652017606   8.250                  75.00             CA     94114       N        19991213      20000201       3944.15     20000401
652018155   9.000                  79.98             CA     92694       N        20000216      20000401       2816.18     20000301
652018267   8.125                  77.91             CA     94080       N        20000201      20000401       2487.37     20000401
652018374   7.875                  80.00             CA     94030       N        19991220      20000201       4263.41     20000301
652018422   7.875                  80.00             CA     94560       N        20000122      20000301       2726.27     20000401
652018734   8.000                  61.22             CA     95120       N        19991209      20000201       5503.24     20000301
652018745   7.990                  80.00             CA     90232       N        20000106      20000301       2210.94     20000401
652018786   7.750                  79.75             CA     90024       N        20000103      20000301       2256.70     20000301
652019262   8.125                  32.93             ID     83348       N        19991222      20000201       4083.74     20000301
652019313   7.875                  89.55             FL     33331       N        20000128      20000301       2610.25     20000301
652019629   8.250                  50.00             MI     49201       N        19991214      20000201       4507.60     20000301
652020741   7.875                  76.72             CA     92057       N        20000103      20000301       2102.71     20000301
652020800   8.125                  80.00             NV     89511       N        19991221      20000201       2138.40     20000301
652020830   7.875                  52.89             CA     93111       N        20000103      20000301       3255.57     20000301
652020842   8.375                  80.00             CA     95037       N        19991220      20000201       1976.19     20000301
652021281   8.500                  80.00             NY     11768       N        20000210      20000401       2691.20     20000301
652022016   7.500                  89.12             IL     60563       N        19991223      20000201       2866.43     20000301
652022256   7.875                  79.87             CA     90277       N        20000103      20000301       4343.17     20000301
652022572   7.875                  80.00             NJ     7070        N        20000203      20000401       1885.19     20000401
652022968   9.500                  80.00             CA     93230       N        20000118      20000301       571.79      20000301
652023029   8.125                  74.44             CA     93063       N        19991216      20000201       1989.90     20000301
652023103   8.250                  80.00             CA     91362       N        20000111      20000301       4657.86     20000301
652023247   7.875                  45.45             CA     94507       N        20000103      20000301       2537.75     20000301
652023407   8.500                  89.04             NJ     7087        N        20000301      20000501       2498.97     20000401
652023467   7.875                  80.00             RI     2840        N        20000125      20000301       2337.63     20000301
652023471   7.875                  80.00             TN     38017       N        19991230      20000201       2154.91     20000301
652023493   8.250                  66.26             CA     91316       N        20000110      20000301       2847.31     20000301
652023623   7.625                  90.00             TX     78248       N        19991230      20000201       1911.05     20000301
652023753   7.875                  80.00             CA     95765       N        20000105      20000301       2131.71     20000301
652024044   8.125                  72.02             CA     94901       N        19991215      20000201       2647.01     20000401
652024078   8.250                  80.00             CA     91361       N        20000113      20000301       2746.64     20000501
652024840   7.875                  50.00             CA     91362       N        20000107      20000301       2900.28     20000401
652026331   7.990                  75.90             CA     92782       N        20000110      20000301       2345.82     20000301
652026371   7.750                  60.36             CA     93105       N        20000104      20000301       2399.99     20000301
652026378   8.500                  88.83             OR     97068       N        20000113      20000301       2629.69     20000301
652026743   8.500                  75.00             CT     6877        N        20000210      20000401       4613.49     20000301
652026936   8.250                  80.00             CA     94555       N        20000112      20000301       2283.86     20000301
652027760   8.125                  80.00             CA     95051       N        19991222      20000201       2286.90     20000401
652028069   9.625                  74.90             CA     92679       N        20000119      20000301       3246.96     20000301
652028673   8.250                  78.79             CA     92692       N        19991224      20000201       1953.30     20000301
652028710   7.750                  80.00             CA     90272       N        20000110      20000301       4298.48     20000301
652029303   8.375                  79.99             CA     92677       N        20000209      20000401       4311.13     20000401
652029493   8.250                  10.94             CA     90402       N        19991223      20000201       2629.44     20000301
652029606   8.000                  80.00             CA     92691       N        19991222      20000201       1937.14     20000301
652029626   8.750                  70.00             NY     11375       N        20000207      20000401       2120.16     20000401
652030426   8.250                  79.76             CA     92679       N        19991224      20000201       2516.75     20000301
652030716   7.990                  78.57             CA     96143       N        20000120      20000301       2015.94     20000401
652032212   8.000                  80.00             CA     93035       N        20000117      20000301       2553.51     20000301
652032578   7.990                  79.01             CA     91709       N        20000104      20000301       2345.82     20000401
652032744   7.990                  78.90             CA     91910       N        20000106      20000301       2111.24     20000301
652032937   7.990                  80.00             CA     90036       N        20000121      20000301       2902.95     20000301
652033080   7.990                  90.00             NY     11423       N        20000131      20000301       2639.05     20000301
652033120   7.990                  80.00             CA     92646       N        20000201      20000401       2345.82     20000401
652033169   7.990                  80.00             CA     91604       N        20000118      20000301       2228.53     20000301
652033340   7.990                  80.00             VA     20112       N        20000128      20000301       1975.92     20000301
652033638   7.990                  79.26             CA     90706       N        20000107      20000301       2074.22     20000301
652033876   7.990                  61.17             CA     92661       N        20000118      20000301       2886.46     20000301
652033890   7.990                  76.71             CA     92886       N        20000104      20000301       2052.59     20000301
652033965   7.990                  80.00             CA     94109       N        20000113      20000301       1876.66     20000301
652034067   7.990                  54.53             CA     94044       N        20000106      20000301       1898.65     20000301
652034088   7.990                  80.00             CA     94552       N        20000107      20000301       2462.38     20000301
652034193   7.990                  84.98             CA     92831       N        20000106      20000301       2793.73     20000301
652034440   8.500                  77.19             CA     90291       N        20000104      20000301       3383.22     20000401
652034578   8.125                  80.00             CA     92620       N        20000117      20000301       3294.46     20000301
652034619   8.250                  70.50             CA     91750       N        20000104      20000301       2134.35     20000301
652034861   8.250                  70.00             CA     95051       N        20000107      20000301       2524.26     20000301
652035536   8.250                  79.90             CA     94513       N        20000125      20000301       2178.68     20000401
652037627   8.250                  56.00             CA     91364       N        20000111      20000301       2103.55     20000301
652038118   8.250                  79.41             WI     54449       N        20000112      20000301       2535.53     20000301
652040368   8.375                  69.85             CA     94070       N        20000209      20000401       3610.35     20000401
652040981   8.375                  85.00             VA     24121       N        20000302      20000501       2228.92     20000401
652041523   8.250                  80.00             CA     90277       N        20000202      20000401       3539.97     20000301
652041615   8.750                  80.00             CA     91401       N        20000119      20000301       2517.45     20000301
652041797   9.250                  80.00             SC     29910       N        20000308      20000501       1283.38     20000401
652042913   8.500                  80.00             CA     91709       N        20000210      20000401       2183.72     20000401
652042964   8.750                  89.55             CA     90277       N        20000120      20000301       2360.11     20000301
652044845   8.375                  80.00             CA     92887       N        20000208      20000401       2851.80     20000301
652047067   8.500                  90.00             CA     92808       N        20000207      20000401       2069.15     20000301
652048417   8.500                  80.00             AK     99516       N        20000215      20000401       2552.80     20000301
652063935   8.500                  80.00             MS     38606       N        20000315      20000501       2306.75     20000401


                                    EXHIBIT F

                           FORM OF REQUEST FOR RELEASE

To:   Escrow Bank USA
      100 Witmer Road

      Horsham, Pennsylvania 19044
      Attn:  [__________]

      Re: Custodial Agreement dated as of April 28, 2000 by and among GMAC Mortgage Corporation, as Servicer, Norwest
           Bank Minnesota, National Association, as Trustee and
           Escrow Bank USA, as Custodian

In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reasons for Requesting Documents (check one):



-------- 1.    Mortgage Paid in Full

-------- 2.    Foreclosure

-------- 3.    Substitution

-------- 4.    Other Liquidation

-------- 5.    Non-liquidation


                                          By: ____________________
                                              (authorized signer)

                                          Servicer: ______________

                                          Address: _______________



                                          Date: __________________
Custodian

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF               )
                       )   ss.:
COUNTY OF              )
           [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the GMACM Mortgage Pass-Through Certificates, Series 2000-J1, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of________] [the United States], on behalf of which he makes this affidavit and agreement.

     2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable


                                      G-1-1
for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in Treasury regulations), or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

     6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

     7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

     8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

     9. The Owner's Taxpayer Identification Number is _______________________.

     10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

     11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

     12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person

                                      G-1-2
from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

     13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

     14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


                                      G-1-3

           IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this 28th day of April, 2000.

                               [NAME OF OWNER]



                               By:_______________________
                                   [Name of Officer]
                                   [Title of Officer]
[Corporate Seal]

ATTEST:
_________________________
[Assistant] Secretary

           Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

           Subscribed and sworn before me this 28th day of April, 2000.


                                ________________________
                                   NOTARY PUBLIC



                               COUNTY OF_______________
                                    STATE OF___________

                                My Commission expires the __ day
                                of _____________, 20__ .


                                      G-1-4

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE

                                        ______________  ,  20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

Attention:  Residential Asset Mortgage Products, Inc.,  Series
2000-J1

           Re:  GMACM Mortgage Pass-Through Certificates,
                Series 2000-J1, Class R
                --------------------------------
Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Seller") to __________________________ (the "Purchaser")
of $_____ Initial Certificate Principal Balance of GMACM Mortgage Pass-Through Certificates, Series 2000-J1, Class R (the "Certificates"), pursuant to Section
5.02  of the  Pooling  and  Servicing  Agreement  (the  "Pooling  and  Servicing
Agreement"), dated as of April 28, 2000 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), GMAC Mortgage Corporation, as servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may

                                     G-2-1
     not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

     4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                               Very truly yours,

                               ___________________________
                                    (Seller)

                               By:_________________________

                              Name:________________________

                              Title:_______________________

                                   EXHIBIT H-1


                     FORM OF INVESTOR REPRESENTATION LETTER


                                                    _______________ , 20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

GMAC Mortgage Corporation
100 Witmer Road
Horsham, Pennsylvania  19044

Attention:  Residential Asset Mortgage Products, Inc. Series
2000-J1

           RE:  GMACM Mortgage Pass-Through Certificates,
                Series 2000-J1, [Class B-]

Ladies and Gentlemen:

     _____________  (the  "Purchaser")  intends to purchase from  ______________
___________________________  (the  "Seller")  $___________  Initial  Certificate
Principal Balance of GMACM Mortgage Pass-Through Certificates, Series 2000-J1, Class__ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 28, 2000 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), GMAC Mortgage Corporation, as Servicer (the "Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Servicer that:

     1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

     2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

     3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

     4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Private Placement Memorandum, dated April 28, 2000, relating to the Certificates [(b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

     5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law,



                                     H-1-2
or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     6. The Purchaser

     (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

     (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

      In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.

                               Very truly yours,

                               __________________________




                                 By:______________________

                                Name:_____________________

                                Title:____________________

                                     H-1-3

                                   EXHIBIT H-2


                       FORM OF ERISA REPRESENTATION LETTER


                           __________ , 200_

GMAC Mortgage Corporation
100 Witmer Road
Horsham, Pennsylvania  19044

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

Attention: GMAC Mortgage Corporation Series 2000-J1

           Re:  GMACM Mortgage Pass-Through

                Certificates, Series 2000-J1,
                [Class A-6] [Class M-]
                __________________________________

Ladies and Gentlemen:

________________________________  (the  "Purchaser")  intends to  purchase  from
____________________  (the "Seller") $  __________________  Initial  Certificate
Principal Balance of GMACM Mortgage Pass-Through Certificates, Series 2000-J1, Class M-____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 28, 2000, among Residential Asset Mortgage Products, Inc., as seller (the "Company"), GMAC Mortgage Corporation, as Servicer (the "Servicer") and Norwest Bank Minnesota,
National Association, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Servicer that either:

     (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. 2510.3-101; or

     (b) The Purchaser is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account"
(within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), ), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                               Very truly yours,

                                _____________________________



                                By:__________________________

                                Name:________________________

                                Title:_______________________


                                     H-2-2

                                   EXHIBIT H-3

                              FORM OF ERISA LEGEND

      Each beneficial owner of a book-entry [Class A-6 Certificate] [Class M Certificate] (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either:

           (a) it is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

           (b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

      Any purported beneficial owner of a book-entry Class M Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

                                    EXHIBIT I

             FORM OF TRANSFEROR REPRESENTATION LETTER


                                                              _______, 20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

Attention: Residential Asset Mortgage Products, Inc.,  Series
2000-J1

           Re:  GMACM Mortgage Pass-Through
                Certificates,
                Series 2000-J1, [Class B-]
                _________________________________

Ladies and Gentlemen:

     In connection with the sale by _________ (the "Seller") to _____________ (the "Purchaser") of $___________ Initial Certificate Principal Balance of GMACM Mortgage Pass-Through Certificates, Series 2000-J1, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 28, 2000, among Residential Asset Mortgage Products, Inc., as seller (the "Company"), GMAC Mortgage Corporation, as Servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

           Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                               Very truly yours,

                               ___________________________
                               (Seller)

                               By:________________________

                               Name:______________________

                               Title:_____________________

                                    EXHIBIT J

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

           The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

     2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of April 28, 2000 among GMAC Mortgage Corporation as Servicer, Residential Asset Mortgage Products, Inc. as depositor pursuant to
Section 5.02 of the Agreement and Norwest Bank Minnesota, National Association, as trustee), as follows:

     (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

     (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

     (c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

     (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

     (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

           [3.  The Buyer

     (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R.ss.2510.3-101; or

     (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.]

     4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

           IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

___________________________         ______________________________
Print Name of Seller                Print Name of Buyer
By:________________________         By:___________________________
  Name:                               Name:
  Title:                              Title:
Taxpayer Identification             Taxpayer Identification:
No.________________________         No:___________________________

Date:______________________         Date:_________________________

                                               ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

           The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
           (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

--         Investment Adviser.   The Buyer is an investment adviser
           registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

--         Trust  Fund.  The Buyer is a trust  fund  whose  trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

           3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

           4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

           5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

 ________    _________     Will the Buyer be purchasing  the Rule 144A
  YES           NO         Securities only for the Buyer's own account?

           6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

           7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.
                               ______________________________
                               Print Name of Buyer

                               By: __________________________
                                   Name:
                                   Title:


                               Date:_________________________

                                               ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

           The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

           1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

           2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and
 (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

--   The  Buyer  owned  $_________  in  securities   (other  than  the  excluded
     securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

           3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

           4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
 (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

           5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

           6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.
                               ______________________________
                               Print Name of Buyer

                               By: __________________________
                                   Name:
                                   Title:


                               IF AN ADVISER:


                               _______________________________
                               Print Name of Buyer

                               Date:__________________________

                                    EXHIBIT K

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                              _________, 20___

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

Attention:  Residential Asset Mortgage Products, Inc., Series
2000-J1

           Re:  GMACM Mortgage Pass-Through
                Certificates, Series 2000-J1 Assignment of Mortgage Loan
                ________________________________________________________


Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by Norwest Bank Minnesota, National Association (the "Trustee") to ________________ (the "Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 28, 2000 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), GMAC Mortgage Corporation, as Servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Servicer and the Trustee that:

     (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

     (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

     (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

     (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                               Very truly yours,


                               __________________________
                               (Lender)

                               By:_______________________

                               Name:_____________________

                               Title:____________________

                                    EXHIBIT L

                         SCHEDULE OF DISCOUNT FRACTIONS


    Loan          4/1/00
   Number    Scheduled Balance      Net Rate     PO Amount   Discount Fraction
--------------------------------------------------------------------------------
   120384904         271589.15         7.491      325.91          0.12000000
   121865109         347348.41         7.366     6205.96          1.78666667
   121931208         289064.05         6.866    24435.55          8.45333333
   122447204         319546.84         7.491      383.46          0.12000000
   122494008         300352.12         7.241    10372.16          3.45333333
   122585904         550674.33         7.491      660.81          0.12000000
   122929003         498501.71         7.241    17214.93          3.45333333
   123162901         278550.61         7.491      334.26          0.12000000
   123661704         317004.44         7.491      380.41          0.12000000
   124851700         299144.80         7.491      358.97          0.12000000
   126347004         249508.92         7.241     8616.37          3.45333333
   126349000         823645.36         7.491      988.37          0.12000000
   126504000         299144.80         7.491      358.97          0.12000000
   126570506         295113.02         7.241    10191.24          3.45333333
   126597707         318797.62         7.241    11009.14          3.45333333
   126626407         272865.75         7.366     4875.20          1.78666667
   126676600         597855.06         7.491      717.43          0.12000000
   126693704         266121.03         7.366     4754.70          1.78666667
   126746007         390124.01         7.241    13472.28          3.45333333
   126826502         264205.91         7.241     9123.91          3.45333333
   126877901         345761.57         7.491      414.91          0.12000000
   126879501         271284.61         7.241     9368.36          3.45333333
   126919802         295134.84         7.366     5273.08          1.78666667
   126921303         312706.04         7.491      375.25          0.12000000
   126960202         327515.65         7.241    11310.21          3.45333333
   126966803         307077.03         7.241    10604.39          3.45333333
   127025302         647953.42         7.116    33175.22          5.12000000
   127042208         263205.67         7.491      315.85          0.12000000
   127051704         280826.76         7.366     5017.44          1.78666667
   127066603         259181.31         6.991    17589.77          6.78666667
   127099000         279304.63         7.116    14300.40          5.12000000
   127177509         431388.21         7.491      517.67          0.12000000
   127233609         415831.03         7.366     7429.51          1.78666667
   127265106         499609.94         6.991    33906.86          6.78666667
   127291904         395156.07         7.491      474.19          0.12000000
   127327104         291377.70         7.491      349.65          0.12000000
   127338200         374129.02         7.366     6684.44          1.78666667
   127482206         448292.60         7.491      537.95          0.12000000
   127507002         474933.55         7.241    16401.04          3.45333333
   127526507         255254.85         7.491      306.31          0.12000000
   127646404         462538.96         6.991    31390.98          6.78666667
   127669406         305347.87         7.491      366.42          0.12000000
   127673903         406807.49         7.366     7268.29          1.78666667
   164580300         321060.80         7.491      385.27          0.12000000
   165389800         642874.69         7.366    11486.03          1.78666667
   168439602         397260.49         7.241    13718.73          3.45333333
   499927804         374535.76         6.991    25418.49          6.78666667
   500007000         340273.29         7.491      408.33          0.12000000
   500049408         267236.00         7.491      320.68          0.12000000
   500061007         284058.12         7.241     9809.47          3.45333333
   500078308         396752.67         7.491      476.10          0.12000000
   500087002         321712.93         7.491      386.06          0.12000000
   500317607         395082.65         7.116    20228.23          5.12000000
   500342209         363163.95         7.116    18593.99          5.12000000
   500350707         339225.92         7.366     6060.84          1.78666667
   500365200         399058.20         6.991    27082.75          6.78666667
   500381504         284187.55         7.491      341.03          0.12000000
   500417308         377984.22         7.366     6753.32          1.78666667
   500440706         343412.97         7.491      412.10          0.12000000
   500485008         284586.13         7.366     5084.61          1.78666667
   500539606         299327.87         7.241    10336.79          3.45333333
   500562509         297348.81         7.366     5312.63          1.78666667
   500629209         371207.22         7.491      445.45          0.12000000
   500637202         390527.05         7.241    13486.20          3.45333333
   500679501         311335.10         7.491      373.60          0.12000000
   500759402         389415.73         7.366     6957.56          1.78666667
   500813902         371825.02         7.491      446.19          0.12000000
   500815303         359592.57         7.241    12417.93          3.45333333
   500828405         647545.97         7.241    22361.92          3.45333333
   500830401         605070.07         7.366    10810.59          1.78666667
   500875000         359400.52         7.116    18401.31          5.12000000
   500901301         298164.64         7.366     5327.21          1.78666667
   500951504         286388.36         7.491      343.67          0.12000000
   500955307         314178.09         7.491      377.01          0.12000000
   500965603         494298.99         7.491      593.16          0.12000000
   500969100         194723.84         7.491      233.67          0.12000000
   500985007         318313.33         7.116    16297.64          5.12000000
   501015101         299575.15         7.491      359.49          0.12000000
   501035109         292274.94         7.366     5221.98          1.78666667
   501071104         331313.62         7.366     5919.47          1.78666667
   501395503         276799.51         7.366     4945.48          1.78666667
   501500003         341392.38         7.491      409.67          0.12000000
   501661409         320000.00         7.491      384.00          0.12000000
   501664106         300987.41         7.491      361.18          0.12000000
   501705206         299788.26         7.491      359.75          0.12000000
   600010578         293253.36         7.366     5239.46          1.78666667
   600015711         283673.86         7.491      340.41          0.12000000
   600016764         273816.45         7.491      328.58          0.12000000
   600017122         366684.45         7.491      440.02          0.12000000
   600017129         259055.94         7.366     4628.47          1.78666667
   600017130         278082.26         7.241     9603.11          3.45333333
   600017137         298223.75         7.366     5328.26          1.78666667
   600017144         441045.39         7.366     7880.01          1.78666667
   600017226         328092.37         7.366     5861.92          1.78666667
   600017229         331510.62         7.491      397.81          0.12000000
   600017239         276142.38         7.366     4933.74          1.78666667
   600017284         311881.04         7.491      374.26          0.12000000
   600017384         322326.80         7.366     5758.91          1.78666667
   600017461         553713.44         7.491      664.46          0.12000000
   600017481         258768.29         7.491      310.52          0.12000000
   600017482         303487.31         7.491      364.18          0.12000000
   600017485         264052.63         7.491      316.86          0.12000000
   600017486         396574.09         7.491      475.89          0.12000000
   600017489         290956.11         7.491      349.15          0.12000000
   600017625         262863.82         7.491      315.44          0.12000000
   600017710         286472.21         7.491      343.77          0.12000000
   600017954         261489.10         6.616    30820.85         11.78666667
   600018390         300120.23         7.366     5362.15          1.78666667
   600019426         748319.71         7.241    25841.97          3.45333333
   600019449         348688.62         7.241    12041.38          3.45333333
   600020538         289529.80         7.241     9998.43          3.45333333
   600023221         269809.15         7.366     4820.59          1.78666667
   600023229         279593.41         7.366     4995.40          1.78666667
   600023233         370268.58         7.241    12786.61          3.45333333
   600023234         349235.20         7.366     6239.67          1.78666667
   650142902         272376.59         7.491      326.85          0.12000000
   651177973         372206.89         7.366     6650.10          1.78666667
   651204514         325004.01         7.491      390.00          0.12000000
   651205462         360342.47         7.491      432.41          0.12000000
   651207994         530483.44         7.491      636.58          0.12000000
   651225319         276409.78         7.491      331.69          0.12000000
   651227757         378916.75         7.491      454.70          0.12000000
   651229127         280593.31         7.491      336.71          0.12000000
   651231748         297931.10         7.491      357.52          0.12000000
   651232580         263155.86         7.491      315.79          0.12000000
   651237091         264244.55         7.491      317.09          0.12000000
   651239354         283981.15         7.491      340.78          0.12000000
   651239523         334798.84         7.491      401.76          0.12000000
   651241105         292749.71         7.491      351.30          0.12000000
   651241459         278518.72         7.491      334.22          0.12000000
   651241888         298927.54         7.491      358.71          0.12000000
   651242446         386513.30         7.491      463.82          0.12000000
   651242999         358713.04         7.491      430.46          0.12000000
   651245764         306770.65         7.491      368.12          0.12000000
   651246184         381388.72         7.366     6814.15          1.78666667
   651246362         613897.53         7.491      736.68          0.12000000
   651253269         282932.89         7.241     9770.62          3.45333333
   651253584         286567.24         7.491      343.88          0.12000000
   651253653         272945.71         7.491      327.53          0.12000000
   651254125         281436.29         7.491      337.72          0.12000000
   651255131         303133.38         7.491      363.76          0.12000000
   651255585         333552.02         7.491      400.26          0.12000000
   651256530         527706.76         7.491      633.25          0.12000000
   651256532         380634.39         7.491      456.76          0.12000000
   651256624         538069.58         7.491      645.68          0.12000000
   651257755         378916.75         7.491      454.70          0.12000000
   651257942         348552.39         7.241    12036.68          3.45333333
   651258271         328618.97         7.491      394.34          0.12000000
   651258574         278201.87         7.491      333.84          0.12000000
   651258615         564973.06         7.491      677.97          0.12000000
   651259393         269034.76         7.491      322.84          0.12000000
   651259848         298924.92         7.491      358.71          0.12000000
   651260052         448309.14         7.241    15481.61          3.45333333
   651260749         378641.55         7.491      454.37          0.12000000
   651260961         527803.38         7.491      633.36          0.12000000
   651261455         306101.80         7.491      367.32          0.12000000
   651261475         289152.35         7.366     5166.19          1.78666667
   651261709         348848.45         7.491      418.62          0.12000000
   651262001         269433.36         7.491      323.32          0.12000000
   651263348         374901.02         7.366     6698.23          1.78666667
   651264673         362962.32         7.491      435.55          0.12000000
   651264878         267236.00         7.491      320.68          0.12000000
   651265457         299144.80         7.491      358.97          0.12000000
   651265474         298940.61         7.366     5341.07          1.78666667
   651268162         274040.60         7.366     4896.19          1.78666667
   651269269         294159.05         7.491      352.99          0.12000000
   651271568         374928.12         7.491      449.91          0.12000000
   651271718         275213.22         7.491      330.26          0.12000000
   651276051         393107.17         7.491      471.73          0.12000000
   651276610         378916.75         7.491      454.70          0.12000000
   651276861         279403.28         7.491      335.28          0.12000000
   651277073         395848.17         7.491      475.02          0.12000000
   651277788         328351.36         7.241    11339.07          3.45333333
   651278024         494586.07         7.491      593.50          0.12000000
   651282398         255170.22         7.491      306.20          0.12000000
   651283189         276010.94         7.491      331.21          0.12000000
   651283491         364222.14         7.491      437.07          0.12000000
   651286249         272221.76         7.491      326.67          0.12000000
   651286530         266630.56         7.491      319.96          0.12000000
   651288125         280198.96         7.491      336.24          0.12000000
   651288317         278604.98         7.491      334.33          0.12000000
   651288466         394871.12         7.491      473.85          0.12000000
   651288545         332050.71         7.491      398.46          0.12000000
   651288610         305426.82         7.491      366.51          0.12000000
   651288883         369344.10         7.491      443.21          0.12000000
   651288933         305626.26         7.491      366.75          0.12000000
   651288940         600283.89         7.491      720.34          0.12000000
   651289046         362404.15         7.491      434.88          0.12000000
   651289137         265441.15         7.491      318.53          0.12000000
   651289254         335042.18         7.491      402.05          0.12000000
   651289274         333546.46         7.491      400.26          0.12000000
   651289295         258560.82         7.491      310.27          0.12000000
   652000028         358973.76         7.491      430.77          0.12000000
   652000076         322354.14         7.491      386.82          0.12000000
   652000425         339030.74         7.491      406.84          0.12000000
   652000443         358973.76         7.491      430.77          0.12000000
   652000670         271224.60         7.491      325.47          0.12000000
   652000706         301139.09         7.491      361.37          0.12000000
   652000749         299144.80         7.491      358.97          0.12000000
   652000820         255968.20         7.491      307.16          0.12000000
   652000870         403845.49         7.491      484.61          0.12000000
   652001044         335042.18         7.491      402.05          0.12000000
   652001050         364820.86         7.491      437.79          0.12000000
   652001731         403845.49         7.491      484.61          0.12000000
   652001982         358973.76         7.491      430.77          0.12000000
   652002282         464671.57         7.491      557.61          0.12000000
   652002557         323040.09         7.491      387.65          0.12000000
   652002917         263437.40         7.491      316.12          0.12000000
   652011273         257985.49         6.866    21808.37          8.45333333
   652011287         282864.84         7.241     9768.27          3.45333333
   652014140         359232.80         7.491      431.08          0.12000000
   652014389         387401.62         7.366     6921.58          1.78666667
   652018786         314553.91         7.491      377.46          0.12000000
   652022016         409031.56         7.241    14125.22          3.45333333
   652023623         269409.99         7.366     4813.46          1.78666667
   652026371         334525.57         7.491      401.43          0.12000000
   652028710         599150.31         7.491      718.98          0.12000000

                                              972,378.01

                                    EXHIBIT M

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT


o (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

o the amount of such distribution to Holders of such Class of Certificates allocable to interest;

o if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

o    the amount of any Advance by the Servicer pursuant to Section 4.04;

o the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

o the Guaranteed Distribution for such Distribution Date, and the respective portions thereof allocable to principal and interest for the Insured Certificates;

o the amount of any Ambac Insurance Payment made on such Distribution Date, the amount of any reimbursement payment made to Ambac on such Distribution Date pursuant to Section 4.02(a)(xvi) and the amount of Cumulative Insurance Payments after giving effect to any such Ambac Insurance Payment or any such reimbursement payment to Ambac;

o the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

o on the basis of the most recent reports furnished to it by the Servicer, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

o on the basis of the most recent reports furnished to it by the Servicer, the number, aggregate principal balance and book value of any REO Properties;

o the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

o the Pass-Through Rate with respect to the Class IO Certificates, if any, thereof;

o the occurrence of the Credit Support Depletion Date and the Accretion Termination Date;

o the related Senior Accelerated Distribution Percentage applicable to such distribution;

o    the related Senior Percentage for such Distribution Date;

o the amount of Realized Losses allocated on such Distribution Date and the cumulative amount of Realized Losses as of such Distribution Date; and

o if any of the Class M Certificates are held by a Depository, a legend substantially in the form of Exhibit H-3, referencing such Certificates.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

                                    EXHIBIT N

                          FORM OF INITIAL CERTIFICATION

                                 April __, 2000


Norwest Bank Minnesota, National Association      GMAC   Mortgage Corporation
11000 Broken Land Parkway                         100 Witmer Road
Columbia, Maryland  21044                         Horsham, Pennsylvania  19044

Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York  10004
Attention: Structured Finance -
Mortgage Backed Securities  (GMACM
Mortgage Pass-Through Certificates,
Series 2000-J1)

Attention:  Residential Asset Mortgage Products, Inc., Series 2000-J1

           Re:Custodial  Agreement  dated as of April  28,  2000,  by and  among
              Norwest Bank Minnesota, National Association, as Trustee, GMAC Mortgage Corporation, as Servicer, and Escrow Bank USA, as Custodian
              _________________________________________________________________

Ladies and Gentlemen:

In accordance with Section 2.2 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or an original lost note affidavit with a copy of the related Mortgage Note, if available) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received to the extent required in Section 2.01(b) of the Pooling Agreement, subject to the provisions of Section 2.01(c) of the Pooling Agreement, and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned thereto in the above-captioned Custodial Agreement.

                                    ESCROW BANK USA, as Custodian



                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                    EXHIBIT O

                           FORM OF FINAL CERTIFICATION

________, 2000

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044

Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York  10004
Attention: Structured Finance -
Mortgage Backed Securities  (GMACM
Mortgage Pass-Through Certificates,
Series 2000-J1)

GMAC Mortgage Corporation
100 Witmer Road
Horsham, Pennsylvania  19044

Attention:  Residential Asset Mortgage Products, Inc., Series
2000-J1

           Re: Custodial Agreement dated as of April 28, 2000, by
               and among Norwest Bank Minnesota, National
               Association, as Trustee, GMAC Mortgage Corporation,
               as Servicer, and Escrow Bank USA, as Custodian
               __________________________________________________________

Ladies and Gentlemen:

     In accordance with the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative
Loan):

     The original Mortgage Note, endorsed without recourse in blank, or in the name of the Trustee as trustee, and signed by an authorized officer (which endorsement shall contain either an original signature or a facsimile signature of an authorized officer of the Seller, and if in the form of an allonge, the allonge shall be stapled to the Mortgage Note), with all intervening endorsements showing a complete chain of title from the originator to the Seller. If the Mortgage Loan was acquired by the endorser in a merger, the endorsement must be by "___________, successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the endorser while doing business under another name, the endorsement must be by "________________ formerly known as [previous name]";

     The original Mortgage, noting the presence of the MIN of the Mortgage Loan, if the Mortgage is registered on the MERS(R) System, and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

     The original of any guarantee executed in connection with the Mortgage Note, if applicable;

     Any rider or the original of any modification agreement executed in connection with the related Mortgage Note or Mortgage, with evidence of recording if required by applicable law;

     Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment or Assignments of the Mortgage (which may be included in a blanket assignment or assignments) from the Seller to "Norwest Bank Minnesota, National Association, as Trustee under that certain Pooling and Servicing Agreement dated as of April 28, 2000, for GMACM Mortgage Pass-Through Certificates, Series 2000-J1" c/o the Servicer at an address specified by the Servicer, and signed by an authorized officer, which assignment shall be in form and substance acceptable for recording. If the Mortgage Loan was acquired by the assignor in a merger, the assignment must be by "____________ , successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the assignor while doing business under another name, the assignment must be by " formerly known as [previous name]";

     Originals of all intervening assignments of mortgage, which together with Mortgage shows a complete chain of title from the originator to the Seller (or to MERS, if the Mortgage Loan is registered on the MERS(R) System, and which notes the presence of a MIN), with evidence of recording thereon;

     The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, (i) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured,
(ii) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally or (iii) other evidence of title insurance acceptable to Fannie Mae or Freddie Mac, in accordance with the Fannie Mae Seller/Servicer Guide or Freddie Mac Seller/Servicer Guide, respectively;

     A certified true copy of any power of attorney, if applicable; and

     Originals of any security agreement, chattel mortgage or the equivalent executed in connection with the Mortgage, if any;

and (II) with respect to each Cooperative Loan so assigned:

          (i)  The original  Mortgage  Note,  endorsed  without  recourse to the
               order  of  the  Trustee   and   showing  an  unbroken   chain  of
               endorsements from the originator thereof to the Seller;

     A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

     The  related  Cooperative  Stock  Certificate,   representing  the  related
Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

     The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

 The Security Agreement;

     Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

     Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

     An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

     The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

     An executed UCC-1 financing statement showing the Seller as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans. Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                          ESCROW BANK USA, as Custodian

                          By:___________________________
                          Name:_________________________
                          Title:________________________

                                    EXHIBIT P

                                  AMBAC POLICY

                               (See Exhibit 10.3)